Execution Copy

[Conventional/FHA/VA/RHS]

GOLDMAN SACHS MORTGAGE COMPANY

Purchaser

and

WELLS FARGO BANK, N.A.

Company

AMENDED AND RESTATED

MASTER SELLER’S WARRANTIES AND SERVICING AGREEMENT

Dated as of March 1, 2006

TABLE OF CONTENTS

ARTICLE I

DEFINITIONS

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF MORTGAGE
FILES; BOOKS AND RECORDS; DELIVERY OF DOCUMENTS

ARTICLE III

REPRESENTATIONS AND WARRANTIES REMEDIES AND BREACH

Section 3.01	Company Representations and Warranties.	25
Section 3.02	Representations and Warranties Regarding Individual Mortgage Loans.	28
Section 3.03	Repurchase.	45

ARTICLE IV

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

ARTICLE V

PAYMENTS TO PURCHASER

Section 5.01	Remittances.	67
Section 5.02	Statements to Purchaser.	68
Section 5.03	Monthly Advances by Company.	68

ARTICLE VI

GENERAL SERVICING PROCEDURES

ARTICLE VII

COMPANY TO COOPERATE

Section 7.01	Provision of Information.	74
Section 7.02	Financial Statements; Servicing Facility.	74

ARTICLE VIII

THE COMPANY

Section 8.01	Indemnification; Third Party Claims.	75
Section 8.02	Merger or Consolidation of the Company.	75

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Section 8.03	Limitation on Liability of Company and Others.	76
Section 8.04	Limitation on Resignation and Assignment by Company.	76

ARTICLE IX

SECURITIZATION TRANSACTION

Section 9.01	Removal of Mortgage Loans from Inclusion Under this Agreement Upon a Securitization Transaction.	77

ARTICLE X

DEFAULT

Section 10.01	Events of Default.	89
Section 10.02	Waiver of Defaults.	91

ARTICLE XI

TERMINATION

Section 11.01	Termination.	91
Section 11.02	Termination Without Cause.	91
Section 11.03	Termination With Cause.	92

ARTICLE XII

MISCELLANEOUS PROVISIONS

Section 12.08	Execution; Successors and Assigns.	95
Section 12.09	Recordation of Assignments of Mortgage.	95
Section 12.10	Assignment by Purchaser.	95
Section 12.11	Solicitation of Mortgagor.	96
Section 12.12	General Interpretive Principles.	96

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EXHIBITS

Exhibit A	Mortgage Loan Schedule
Exhibit B	Contents of Each Mortgage File
Exhibit C	Form of Custodial Agreement
Exhibit D	Form of Opinion of Counsel
Exhibit E	Items to Be Included in Monthly Remittance Advice
Exhibit F	Forms of Assignment, Assumption and Recognition Agreement
Exhibit G	Form of Seller’s Officer’s Certificate
Exhibit H	Process Guidelines
Exhibit I	Form of Freddie Mac Amendment
Exhibit J	Form of Fannie Mae Assignment, Assumption and Recognition Agreement
Exhibit K	Form of Assignment and Conveyance Agreement
Exhibit L	Form of Indemnification Agreement
Exhibit M	Servicing Criteria to be addressed in Assessment of Compliance
Exhibit N	Sarbanes Certificate

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This is an Amended and Restated Master Seller’s Warranties and Servicing Agreement for various residential first and second lien mortgage loans, dated and effective as of March 1, 2006 and is executed between Goldman Sachs Mortgage Company, as purchaser (the “Purchaser”), and Wells Fargo Bank, N.A., as seller and servicer (the “Company”).

WITNESSETH:

WHEREAS, the Purchaser and the Company are parties to that certain Master Seller’s Warranties and Servicing Agreement, dated October 1, 2004 (the “Master Agreement”), between the Purchaser and the Company;

WHEREAS, the Company and the Purchaser wish to amend certain provisions of the Master Agreement as set forth in this Amended and Restated Master Seller’s Warranties and Servicing Agreement;

WHEREAS, the Purchaser has agreed to purchase from the Company and the Company has agreed to sell to the Purchaser from time to time certain one- to four-family, first and second lien, fixed-rate and adjustable-rate residential mortgage loans which have an aggregate outstanding principal balance as indicated on the related Mortgage Loan Schedule (as defined below) which is attached as Exhibit A to the related Assignment and Conveyance Agreement (as defined below) and as set forth in the related Commitment Letter (as defined below);

WHEREAS, each of the Mortgage Loans (as defined below) is secured by a mortgage, deed of trust or other security instrument creating a first lien on a one- to four-family residential dwelling located in the jurisdiction indicated on the related Mortgage Loan Schedule; and

WHEREAS, the Purchaser and the Company wish to prescribe the manner of purchase of the Mortgage Loans and the conveyance, servicing and control of the Mortgage Loans, including the servicing and control of the Mortgage Loans previously purchased from the Company by the Purchaser pursuant to the Master Agreement;

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Purchaser and the Company agree as follows:

ARTICLE I

DEFINITIONS

Whenever used herein, the following words and phrases, unless the content otherwise requires, shall have the following meanings:

Accepted Servicing Practices: With respect to any Mortgage Loan, those customary mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

Adjustable Rate Mortgage Loan: An adjustable rate Mortgage Loan purchased pursuant to this Agreement.

Agency: Fannie Mae, Freddie Mac, GNMA or any of them as applicable.

Agency Transfer: Any sale or transfer of some or all of the Mortgage Loans by the Purchaser to an Agency which sale or transfer is not a Securitization Transaction or Whole Loan Transfer.

Agreement: This Amended and Restated Master Seller’s Warranties and Servicing Agreement and all exhibits hereto, amendments hereof and supplements hereto.

ALTA: The American Land Title Association or any successor thereto.

Applicable Law: All provisions of statutes, rules and regulations, interpretations and orders of governmental bodies or regulatory agencies applicable to a Person, and all orders and decrees of all courts and arbitrators in proceedings or actions in which the Person in question is a party.

Appraised Value: With respect to any Mortgage Loan, the lesser of (i) the value set forth on the appraisal made in connection with the origination of the related Mortgage Loan as the value of the related Mortgage Property, or (ii) the purchase price paid for the Mortgage Property; provided, however, in the case of a refinanced Mortgage Loan, such value shall be based solely on the appraisal made in connection with the refinance of such Mortgage Loan.

Assignment and Conveyance Agreement: An assignment and conveyance agreement with respect to the Mortgage Loans purchased on a Closing Date in the form annexed hereto as Exhibit K.

Assignment of Mortgage or Assignment: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Purchaser or its designated assignee, or if the related Mortgage has been recorded in the name of MERS or its designee, such actions as are necessary to cause the Purchaser to be shown as the owner of the related Mortgage on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS..

Assignment of Mortgage Note and Pledge Agreement: With respect to a Cooperative Loan, an assignment of the Mortgage Note and Pledge Agreement.

Assignment of Proprietary Lease: With respect to a Cooperative Loan, an assignment of the Proprietary Lease sufficient under the laws of the jurisdiction wherein the related Cooperative Apartment is located to effect the assignment of such Proprietary Lease.

Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in the states where the parties hereto are located are authorized or obligated by law or executive order to be closed.

Buydown Account: An account maintained by the Company specifically to hold all Buydown Funds to be applied to individual Buydown Loans.

Buydown Agreement: An agreement between the Company and a Mortgagor, or an agreement among the Company, a Mortgagor and a seller of a Mortgaged Property or a third party with respect to a Mortgage Loan which provides for the application of Buydown Funds.

Buydown Funds: In respect of any Buydown Mortgage Loan, any amount contributed by the seller of a Mortgaged Property subject to a Buydown Mortgage Loan, the buyer of such property, the Company or any other source, plus interest earned thereon, in order to enable the Mortgagor to reduce the payments required to be made from the mortgagor’s funds in the early years of a Mortgage Loan.

Buydown Mortgage Loan: Any Mortgage Loan in respect of which, pursuant to a Buydown Agreement, (i) the Mortgagor pays less than the full monthly payments specified in the Mortgage Note for a specified period, and (ii) the difference between the payments required under such Buydown Agreement and the Mortgage Note is provided from Buydown Funds.

Buydown Period: The period of time when a Buydown Agreement is in effect with respect to a related Buydown Mortgage Loan.

Closing Date: Each date that the Purchaser purchases Mortgage Loans (including without limitation, all rights, titles, interests, obligations and benefits associated therewith) from the Company hereunder.

Code: The Internal Revenue Code of 1986, as it may be amended from time to time or any successor statute thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto.

Combined Loan-to-Value Ratio or CLTV: As to any Second Lien Mortgage Loan at any date of determination, the ratio on such date of the principal balance of such Mortgage Loan plus the principal balance of any Superior Lien, to the Appraised Value of the related Mortgaged Property.

Commission: The United States Securities and Exchange Commission.

Commitment Letter: With respect to any pool of Mortgage Loans purchased and sold on any Closing Date, the letter agreement between the Purchaser and the Company (including any exhibits, schedules and attachments thereto), setting forth the terms and conditions of such transaction and describing the Mortgage Loans to be purchased by the Purchaser on such Closing Date. A Commitment Letter may relate to more than one pool of Mortgage Loans to be purchased on a specified Closing Date.

Company: Wells Fargo Bank, N.A., or its successor in interest or assigns, or any successor to the Company under this Agreement appointed as herein provided.

Company Certification: The certification delivered by the Company in a form substantially similar to Exhibit N of this Agreement.

Company Employees: The meaning assigned to such term in Section 4.12.

Company Information: As defined in Section 9.01(g)(i)(A).

Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

Conventional Mortgage Loan: Any Mortgage Loan that is not a FHA Mortgage Loan, RHS Mortgage Loan and VA Mortgage Loan.

Cooperative: The entity that holds title (fee or an acceptable leasehold estate) to all of the real property that the related Project comprises, including the land, separate dwelling units and all common areas.

Cooperative Apartment: The specific dwelling unit relating to a Cooperative Loan.

Cooperative Lien Search: A search for (a) federal tax liens, mechanics’ liens, lis pendens, judgments of record or otherwise against (i) the Cooperative, (ii) the seller of the Cooperative Apartment and (iii) the Company, if the Cooperative Loan is a refinanced Mortgage Loan, (b) filings of financing statements and (c) the deed of the Project into the Cooperative.

Cooperative Loan: A Mortgage Loan that is secured by Cooperative Shares and a Proprietary Lease granting exclusive rights to occupy the related Cooperative Apartment.

Cooperative Shares: The shares of stock issued by a Cooperative, owned by the Mortgagor, and allocated to a Cooperative Apartment.

Covered Loan: A Mortgage Loan categorized as “Covered” pursuant to the Standard & Poor’s Glossary for File Format for LEVELS® Version 5.6, Appendix E, as revised from time to time and in effect on each related Closing Date (excluding New Jersey “Covered Home Loans” as that term is defined in clause (1) of the definition of that term in the New Jersey Home Ownership Security Act of 2002).

Custodial Account: The separate account or accounts created and maintained pursuant to Section 4.04.

Custodial Agreement: The agreement governing the retention of the originals of each Mortgage Note, Mortgage, Assignment of Mortgage and other Mortgage Loan Documents, a form of which is annexed hereto as Exhibit C.

Custodian: The custodian under the Custodial Agreement, or its successor in interest or assigns, or any successor to the Custodian under the Custodial Agreement as provided therein.

Cut-off Date: The first day of the month in which the respective Closing Date occurs.

Depositor: The depositor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

Determination Date: The Business Day preceding the Remittance Date.

Due Date: The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any grace period.

Due Period: With respect to each Remittance Date, the period commencing on the second day of the month preceding the month in which such Remittance Date occurs and ending on (and including) the first day of the month in which such Remittance Date occurs.

Errors and Omissions Insurance Policy: An errors and omissions insurance policy to be maintained by the Company pursuant to Section 4.12.

Escrow Account: The separate account or accounts created and maintained pursuant to Section 4.06.

Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other related document.

Event of Default: Any one of the conditions or circumstances enumerated in Section 10.01.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Fair Credit Reporting Act: The Fair Credit Reporting Act of 1970, as amended.

Fannie Mae: The Federal National Mortgage Association, and its successors.

FDIC: The Federal Deposit Insurance Corporation, and its successors.

FHA: Federal Housing Administration, and its successors.

FHA Mortgage Loan: A Mortgage Loan that has a MIC issued by HUD/FHA.

Fidelity Bond: A fidelity bond to be maintained by the Company pursuant to Section 4.12.

First Remittance Date: With respect to each Closing Date, the Remittance Date occurring in the calendar month immediately following the month in which such Closing Date occurs.

Fixed Rate Mortgage Loan: A fixed rate mortgage loan purchased pursuant to this Agreement.

Freddie Mac: The Federal Home Loan Mortgage Corporation, and its successors.

GNMA: The Government National Mortgage Association, and its successors.

Gross Margin: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note which amount is added to the Index in accordance with the terms of the related Mortgage Note to determine on each Interest Rate Adjustment Date the Mortgage Interest Rate for such Mortgage Loan.

High Cost Loan: A Mortgage Loan classified as (a) a “high cost” loan under the Home Ownership and Equity Protection Act of 1994, (b) a “high cost home,” “threshold,” “covered,” (excluding New Jersey “Covered Home Loans” as that term is defined in clause (1) of the definition of that term in the New Jersey Home Ownership Security Act of 2002), “high risk home,” “predatory” or similar loan under any other applicable state, federal or local law or (c) a Mortgage Loan categorized as “High Cost” pursuant to the Standard & Poor’s Glossary for File Format for LEVELS® Version 5.6, Appendix E, as revised from time to time and in effect on each related Closing Date.

Home Loan: A Mortgage Loan categorized as “Home Loan” pursuant to the Standard & Poor’s Glossary for File Format for LEVELS® Version 5.6, Appendix E, as revised from time to time and in effect on each related Closing Date.

HUD: The United States Department of Housing and Urban Development, and its successors.

Index: With respect to each Adjustable Rate Mortgage Loan, the index identified on the Mortgage Loan Schedule and set forth in the related Mortgage Note for the purpose of calculating the interest thereon.

Interim Funder: With respect to each MERS Designated Mortgage Loan, the Person named on the MERS® System as the interim funder pursuant to the MERS Procedures Manual.

Insurance Proceeds: Proceeds of any FHA, VA or RHS mortgage insurance or guarantee, title policy, hazard policy or other insurance policy covering a Mortgage Loan, if any, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Company would follow in servicing mortgage loans held for its own account.

Interest Only Mortgage Loan: A Mortgage Loan for which an interest-only payment feature is allowed during the interest-only period set forth in the related Mortgage Note.

Interest Rate Adjustment Date: With respect to each Adjustable Rate Mortgage Loan, the date specified in the related Mortgage Note, on which the Mortgage Interest Rate is adjusted.

Investor: With respect to each MERS Mortgage Loan, the Person named on the MERS System as the investor pursuant to the MERS Procedures Manual.

Lender Paid Mortgage Insurance Policy or LPMI Policy: A PMI Policy for which the Company pays all premiums from its own funds, without reimbursement therefor.

Letter of Credit: With respect to a Pledged Asset Mortgage Loan, a letter of credit issued by the Pledge Holder which may be drawn on by the Company in the event that the related Pledged Asset Mortgage Loan continues in default for ninety (90) days.

LGC: Loan Guaranty Certificate issued by the VA as a guarantee that the federal government will repay to the lender a specified percentage of the loan balance in the event of the borrower’s default.

Lifetime Rate Cap: The provision of each Mortgage Note related to an Adjustable Rate Mortgage Loan which provides for an absolute maximum Mortgage Interest Rate thereunder. The Mortgage Interest Rate during the terms of each Adjustable Rate Mortgage Loan shall not at any time exceed the Mortgage Interest Rate at the time of origination of such Adjustable Rate Mortgage Loan by more than the amount per annum set forth on the Mortgage Loan Schedule.

Liquidation Proceeds: Cash (other than Insurance Proceeds or Condemnation Proceeds) received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee’s sale, foreclosure sale, sale of REO Property, or otherwise, or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

Loan Note Guarantee: The document issued by RHS as a guarantee that the federal government will repay to the lender the specified percentage of the loan balance in the event of the borrower’s default.

Loan-to-Value Ratio: With respect to any Mortgage Loan, the ratio of the original loan amount of the Mortgage Loan at its origination or refinancing, as applicable, to the Appraised Value of the Mortgaged Property.

LPMI Proceeds: Proceeds of any Lender Paid Mortgage Insurance Policy.

MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS Mortgage Loan: Any Mortgage Loan registered with MERS on the MERS System.

MERS Procedure Manual: The MERS Procedure Manual, as it may be amended, supplemented or otherwise modified from time to time.

MERS System: The system of recording transfers of mortgages electronically maintained by MERS.

MERS Report: The report from the MERS System listing MERS Designated Mortgage Loans and other information.

MIC: Mortgage Insurance Certificate issued by HUD/FHA as evidence that a mortgage has been insured and that a contract of mortgage insurance exists between HUD/FHA and the lender.

MIN: The Mortgage Identification Number used to identify mortgage loans registered under MERS.

MOM Loan: Any Mortgage Loan as to which MERS is acting as mortgagee, solely as nominee for the originator of such Mortgage Loan and its successors and assigns.

Monthly Advance: The portion of each Monthly Payment that is delinquent with respect to each Mortgage Loan at the close of business on the Determination Date required to be advanced by the Company pursuant to Section 5.03 on the Business Day immediately preceding the Remittance Date of the related month.

Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan or in the case of an Interest Only Mortgage Loan, payments of (i) interest, or (ii) principal and interest, as applicable, on a Mortgage Loan.

Monthly Remittance Advice: The meaning assigned to such term in Section 5.02.

Mortgage: The mortgage, deed of trust or other instrument and riders thereto securing a Mortgage Note, which creates a first or second lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note, or the Pledge Agreement securing the Mortgage Note for a Cooperative Loan.

Mortgage File: The items pertaining to a particular Mortgage Loan referred to in Exhibit B annexed hereto, and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

Mortgage Interest Rate: The annual rate of interest borne on a Mortgage Note in accordance with the provisions of the Mortgage Note.

Mortgage Interest Rate Cap: With respect to an Adjustable Rate Mortgage Loan, the limit on each Mortgage Interest Rate adjustment as set forth in the related Mortgage Note.

Mortgage Loan: An individual Mortgage Loan which is the subject of this Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

Mortgage Loan Documents: With respect to a Mortgage Loan, the original related Mortgage Note with applicable addenda and riders, the original related security instrument and the originals of any required addenda and riders, the original related Assignment and any original intervening related Assignments, the original related title insurance policy, and with respect to the Non-Conventional Mortgage Loans, the related MIC or LGC or Loan Note Guarantee, as applicable, and for each Pledged Asset Mortgage Loan, the original advice of such Letter of Credit executed by the Pledge Holder and the Company’s executed notice of transfer (Exhibit A to the Letter of Credit) of beneficiary of such Letter of Credit to the Purchaser or its designee.

Mortgage Loan Remittance Rate: With respect to each Mortgage Loan, the annual rate of interest remitted to the Purchaser, which shall be equal to the Mortgage Interest Rate minus the Servicing Fee Rate.

Mortgage Loan Schedule: A schedule of Mortgage Loans prepared and identified on each Closing Date and attached as Schedule A to the Assignment and Conveyance Agreement, such schedule setting forth the following information with respect to each Mortgage Loan: (1) the Company’s Mortgage Loan number; (2) the address, city, state and zip code of the Mortgaged Property; (3) a code indicating whether the Mortgaged Property is a single family residence, two-family residence, three-family residence, four-family residence or planned unit development; (4) the purpose of the Mortgage Loan; (5) the current Mortgage Interest Rate; (6) the Mortgage Loan Remittance Rate; (7) the Servicing Fee Rate; (8) the current Monthly Payment; (9) the original term to maturity; (10) the scheduled maturity date (and, if different, the stated maturity date indicated on the Mortgage Note on its date of origination); (11) the principal balance of the Mortgage Loan as of the Cut-off Date after deduction of payments of principal due on or before the Cut-off Date whether or not collected; (12) the Loan-to-Value Ratio; (13) the Due Date of the Mortgage Loan; (14) a code indicating whether the Mortgage is insured by FHA or guaranteed by VA; (15) a code indicating whether the Mortgagor or the Mortgaged Property is the subject of a bankruptcy case; (16) the amount of any delinquencies and the due date of any delinquent payments; (17) the CPI twelve month pay string; (18) a code indicating whether the Mortgage Loan is a MERS Mortgage Loan; (19) a code indicating whether the Mortgage Loan has a Primary Mortgage Insurance Policy; and (20) with respect to each Adjustable-Rate Mortgage Loan, (a) the first Interest Rate Adjustment Date and the adjustment date frequency, (b) the Gross Margin, (c) the maximum Mortgage Interest Rate under the terms of the Mortgage Note, (d) the minimum Mortgage Interest Rate under the terms of the Mortgage Note, (e) the periodic rate cap; (f) the first Interest Rate Adjustment Date immediately following the Cut-off Date, and (g) the index on which the Mortgage Interest Rate is based.

Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage and riders thereto.

Mortgaged Property: The real property (or with respect to a Cooperative Loan, the related Cooperative Apartment) securing repayment of the debt evidenced by a Mortgage Note.

Mortgagor: The obligor on a Mortgage Note.

Non-Assigned Letter of Credit: A Letter of Credit in which the named beneficiary is the Company.

Non-Conventional Mortgage Loans: The FHA Mortgage Loans, RHS Mortgage Loans and VA Mortgage Loans.

Officer’s Certificate: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Vice President, an Assistant Vice President, the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Company, and delivered to the Purchaser as required by this Agreement.

Opinion of Counsel: A written opinion of counsel, who may be an employee of the Company, reasonably acceptable to the Purchaser.

Permitted Investments: Investments that mature, unless payable on demand, not later than the Business Day preceding the related Remittance Date; provided that such investments shall only consist of the following:

(i) direct obligations of, or obligations fully guaranteed as to principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii) repurchase obligations (the collateral for which is held by a third party) with respect to any security described in clause (i) above, provided that the long-term unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in one of its two highest rating categories;

(iii) certificates of deposit, time deposits and bankers’ acceptances of any bank or trust company incorporated under the laws of the United States or any state, provided that the long-term unsecured debt obligations of such bank or trust company (or, in the case of the principal depository institution of a depository institution holding company, the long-term unsecured debt obligations of the depository institution holding company) at the date of acquisition thereof have been rated by each Rating Agency in one of its two highest rating categories;

(iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in its highest rating category; and

(v) any other demand, money market or time deposit account or obligation, or interest-bearing or other security or investment, acceptable to the Purchaser (such acceptance evidenced in writing);

provided further that “Permitted Investments” shall not include any instrument described hereunder which evidences either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.”

Periodic Rate Cap: The provision of each Mortgage Note related to an Adjustable Rate Mortgage Loan which provides for an absolute maximum amount by which the Mortgage Interest Rate therein may increase or decrease on an Interest Rate Adjustment Date above or below the Mortgage Interest Rate previously in effect. The Periodic Rate Cap for each Adjustable Rate Mortgage Loan is the rate set forth on the Mortgage Loan Schedule.

Periodic Rate Floor: With respect to each Adjustable Rate Mortgage Loan, the provision of each Mortgage Note which provides for an absolute maximum amount by which the Mortgage Interest Rate therein may decrease on an Interest Rate Adjustment Date below the Mortgage Interest Rate previously in effect. The Periodic Rate Floor for each Adjustable Rate Mortgage Loan is the rate set forth on the Mortgage Loan Schedule.

Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

Pledge Agreement: With respect to a Cooperative Loan, the specific agreement creating a first lien on and pledge of the Cooperative Shares and the appurtenant Proprietary Lease.

Pledge Holder: The entity which issued a Letter of Credit.

Pledge Instruments: With respect to a Cooperative Loan, the Stock Power, the Assignment of the Proprietary Lease and the Assignment of the Mortgage Note and Pledge Agreement.

Pledged Asset Mortgage Loan: A Mortgage Loan as to which, at the time of origination, a Letter of Credit was issued in favor of the initial holder of such Mortgage Loan.

Primary Mortgage Insurance Policy or PMI Policy: Each policy of primary mortgage insurance represented to be in effect pursuant to Section 3.02(xxxiv), or any replacement policy therefor obtained by the Company pursuant to Section 4.21.

Prime Rate: The prime rate announced to be in effect from time to time, as published as the average rate in The Wall Street Journal.

Principal Balance: As to each Mortgage Loan, (i) the actual outstanding principal balance of the Mortgage Loan at the Cut-off Date after giving effect to payments of principal due on or before such date, minus (ii) all amounts attributable to principal collected from or on behalf of the Mortgagor, including the principal portion of Liquidation Proceeds, Condemnation Proceeds, and Insurance Proceeds.

Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan, including amounts received in connection with repurchases of Mortgage Loans by the Company, as seller, in accordance with the terms of this Agreement, which is received in advance of its scheduled Due Date, including any prepayment penalty or premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Principal Prepayment Period: With respect to each Remittance Date, the period commencing on the first day of the month preceding the month in which such Remittance Date occurs, and ending on the last day of such month.

Project: With respect to a Cooperative Loan, all real property owned by the related Cooperative including the land, separate dwelling units and all common areas.

Proprietary Lease: With respect to a Cooperative Loan, a lease on a Cooperative Apartment evidencing the possessory interest of the Mortgagor in such Cooperative Apartment.

Purchase Price: The purchase price specified in the Commitment Letter.

Purchaser: Goldman Sachs Mortgage Company, or its successor in interest or any successor to the Purchaser under this Agreement as herein provided.

Qualification Defect: With respect to a Mortgage Loan, (a) a defective document in the Mortgage File, (b) the absence of a document in the Mortgage File, or (c) the breach of any representation, warranty or covenant with respect to the Mortgage Loan made by the Company, but, in each case, only if the affected Mortgage Loan would cease to qualify as a “qualified mortgage” for purposes of the REMIC Provisions.

Qualified Correspondent: Any Person from which the Company purchased Mortgage Loans, provided that the following conditions are satisfied: (i) such Mortgage Loans were originated pursuant to an agreement between the Company and such Person that contemplated that such person would underwrite mortgage loans from time to time, for sale to the Company, in accordance with underwriting guidelines designated by the Company (“Designated Guidelines”) or guidelines that do not vary materially from such Designated Guidelines; (ii) such Mortgage Loans were in fact underwritten as described in clause (i) above and were acquired by the Company within 180 days after origination; (iii) either (x) the Designated Guidelines were, at the time such Mortgage Loans were originated, used by the Company in origination of mortgage loans of the same type as the Mortgage Loans for the Company’s own account or (y) the Designated Guidelines were, at the time such Mortgage Loans were underwritten, designated by the Company on a consistent basis for use by lenders in originating mortgage loans to be purchased by the Company; and (iv) the Company employed, at the time such Mortgage Loans were acquired by the Company, pre-purchased or post-purchased quality assurance procedures (which may involve, among other things, review of a sample or mortgage loans purchased during a particular time period or through particular channels) designed to ensure that Persons from which it purchased mortgage loans properly applied the underwriting criteria designated by the Company.

Qualified Depository: A federal or state chartered depository institution, the deposits in which are insured by the FDIC to the applicable limits and the short-term unsecured debt obligations of which (or, in the case of a depository institution that is a subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated A-1 by Standard & Poor’s Ratings Services and Prime-1 by Moody’s Investors Service, Inc. (or a comparable rating if another rating agency is specified by the Purchaser by written notice to the Company) at the time any deposits are held on deposit therein; provided, however, that in the event any of the Mortgage Loans are subject to a Pass Through Transfer, the Company agrees that the holding company or other entity which maintains any accounts subject to this definition, shall satisfy the rating requirements established by any Rating Agency which rates securities issued as part of the Securitization Transaction.

Qualified Insurer: A mortgage guaranty insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by Fannie Mae.

Rating Agency: Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Fitch, Inc. (doing business as Fitch Ratings), or any other nationally recognized statistical credit rating agency rating any security issued in connection with any Securitization Transaction.

Recognition Agreement: An agreement whereby a Cooperative and a lender with respect to a Cooperative Loan (i) acknowledge that such lender may make, or intends to make, such Cooperative Loan, and (ii) make certain agreements with respect to such Cooperative Loan.

Reconstitution: Any Securitization Transaction or Whole Loan Transfer.

Reconstitution Agreement: The agreement or agreements entered into by the Company and the Purchaser and/or certain third parties on the Reconstitution Date or Dates with respect to any or all of the Mortgage Loans serviced hereunder, in connection with a Whole Loan Transfer or Securitization Transaction.

Reconstitution Date: The date on which any or all of the Mortgage Loans serviced under this Agreement may be removed from this Agreement and reconstituted as part of a Securitization Transaction, Agency Sale or Whole Loan Transfer pursuant to Section 9.01 hereof. The Reconstitution Date shall be such date which the Purchaser shall designate.

Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

REMIC: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

REMIC Provisions: Provisions of the federal income tax law relating to a REMIC, which appear at Section 860A through 860G of Subchapter M of Chapter 1, Subtitle A of the Code, and related provisions, and regulations, rulings or pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

Remittance Advice Date: The 12th calendar day of each month or, if such 12th day is not a Business Day, the first Business Day immediately following such date.

Remittance Date: The 18th day (or if such 18th day is not a Business Day, the first Business Day immediately preceding such date) of any month, beginning with the First Remittance Date.

REO Disposition: The final sale by the Company of any REO Property.

REO Disposition Proceeds: All amounts received with respect to an REO Disposition pursuant to Section 4.16.

REO Property: A Mortgaged Property acquired by the Company on behalf of the Purchaser through foreclosure or by deed in lieu of foreclosure, as described in Section 4.16.

Repurchase Price: Unless agreed otherwise by the Purchaser and the Company (including without limitation as set forth in the Commitment Letter), a price equal to (i) the Scheduled Principal Balance of the Mortgage Loan plus (ii) interest on such Scheduled Principal Balance at the Mortgage Loan Remittance Rate from the date on which interest has last been paid and distributed to the Purchaser to the last day of the month of repurchase, less amounts received or advanced in respect of such repurchased Mortgage Loan which are being held in the Custodial Account for distribution in the month of repurchase, to the extent such amounts are actually paid to the Purchaser upon the repurchase of the related Mortgage Loan.

RHS: The Rural Housing Service of the Rural Development mission area, a department of the United States Department of Agriculture.

RHS Mortgage Loan: A Mortgage Loan that has a Loan Note Guarantee issued by RHS.

Scheduled Principal Balance: As to each Mortgage Loan, (i) the principal balance of the Mortgage Loan at the Cut-off Date after giving effect to payments of principal due on or before such date, whether or not received, minus (ii) all amounts previously distributed to the Purchaser with respect to the related Mortgage Loan representing payments or recoveries of principal or advances made in lieu thereof.

Second Lien: With respect to a Mortgaged Property, a lien of the mortgage, deed of trust or other instrument securing a mortgage note which creates a second lien on the Mortgaged Property.

Second Lien Mortgage Loan: A Mortgage Loan secured by the lien on the Mortgaged Property, subject to one prior lien on such Mortgaged Property securing financing obtained by the related Mortgagor.

Securities Act: The Securities Act of 1933, as amended.

Securitization Transaction: Any transaction involving either (a) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (b) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

Servicer: As defined in Section 9.01(f)(iii).

Servicing Advances: All customary, reasonable and necessary “out of pocket” costs and expenses other than Monthly Advances (including reasonable attorney’s fees and disbursements) incurred in the performance by the Company of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement or judicial proceedings, including foreclosures, (c) the management and liquidation of any REO Property and (d) compliance with the obligations under Section 4.08 and 4.10.

Servicing Criteria: The “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

Servicing Fee: With respect to each Mortgage Loan, the amount of the per annum fee the Purchaser shall pay to the Company, which shall, for a period of one full month, be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the unpaid Principal Balance of such Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and same period for which any related interest payment on a Mortgage Loan is received. The obligation of the Purchaser to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds, to the extent permitted by Section 4.05) of such Monthly Payment collected by the Company, or as otherwise provided under Section 4.05.

Servicing Fee Rate: With respect to any Mortgage Loan, the rate per annum set forth in the related Commitment Letter.

Servicing File: With respect to each Mortgage Loan, the file retained by the Company consisting of originals of all documents in the Mortgage File which are not delivered to the Custodian and copies of the Mortgage Loan Documents listed in the Custodial Agreement the originals of which are delivered to the Custodian pursuant to Section 2.03.

Servicing Guide: The Fannie Mae Servicing Guide or the Freddie Mac Servicing Guide, as in existence on the date of the related sale or transfer of Mortgage Loans to Fannie Mae or Freddie Mac, as applicable, as each may be amended or supplemented in writing from time to time.

Servicing Officer: Any officer of the Company involved in or responsible for the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Company to the Purchaser upon request, as such list may from time to time be amended.

Static Pool Information: Static pool information as described in Item 1105(a)(1) (3) and 1105(c) of Regulation AB.

Stock Certificate: With respect to a Cooperative Loan, a certificate evidencing ownership of the Cooperative Shares issued by the Cooperative.

Stock Power: With respect to a Cooperative Loan, an assignment of the Stock Certificate or an assignment of the Cooperative Shares issued by the Cooperative.

Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Company or a Subservicer.

Subservicer: Any Person that services Mortgage Loans on behalf of the Company or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Company under this Agreement or any Reconstitution Agreement that are identified in Item 1122(d) of Regulation AB.

Subsidy Account: An account maintained by the Company specifically to hold all Subsidy Funds to be applied to individual Subsidy Loans.

Subsidy Agreement: An agreement between the Company and a Mortgagor, or an agreement among the Company, a Mortgagor and an employer of a Mortgagor with respect to a Mortgage Loan which provides for the application of Subsidy Funds and pursuant to which the monthly interest payments made by the related Mortgagor will be less than the scheduled monthly interest payments on such Mortgage Loan, with the resulting difference in interest payments being provided by the employer of the Mortgagor.

Subsidy Funds: With respect to any Subsidy Loans, funds contributed by the employer of a Mortgagor in order to reduce the payments required from the Mortgagor for a specified period in specified amounts.

Subsidy Loan: Any Mortgage Loan subject to a Subsidy Agreement. Each Subsidy Loan will be identified as such in the related Data File.

Superior Lien: With respect to any Second Lien Mortgage Loan, any other mortgage loan relating to the corresponding Mortgaged Property that creates a lien on the Mortgaged Property that is senior to such Mortgage Loan.

Third-Party Originator: Each Person, other than a Qualified Correspondent, that originated Mortgage Loans acquired by the Company.

Underwriting Guidelines: The underwriting guidelines of the Company, as provided by the Company to the Purchaser from time to time, in effect at the time of origination of the related Mortgage Loan.

VA: The United States Department of Veterans Affairs, and its successors.

VA Mortgage Loan: A Mortgage Loan that has a LGC issued by the VA.

Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans by the Purchaser to a third party, which sale or transfer is not an Agency Transfer or a Securitization Transaction.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF MORTGAGE
FILES; BOOKS AND RECORDS; DELIVERY OF DOCUMENTS

Section 2.01 Conveyance of Mortgage Loans; Possession of Mortgage Files; Maintenance of Servicing Files.

The Company agrees to sell and the Purchaser agrees to purchase, from time to time, those certain Mortgage Loans identified in a Mortgage Loan Schedule, at the price and on the terms set forth herein and in the related Commitment Letter. The Purchaser, on any Closing Date, shall be obligated to purchase only such Mortgage Loans set forth in the applicable Mortgage Loan Schedule, subject to the terms and conditions of this Agreement, the related Assignment and Conveyance Agreement and the related Commitment Letter. On the Closing Date and subject to the terms and conditions of this Agreement, the Company will sell, transfer, assign, set over and convey to the Purchaser, without recourse, but subject to the terms of this Agreement and the related Assignment and Conveyance Agreement, all the right, title and interest of the Company in and to the Mortgage Loans identified on the related Mortgage Loan Schedule, including all interest and principal received by the Company on or with respect to the related Mortgage Loans after the applicable Cut-off Date (and including Monthly Payments due after the Cut-off Date but received by the Company on or before the Cut-off Date, but not including payments of principal and interest due on the Mortgage Loans on or before the Cut-off Date). The Company and Purchaser shall execute an Assignment and Conveyance Agreement.

The principal balance of each Mortgage Loan as of the Cut-off Date shall be determined after application of payments of principal due on or before the Cut-off Date whether or not collected. Therefore, payments of scheduled principal and interest prepaid for a Due Date beyond the Cut-off Date shall not be applied to the principal balance as of the Cut-off Date. Such prepaid amounts (minus interest at the Servicing Fee Rate) shall be the property of the Purchaser. The Company shall deposit any such prepaid amounts into the Custodial Account, which account is established for the benefit of the Purchaser for subsequent remittance by the Company to the Purchaser, and shall remit such amounts as provided in Section 5.01.

Pursuant to Section 2.03, the Company has delivered the Mortgage Loan Documents to the Custodian. The contents of each Mortgage File not delivered to the Custodian are and shall be held in trust by the Company for the benefit of the Purchaser as the owner thereof. The Company shall maintain a Servicing File consisting of a copy of the contents of each Mortgage File and the originals of the documents in each Mortgage File not delivered to the Custodian. The possession of each Servicing File by the Company is at the will of the Purchaser for the sole purpose of servicing the related Mortgage Loan, and such retention and possession by the Company is in a custodial capacity only. Upon the sale of the Mortgage Loans the ownership of each Mortgage Note, the related Mortgage and the related Mortgage File and Servicing File shall vest immediately in the Purchaser, and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Company shall vest immediately in the Purchaser and shall be retained and maintained by the Company, in trust, at the will of the Purchaser and only in such custodial capacity. The Company shall release its custody of the contents of any Servicing File only in accordance with written instructions from the Purchaser, unless such release is required as incidental to the Company’s servicing of the Mortgage Loans or is in connection with a repurchase of any Mortgage Loan pursuant to Section 2.03, 3.03 or 6.02.

In addition, in connection with the assignment of any MERS Mortgage Loan, the Company agrees that it will cause, at its own expense, the MERS® System to indicate that such Mortgage Loans have been assigned by the Company to the Purchaser in accordance with this Agreement by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files the information required by the MERS® System to identify the Purchaser of such Mortgage Loans. Prior to the assignment of any MERS Mortgage Loan, the Purchaser will provide the Company with the Purchaser’s MERS registration number. The Company further agrees that it will not alter the information referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.

Section 2.02 Books and Records; Transfers of Mortgage Loans.

From and after the sale of the Mortgage Loans to the Purchaser all rights arising out of the Mortgage Loans including but not limited to all funds received on or in connection with the Mortgage Loans, shall be received and held by the Company in trust for the benefit of the Purchaser as owner of the Mortgage Loans, and the Company shall retain record title to the related Mortgages for the sole purpose of facilitating the servicing and the supervision of the servicing of the Mortgage Loans.

The sale of each Mortgage Loan shall be reflected on the Company’s balance sheet and other financial statements as a sale of assets by the Company. The Company shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be marked clearly to reflect the ownership of each Mortgage Loan by the Purchaser. In particular, the Company shall maintain in its possession, available for inspection by the Purchaser, or its designee, and shall deliver to the Purchaser upon demand, evidence of compliance with all federal, state and local laws, rules and regulations, and requirements of Fannie Mae, Freddie Mac or GNMA, including but not limited to documentation as to the method used in determining the applicability of the provisions of the Flood Disaster Protection Act of 1973, as amended, to the Mortgaged Property, documentation evidencing insurance coverage and eligibility of any condominium project for approval by Fannie Mae, Freddie Mac or GNMA, and periodic inspection reports as required by Section 4.13. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the Company may be in the form of microfilm or microfiche or such other reliable means of recreating original documents, including but not limited to, optical imagery techniques so long as the Company complies with the requirements of the Fannie Mae or Freddie Mac Servicing Guide, as amended from time to time.

The Company shall maintain with respect to each Mortgage Loan and shall make available for inspection by any Purchaser or its designee the related Servicing File during the time the Purchaser retains ownership of a Mortgage Loan and thereafter in accordance with Applicable Laws.

The Company shall keep at its servicing office books and records in which, subject to such reasonable regulations as it may prescribe, the Company shall note transfers of Mortgage Loans. No transfer of a Mortgage Loan may be made unless such transfer is in compliance with the terms hereof. For the purposes of this Agreement, the Company shall be under no obligation to deal with any Person with respect to this Agreement or the Mortgage Loans unless the books and records show such Person as the owner of the Mortgage Loan. The Purchaser may, subject to the terms of this Agreement, sell and transfer one or more of the Mortgage Loans. The Purchaser shall also advise the Company of the transfer. Upon receipt of notice of the transfer, the Company shall mark its books and records to reflect the ownership of the Mortgage Loans of such assignee, and shall release the previous Purchaser from its obligations hereunder with respect to the Mortgage Loans sold or transferred. If the Company receives notification of a transfer, including a final loan schedule, less than five (5) Business Days before the last Business Day of the month, the Company’s duties to remit and report to the new purchaser(s) as required by Section 5 shall begin with the next Due Period.

Section 2.03 Delivery of Documents.

The Company shall deliver to the Custodian those Mortgage Loan Documents as required by this Agreement with respect to each Mortgage Loan approximately five (5) days prior to the related Closing Date.

The Custodian shall certify its receipt of all such Mortgage Loan Documents required to be delivered pursuant to this Agreement. The Company will be responsible for the fees and expenses with respect to the delivery of those Mortgage Loan Documents required to be delivered pursuant to this Agreement. The Company will be responsible for the fees and expenses related to the recording of the initial Assignments of Mortgage (including any fees and expenses related to any preparation and recording of any intervening or prior assignments of the Mortgage Loans to the Company or to any prior owners of or mortgagees with respect to the Mortgage Loans). The Purchaser will be responsible for the Custodian’s fees and expenses with respect to the initial inventory and certification and maintenance of the Mortgage Loans on and after the Closing Date, including costs associated with clearing exceptions.

Within 180 days after each Closing Date, the Company shall deliver to the Custodian each of the documents described in Exhibit B not delivered pursuant to the Agreement; provided, however, within 150 days after each Closing Date, the Company shall, with respect to Non-Conventional Mortgage Loans, deliver to the Custodian the original MIC or LGC or Loan Note Guarantee, or an Officer’s Certificate, which shall (i) state that the MIC or LGC or Loan Note Guarantee has not been delivered to the Custodian due solely to a delay by the insuring agency, (ii) state the amount of time generally required by the insuring agency to process the MIC or LGC or Loan Note Guarantee and (iii) specify the date the MIC or LGC or Loan Note Guarantee will be delivered to the Purchaser. The Company will be required to deliver the MIC or LGC or Loan Note Guarantee to the Custodian by the date specified in clause (iii) above. An extension of the date specified in clause (iii) above may be requested from the Custodian, which consent shall not be unreasonably withheld.

The Company shall forward to the Custodian original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with Section 4.01 or 6.01 within one week of their execution; provided, however, that the Company shall provide the Custodian with a certified true copy of any such document submitted for recordation within ten (10) days of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within sixty (60) days of its submission for recordation.

In the event the public recording office is delayed in returning any original document, the Company shall deliver to the Custodian within 240 days of its submission for recordation, a copy of such document and an Officer’s Certificate, which shall (i) identify the recorded document; (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay by the public recording office, (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, and (iv) specify the date the applicable recorded document will be delivered to the Custodian. The Company will be required to deliver such document to the Custodian by the date specified in clause (iv) above. An extension of the date specified in clause (iv) above may be requested from the Purchaser, which consent shall not be unreasonably withheld.

Notwithstanding the foregoing, if the originals or certified copies required in this Section 2.03 are not delivered as required within 180 days after each Closing Date or as otherwise extended as set forth above, the related Mortgage Loan shall, upon request of the Purchaser, be repurchased by the Company in accordance with Section 3.03 hereof; provided, however, that the foregoing repurchase obligation shall not apply in the event the Company cannot deliver such items due to a delay caused by the recording office in the applicable jurisdiction; provided that the Company shall deliver instead a recording receipt of such recording office or, if such recording receipt is not available, an Officer’s Certificate from the Company confirming that such documents have been accepted for recording. Any such document shall be delivered to the Purchaser or its designee promptly upon receipt thereof from the related recording office.

If the Company, the Purchaser or the Custodian finds any document or documents constituting a part of a Mortgage File pertaining to a Mortgage Loan to be defective (or missing) in any material respect, and such defect or missing document materially and adversely affects the value of the related Mortgage Loan or the interests of the Purchaser therein, the party discovering such defect shall promptly so notify the Company. The Company shall have a period of 90 days after receipt of such written notice within which to correct or cure any such defect. The Company hereby covenants and agrees that, if any material defect cannot be corrected or cured, the Company will, upon the expiration of the applicable cure period described above, repurchase the related Mortgage Loan in the manner set forth in Section 3.03; provided, however, that with respect to any Mortgage Loan, if such defect constitutes a Qualification Defect, any such repurchase must take place within seventy-five (75) days of the date such defect is discovered.

Notwithstanding the foregoing, with respect to a Mortgage Loan, if, at the end of such 90-day period, the Company delivers an Officer’s Certificate to the Purchaser certifying that the Company is using good faith efforts to correct or cure such defect and identifying progress made, then the Purchaser shall grant the Company an extension to correct or cure such defect. The extension shall not extend beyond (1) the date that is seventy-five (75) days after the date the defect is discovered, or (2), if the defect is not a Qualification Defect (as evidenced by an Opinion of Counsel), the date that is thirty (30) days beyond the original ninety (90) day cure period. If the defect is not a Qualification Defect, additional thirty (30) day extensions may be obtained pursuant to the same procedure, as long as the Company demonstrates continued progress toward a correction or cure; provided that no extension shall be granted beyond 180 days from the date on which the Company received the original notice of the defect.

Notwithstanding the foregoing, with respect to a Mortgage Loan, the failure of the Purchaser to notify the Company of any defective or missing document in a Mortgage File within such 90-day period, or the failure of the Purchaser to require the Company to cure or repurchase the related Mortgage Loan upon expiration of such 90-day period, shall not constitute a waiver of its rights hereunder, including the rights with respect to a Mortgage Loan, to require the Company to repurchase the affected Mortgage Loan and the right to indemnification pursuant to Section 3.03 hereof.

Section 2.04 Mortgage Schedule.

On each Closing Date, the Company shall provide the Purchaser with certain information constituting a listing of the Mortgage Loans to be purchased under this Agreement (the “Mortgage Loan Schedule”) substantially in the form attached hereto as Exhibit A. The Mortgage Loan Schedule shall conform to the definition of “Mortgage Loan Schedule” hereunder.

Section 2.05 Examination of Mortgage Files.

Prior to each Closing Date, the Company shall (a) deliver to the Purchaser in escrow, for examination, the Mortgage File for each Mortgage Loan, including a copy of the Assignment of Mortgage, pertaining to each Mortgage Loan, or (b) make the Mortgage Files available to the Purchaser for examination at the Company’s offices or such other location as shall otherwise be agreed upon by the Purchaser and the Company. Such examination may be made by the Purchaser at any time before or after the related Closing Date or by any prospective purchaser of the Mortgage Loans from the Purchaser, at any time after the respective Closing Date upon prior reasonable notice to the Company. The fact that the Purchaser or any prospective purchaser of the Mortgage Loans has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the Purchaser’s (or any of its successor’s) rights to demand repurchase, substitution or other relief as provided under this Agreement.

Section 2.06 Representations, Warranties and Agreements of the Company.

The Company agrees and acknowledges that it shall, as a condition to the consummation of the transactions contemplated hereby, make the representations and warranties specified in Sections 3.01 and 3.02 as of the Closing Date for the related Mortgage Loans. The Company, without conceding that the Mortgage Loans are securities, hereby further represents, warrants and agrees, as of the Closing Date for the related Mortgage Loans, that neither the Company nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of any Mortgage Loans, any interest in any Mortgage Loans or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of any Mortgage Loans, any interest in any Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to any Mortgage Loans, any interest in any Mortgage Loans or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities Act, or which would render the disposition of any Mortgage Loans a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans.

Section 2.07 Representation, Warranties and Agreement of Purchaser.

The Purchaser, without conceding that the Mortgage Loans are securities, hereby makes the following representations, warranties and agreements, which shall be deemed to have been made as of the Closing Date for the related Mortgage Loans:

(i)	the Purchaser understands that the Mortgage Loans have not been registered under the Securities Act or the securities laws of any state;

(ii)	the Purchaser is acquiring the Mortgage Loans for its own account only and not for any other Person; and

(iii)
the Purchaser considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Mortgage Loans.

Section 2.08 Closing.

The closing for the purchase and sale of each pool of Mortgage Loans shall take place on the related Closing Date. At the Purchaser’s option, each closing shall be either performed by telephone, confirmed by letter or wire as the parties shall agree or conducted in person, at such place as the parties shall agree.

Each closing shall be subject to each of the following conditions:

(i)
all of the representations and warranties of the Company under this Agreement shall be true and correct as of the related Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement;

(ii)
the Purchaser shall have received, or the Purchaser’s attorneys shall have received in escrow, all Closing Documents for the related Mortgage Loans as specified in Section 2.09 of this Agreement, in such forms as are agreed upon and acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the respective terms thereof;

(iii)	the Company shall have delivered to the Custodian all documents required pursuant to this Agreement, and

(iv)	all other terms and conditions of this Agreement shall have been complied with.

Subject to the foregoing conditions, the Purchaser shall pay to the Company on each Closing Date the Purchase Price for the related Mortgage Loans by wire transfer of immediately available funds to the account designated by the Company and the Company shall release all documents required pursuant to this Agreement.

Section 2.09 Closing Documents.

With respect to each pool of Mortgage Loans, the closing documents shall consist of fully executed originals of the following documents:

On the initial Closing Date:

(i)	this Agreement, in two counterparts;

(ii)	an Assignment and Conveyance Agreement for the related Mortgage Loans;

(iii)	the Commitment Letter, in two counterparts;

(iv)	the related Mortgage Loan Schedule, one copy to be attached to the related Assignment and Conveyance Agreement;

(v)	a receipt and certification, as required under the Custodial Agreement;

(vi)	an officer’s certificate of the Company substantially in the form of Exhibit G attached hereto; and

(vii)	an Opinion of Counsel of the Company, in the form of Exhibit D attached hereto.

On each subsequent Closing Date, the following documents:

(i)                    the Commitment Letter relating to each pool of Mortgage Loans;

(ii)                   the Mortgage Loan Schedule for the related pool of Mortgage Loans;

(iii)	an Assignment and Conveyance Agreement for the related pool of Mortgage Loans; and

(iii)                   a receipt and certification, as required under the Custodial Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES REMEDIES AND BREACH

Section 3.01 Company Representations and Warranties.

The Company hereby represents and warrants to the Purchaser that, as of each Closing Date:

(a)	Due Organization and Authority.

The Company is a national banking association duly organized, validly existing and in good standing under the laws of the United States and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Company, and in any event the Company is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan and the servicing of such Mortgage Loan in accordance with the terms of this Agreement; the Company has the full power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Company and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Company; and all requisite action has been taken by the Company to make this Agreement valid and binding upon the Company in accordance with its terms;

(b)	Ordinary Course of Business.

The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Company, which is in the business of selling and servicing loans, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Company pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

(c)	No Conflicts.

Neither the execution and delivery of this Agreement, the acquisition of the Mortgage Loans by the Company, the sale of the Mortgage Loans to the Purchaser or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement will conflict with or result in a breach of any of the terms, articles of incorporation or by-laws or any legal restriction or any agreement or instrument to which the Company is now a party or by which it is bound, or constitute a default or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject, or impair the ability of the Purchaser to realize on the Mortgage Loans, or impair the value of the Mortgage Loans;

(d)	Ability to Service.

The Company is an approved seller/servicer of residential mortgage loans for HUD, VA and GNMA with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Company is in good standing to sell mortgage loans to and service mortgage loans for HUD, VA and GNMA, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Company unable to comply with HUD, VA and GNMA, eligibility requirements or which would require notification to HUD, VA and GNMA;

(e)	Reasonable Servicing Fee.

The Company acknowledges and agrees that the Servicing Fee represents reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by the Company, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement;

(f)	Ability to Perform.

The Company does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. The Company is solvent and the sale of the Mortgage Loans will not cause the Company to become insolvent. The sale of the Mortgage Loans is not undertaken to hinder, delay or defraud any of the Company’s creditors;

(g)	No Litigation Pending.

There is no action, suit, proceeding or investigation pending or threatened against the Company which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company, or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted, or in any material liability on the part of the Company, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be contemplated herein, or which would be likely to impair materially the ability of the Company to perform under the terms of this Agreement;

(h)	No Consent Required.

No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with this Agreement or the sale of the Mortgage Loans as evidenced by the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the Closing Date;

(i)	No Untrue Information.

Neither this Agreement nor any statement, report or other document furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of fact or omits to state a fact necessary to make the statements contained therein not misleading;

(j)	Sale Treatment.

The Company has determined that the disposition of the Mortgage Loans pursuant to this Agreement will be afforded sale treatment for accounting and tax purposes;

(k)	No Material Change.

There has been no material adverse change in the business, operations, financial condition or assets of the Company since the date of the Company’s most recent financial statements;

(l)	No Brokers’ Fees.

The Company has not dealt with any broker, investment banker, agent or other Person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans; and

(m)	MERS Status.

The Company is a member of MERS in good standing.

Section 3.02 Representations and Warranties Regarding Individual Mortgage Loans.

As to each Mortgage Loan, the Company hereby represents and warrants to the Purchaser that as of the related Closing Date:

(i)	Mortgage Loans as Described.

The information set forth in the Mortgage Loan Schedule attached to the related Assignment and Conveyance Agreement as Schedule A is true and correct;

(ii)	No Outstanding Charges.

There are no defaults by the Company in complying with the terms of the Mortgage Note or Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established for every such item which remains unpaid and which has been assessed but is not yet due and payable;

(iii)	Original Terms Unmodified.

The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been recorded, if necessary to protect the interests of the Purchaser, and which has been delivered to the Purchaser. The substance of any such waiver, alteration or modification has been approved by the applicable mortgage insurer, if the Mortgage Loan is insured, and the title insurer, to the extent required by the policy, or, with respect to the Non-Conventional Mortgage Loans, FHA or VA or RHS, as applicable, and its terms are reflected on the Mortgage Loan Schedule. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by the policy or agency guidelines, and with respect to the Non-Conventional Mortgage Loans, the issuer of the MIC or LGC or Loan Note Guarantee, as applicable, and which assumption agreement is part of the Mortgage File delivered to the Purchaser and the terms of which are reflected in the Mortgage Loan Schedule;

(iv)	No Defenses.

The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

(v)	No Satisfaction of Mortgage.

The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, release, cancellation, subordination or rescission;

(vi)	Validity of Mortgage Documents.

The Mortgage Note and the Mortgage and related documents are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties;

(vii)	No Fraud.

All the documents executed in connection with the Mortgage Loan including, but not limited to, the Mortgage Note and the Mortgage are, to the best of the Company’s knowledge, free of fraud and any misrepresentation, are signed by the persons they purport to be signed by, and witnessed or, as appropriate, notarized by the persons whose signatures appear as witnesses or notaries, and each such document constitutes the valid and binding legal obligation of the signatories and is enforceable in accordance with its terms;

(viii)	Compliance with Applicable Laws.

Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, abusive lending or disclosure laws applicable to the Mortgage Loan have been complied with, and the Company shall maintain in its possession, available for the Purchaser’s inspection, and shall deliver to the Purchaser upon demand, evidence of compliance with all such requirements. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

(ix)	Location and Type of Mortgaged Property.

The Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of a single parcel (or more than one contiguous parcels) of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or a Cooperative Apartment, or a manufactured dwelling, or an individual condominium unit in a condominium project, or an individual unit in a planned unit development or a townhouse; provided, however, that, any condominium project or planned unit development shall conform, if a Non-Conventional Mortgage Loan, with the applicable HUD or VA requirements, regarding such dwellings and no residence or dwelling is a mobile home. As of the respective appraisal date for each Mortgaged Property, no portion of the Mortgaged Property was being used for commercial purposes outside of the HUD or VA requirements for Non-Conventional Mortgage Loans or outside of the Underwriting Guidelines for Conventional Mortgage Loans. With respect to the Non-Conventional Mortgage Loans, if the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development), such condominium or planned unit development project meets HUD or VA eligibility requirements or is located in a condominium or planned unit development project which has received HUD or VA project approval and the representations and warranties required by HUD or VA with respect to such condominium or planned unit development have been made and remain true and correct in all respects;

(x)	Valid First Lien.

The Mortgage is a valid, subsisting and enforceable first lien on the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

a. the lien of current real property taxes and assessments not yet due and payable;

b. covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy or attorney’s title opinion delivered to the originator of the Mortgage Loan and (i) referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan and (ii) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal; and

c. other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest on the property described therein, and the Company has full right to sell and assign the same to the Purchaser;

(xi)	Full Disbursement of Proceeds.

The proceeds of the Mortgage Loan have been fully disbursed, except for escrows established or created due to seasonal weather conditions, and there is no requirement for future advances thereunder. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

(xii)	Ownership.

The Company is the sole owner of record and holder of the Mortgage Loan and the related Mortgage Note and the Mortgage are not assigned or pledged, and the Company has good and marketable title thereto and has full right and authority to transfer and sell the Mortgage Loan to the Purchaser. The Company is transferring the Mortgage Loan free and clear of any and all encumbrances, liens, pledges, equities, participation interests, claims, charges or security interests of any nature encumbering such Mortgage Loan;

(xiii)	Origination/Doing Business.

The Mortgage Loan was originated by a savings and loan association, a savings bank, a commercial bank, a credit union, an insurance company, or similar institution which is supervised and examined by a federal or state authority or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 or the National Housing Act. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and any qualification requirements of, with respect to the Non-Conventional Mortgage Loans, FHA or VA or RHS, as applicable, or GNMA, or, with respect to the Conventional Mortgage Loans, Fannie Mae or Freddie Mac and (2) organized under the laws of such state, or (3) qualified to do business in such state, or (4) federal savings and loan associations or national banks having principal offices in such state, or (5) not doing business in such state;

(xiv)	FHA Insurance/VA Guaranty/RHS Guaranty.

a.
Each FHA Mortgage Loan was underwritten in accordance with FHA standards and is fully-insured by the FHA, which insurance is in full force and effect, and the Mortgage Loan is not subject to any defect which would diminish or impair the FHA insurance, and all prior transfers, if any, of the Mortgage Loan have been, and the transactions herein contemplated are, in compliance with the FHA regulations, and no circumstances exist with respect to the FHA Mortgage Loans which would permit the FHA to deny coverage under the FHA insurance;

b.
Each VA Mortgage Loan was underwritten in accordance with VA standards and is guaranteed by the VA, which guaranty is in full force and effect, and the Mortgage Loan is not subject to any defect which would diminish or impair the VA guaranty (other than a potential valuation of the mortgaged property), and all prior transfers, if any, of the Mortgage Loan have been, and the transactions herein contemplated are, in compliance with the VA regulations, and no circumstances exist with respect to the VA Mortgage Loan which would permit the VA to deny coverage under the VA guaranty;

c.
Each RHS Mortgage Loan was underwritten in accordance with RHS standards and is guaranteed by the RHS, and each related Loan Note Guarantee is in full force and effect, and the Mortgage Loan is not subject to any defect which would diminish or impair the Loan Note Guarantee (other than a potential valuation of the mortgaged property), and all prior transfers, if any, of the Mortgage Loan have been, and the transactions herein contemplated are, in compliance with RHS regulations, and no circumstances exist with respect to the RHS Mortgage Loan which would permit the RHS to deny coverage under the RHS guaranty;

d.	No Mortgage Loan is a VA Vendee Loan, Title I Loan or Section 235 Loan; and

e.
Each Non-Conventional Mortgage Loan was previously included in a GNMA mortgage loan pool and was repurchased from such pool, in accordance with applicable GNMA guidelines, by the Company or a predecessor servicer, after such Mortgage Loan missed one or more Monthly Payments and remained delinquent for ninety (90) consecutive days or more;

(xv)	Title Insurance.

The Mortgage Loan is covered by an ALTA lender’s title insurance policy or other generally acceptable form of policy of insurance acceptable to, with respect to the Non-Conventional Mortgage Loans, GNMA, FHA, VA or RHS, as applicable, or, with respect to the Conventional Mortgage Loans, Fannie Mae or Freddie Mac, issued by a title insurer acceptable to, with respect to the Non-Conventional Mortgage Loans, GNMA, FHA, VA or RHS, as applicable, or, for Conventional Mortgage Loans, Fannie Mae or Freddie Mac, and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Company, its successors and assigns, as to the first priority lien (or second priority if such Mortgage Loan is a Second Lien Mortgage Loan) of the Mortgage in the original principal amount of the Mortgage Loan, subject only to the exceptions contained in clauses (a), (b) and (c) of paragraph (x) of this Section 3.02; provided, however, that in the case of any Mortgage Loan secured by a Mortgaged Property located in a jurisdiction where such policies are generally not available, the Mortgage Loan is the subject of an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance. The Company is the sole insured of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender’s title insurance policy, and no prior holder of the Mortgage, including the Company, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy;

(xvi)	No Mechanics’ Liens.

There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage which are not insured against by the title insurance policy referenced in clause (xv) above and (xlix) below;

(xvii)	Location of Improvements; No Encroachments.

Except as insured against by the title insurance policy referenced in clause (xv) above, all improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

(xviii)	Customary Provisions.

The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage;

(xix)	Occupancy of the Mortgaged Property.

As of the date of origination, the Mortgaged Property was lawfully occupied under Applicable Law;

(xx)	No Additional Collateral.

Except in the case of a Pledged Asset Mortgage Loan, the Mortgage Note is not and has not been secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in clause (x) above;

(xxi)	Deeds of Trust.

In the event that the Mortgage constitutes a deed of trust, a trustee, duly qualified under Applicable Law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Mortgagee to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor;

(xxii)	Transfer of Mortgage Loans.

As to any Mortgage Loan which is not a MERS Mortgage Loan, the Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

(xxiii)	Mortgaged Property Undamaged.

The Mortgaged Property is undamaged by water, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

(xxiv)	Collection Practices; Escrow Deposits.

The origination and collection practices used with respect to the Mortgage Loan have been in accordance with Acceptable Servicing Practices, and have been in all material respects legal and proper, and in accordance with the terms of the Mortgage Note and Mortgage or, with respect to the Non-Conventional Mortgage Loans, rules and regulations of FHA, VA or RHS, as applicable, including those rules, regulations and guidelines relating to loss mitigation. All Escrow Payments have been collected in full compliance with state and federal law. An escrow of funds is not prohibited by Applicable Law and has been established to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due the Company have been capitalized under the Mortgage Note. For Adjustable Rate Mortgage Loans, all Mortgage Interest Rate adjustments have been made in compliance with state and federal law and the terms of the related Mortgage and Mortgage Note on the related Interest Rate Adjustment Date;

(xxv)	No Condemnation.

To the best of Company’s knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the related Mortgaged Property;

(xxvi)	The Appraisal.

The Mortgage File contains an appraisal of the related Mortgaged Property by an appraiser who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof; and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and the appraiser both satisfy the applicable requirements of, with respect to the Non-Conventional Mortgage Loans, FHA, VA or RHS, as applicable, or with respect to the Conventional Mortgage Loans, Fannie Mae or Freddie Mac;

(xxvii)	Insurance.

The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to, with respect to the Non-Conventional Mortgage Loans, FHA, VA or RHS, as applicable, or with respect to the Conventional Mortgage Loans, Fannie Mae or Freddie Mac against loss by fire and such hazards as are covered under a standard extended coverage endorsement, in an amount which is at least equal to the lesser of (a) 100% of the insurable value, on a replacement cost basis, of the improvements on the related Mortgaged Property or (b) the greater of (i) either (1) the outstanding principal balance of the Mortgage Loan with respect to each First Lien Mortgage Loan or (2) with respect to each Second Lien Mortgage Loan, the sum of the outstanding principal balance of the first lien on such Mortgage Loan and the outstanding principal balance of such Second Lien Mortgage Loan, or (ii) an amount such that the proceeds of such insurance shall be sufficient to prevent the application to the Mortgagor or the loss payee of any coinsurance clause under the policy. If the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project; the insurance policy contains a standard clause naming the originator of such mortgage loan, its successor and assigns, as insured mortgagee; if upon origination of the Mortgage Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value and (C) the maximum amount of insurance which was available under the Flood Disaster Protection Act of 1973, as amended; and the Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor’s cost and expense and the Company has not acted or failed to act so as to impair the coverage of any such insurance policy or the validity, binding effect and enforceability thereof;

(xxviii)	Servicemembers Civil Relief Act.

The Mortgagor has not notified the Company, and the Company has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act, as amended;

(xxix)	Payment Terms.

Except with respect to the Interest Only Mortgage Loans, the Mortgage Note is payable each month in equal monthly installments of principal and interest, which with respect to Adjustable Rate Mortgage Loans the installments of interest are subject to change due to the adjustments to the Mortgage Interest Rate on each Interest Rate Adjustment Date, with interest in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, providing for full amortization by maturity over a scheduled term of no more than 30 years from origination and once the amortization period starts, payments are calculated to fully amortize by maturity. No Mortgage Loan has a shared appreciation or other contingent interest feature, or permits negative amortization;

(xxx)	No Defaults.

Except with respect to delinquencies identified on the Mortgage Loan Schedule, there is no default, breach, violation or event of acceleration existing under any Mortgage or Mortgage Note and no event that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Company has not waived any default, breach, violation or event of acceleration;

(xxxi)	No Bankruptcy.

To the best of the Company’s knowledge, no Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated and as of the Closing Date, except as identified on the Mortgage Loan Schedule, the Company has not received notice that any Mortgagor is a debtor under any state or federal bankruptcy or insolvency proceeding.

(xxxii)	Loan-to-Value Ratio; No Foreclosures.

The Loan-to-Value Ratio of each Mortgage Loan is as stated on the Mortgage Loan Schedule. Except as identified on the Mortgage Loan Schedule, no Mortgage Loan is subject to active foreclosure proceedings;

(xxxiii)	Underwriting Guidelines.

The Mortgage Loan was underwritten in accordance with the Company’s underwriting guidelines in effect at the time of origination with exceptions thereto exercised in a reasonable manner;

(xxxiv)	Primary Mortgage Insurance.

Each Conventional Mortgage Loan with an LTV at origination in excess of 80% that the Mortgage Loan Schedule indicates as having a PMI Policy will be subject to a PMI Policy or LPMI Policy, issued by an insurer acceptable to Fannie Mae or Freddie Mac, in at least such amounts as are required by Freddie Mac or Fannie Mae. At its origination, no Mortgage Loan secured by a second lien on the Mortgaged Property has a CLTV greater than 100%. All provisions of such PMI Policy or LPMI Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Any Mortgage Loan subject to any such PMI Policy or LPMI Policy obligates the Mortgagor or Company, as applicable, to maintain such insurance and to pay all premiums and charges in connection therewith unless terminable in accordance with Freddie Mac or Fannie Mae standards or Applicable Law;

(xxxv)	No Additional Payments.

There is no obligation on the part of the Company or any other party to make payments in addition to those made by the Mortgagor;

(xxxvi)	Comparable Mortgage File.

Each document or instrument in the related Mortgage File is in a form generally acceptable to prudent mortgage lenders that regularly originate or purchase mortgage loans comparable to the Mortgage Loans for sale to prudent investors in the secondary market that invest in mortgage loans such as the Mortgage Loans;

(xxxvii)	High Cost Loans.

No Mortgage Loan is a High Cost Loan or Covered Loan;

(xxxviii)	Fair Credit Reporting Act.

The Company, in its capacity as servicer for each Mortgage Loan, has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis;

(xxxix)	No Credit Insurance Policies.

No proceeds from any Mortgage Loan were used to purchase single-premium credit insurance policies;

(xl)	Prepayment Penalty Term.

No Mortgage Loan originated on or after October 1, 2002 will impose a prepayment premium for a term in excess of three years after its origination. No Mortgage Loan originated before October 1, 2002 will impose a prepayment premium for a term in excess of five years after its origination;

(xli)	No Violation of Environmental Laws.

To the best of the Company's knowledge, there is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; there is no violation of any environmental law, rule or regulation with respect to the Mortgage Property; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;

(xlii)	No Arbitration Provision.

No Mortgage Loan originated on or after August 1, 2004 requires the related Mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction;

(xliii)	Tax Service Contract; Flood Certification Contract.

Each Mortgage Loan shall have a tax service contract and, if applicable, a flood insurance contract which shall have a term of the life of the Mortgage Loan. Each such tax service and flood insurance contract shall be fully transferable without penalty, premium or cost to the Purchaser or its designee, unless, with respect to tax service contract, the Company is terminated pursuant to Section 11.02 hereof;

(xliv)                Subsidy Mortgage Loans.

With respect to each Mortgage Loan that is a Subsidy Mortgage Loan:

(1) On or before the date of origination of such Mortgage Loan, the Company and the Mortgagor, or the Company, the Mortgagor and the employer of the Mortgagor entered into a Subsidy Agreement. The Subsidy Agreement provides that the employer of the Mortgagor shall deliver to the Company Subsidy Funds in an amount equal to the aggregate undiscounted amount of payments that, when added to the amount the Mortgagor on such Mortgage Loan is obligated to pay on each Due Date in accordance with the terms of the Subsidy Agreement, is equal to the full scheduled Monthly Payment due on such Mortgage Loan. The Subsidy Funds enable the Mortgagor to qualify for the Subsidy Mortgage Loan. The effective interest rate of a Subsidy Mortgage Loan if less than the interest rate set forth in the related Mortgage Note will increase within the Subsidy Period as provided in the related Subsidy Agreement so that the effective interest rate will be equal to the interest rate as set forth in the related Mortgage Note. All Subsidy Funds required to make the full payment of principal and interest under each Subsidy Loan are in the Subsidy Account held by the Company in its capacity as servicer. The Subsidy Mortgage Loan satisfies the Underwriting Guidelines;

(2) The Mortgage and Mortgage Note reflect the permanent payment terms rather than the payment terms of the Subsidy Agreement. The Subsidy Agreement provides for the payment by the Mortgagor of the full amount of the Monthly Payment on any Due Date that the Subsidy Funds are not available. The Subsidy Funds were not used to reduce the original principal balance of the Mortgage Loan or to increase the Appraised Value of the Mortgage Property when calculating the Loan-to-Value Ratios for purposes of the Agreement;

(3) The Subsidy Funds may not be refunded to the Mortgagor unless the Mortgagor makes a principal payment for the outstanding balance of the Mortgage Loan;

(xlv)                Buydown Mortgage Loans.

With respect to each Mortgage Loan that is a Buydown Mortgage Loan:

(1) On or before the date of origination of such Mortgage Loan, the Company and the Mortgagor, or the Company, the Mortgagor and the seller of the Mortgaged Property or a third party entered into a Buydown Agreement. The Buydown Agreement provides that the seller of the Mortgaged Property (or third party) shall deliver to the Company temporary Buydown Funds in an amount equal to the aggregate undiscounted amount of payments that, when added to the amount the Mortgagor on such Mortgage Loan is obligated to pay on each Due Date in accordance with the terms of the Buydown Agreement, is equal to the full scheduled Monthly Payment due on such Mortgage Loan. The temporary Buydown Funds enable the Mortgagor to qualify for the Buydown Mortgage Loan. The effective interest rate of a Buydown Mortgage Loan if less than the interest rate set forth in the related Mortgage Note will increase within the Buydown Period as provided in the related Buydown Agreement so that the effective interest rate will be equal to the interest rate as set forth in the related Mortgage Note. All Buydown Funds required to make the full payment of principal and interest under each Buydown Loan are in the Buydown Account held by the Company in its capacity as servicer. The Buydown Mortgage Loan satisfies the Underwriting Guidelines;

(2) The Mortgage and Mortgage Note reflect the permanent payment terms rather than the payment terms of the Buydown Agreement. The Buydown Agreement provides for the payment by the Mortgagor of the full amount of the Monthly Payment on any Due Date that the Buydown Funds are not available. The Buydown Funds were not used to reduce the original principal balance of the Mortgage Loan or to increase the Appraised Value of the Mortgage Property when calculating the Loan-to-Value Ratios for purposes of the Agreement;

(3) The Buydown Funds may not be refunded to the Mortgagor unless the Mortgagor makes a principal payment for the outstanding balance of the Mortgage Loan;

(4)  As of the date of origination of the Mortgage Loan, the provisions of the related Buydown Agreement complied with the Underwriting Guidelines.

(xlvi)               Leasehold Estates.

With respect to each Mortgage Loan that is secured in whole or in part by the interest of the mortgagor as a lessee under a ground lease of the related Mortgaged Property (a “Ground Lease”) and not by a fee interest in such Mortgaged Property and as further specified in the Underwriting Guidelines:

(a) The mortgagor is the owner of a valid and subsisting interest as tenant under the Ground Lease;

(b) The Ground Lease is in full force and effect, unmodified and not supplemented by any writing or otherwise;

(c) The Company has not received notice of default by the mortgagor under the Ground Lease or of circumstances which, with the passage of time or the giving of notice or both, would constitute an event of default;

(d) The term of the Ground Lease exceeds the maturity date of the related Mortgage Loan by at least five (5) years;

(e) The Ground Lease or a memorandum thereof has been recorded and by its terms permits the leasehold estate to be mortgaged;

(f) The Ground Lease does not contain any default provisions that could give rise to forfeiture or termination of the Ground Lease except for the non-payment of the Ground Lease rents;

(g) The execution, delivery and performance of the Mortgage do not require the consent (other than those consents which have been obtained and are in full force and effect) under, and will not contravene any provision of or cause a default under, the Ground Lease; and

(h) The Ground Lease provides that the leasehold can be transferred, mortgaged and sublet an unlimited number of times either without restriction or on payment of a reasonable fee and delivery of reasonable documentation to the lessor.

(xlvii)              Cooperative Loans.

With respect to each Cooperative Loan:

(a)
The Cooperative Shares are held by a Person as a tenant-stockholder in a Cooperative. Each original UCC financing statement, continuation statement or other governmental filing or recordation necessary to create or preserve the perfection and priority of the first lien and security interest in the Cooperative Loan and Proprietary Lease has been timely and properly made. Any security agreement, chattel mortgage or equivalent document related to the Cooperative Loan and delivered to Purchaser or its designee establishes in Purchaser a valid and subsisting perfected first lien on and security interest in the Mortgaged Property described therein, and Purchaser has full right to sell and assign the same;

(b)
A Cooperative Lien Search has been made by a company competent to make the same which company is acceptable to Fannie Mae and qualified to do business in the jurisdiction where the Cooperative is located;

(c)
(i) The term of the related Proprietary Lease is not less than the terms of the Cooperative Loan; (ii) there is no provision in any Proprietary Lease which requires the Mortgagor to offer for sale the Cooperative Shares owned by such Mortgagor first to the Cooperative; (iii) there is no prohibition in any Proprietary Lease against pledging the Cooperative Shares or assigning the Proprietary Lease; (iv) the Cooperative has been created and exists in full compliance with the requirements for residential cooperatives in the jurisdiction in which the Project is located and qualifies as a cooperative housing corporation under Section 210 of the Code; (v) the Recognition Agreement is on a form published by Aztech Document Services, Inc. or includes similar provisions; and (vi) the Cooperative has good and marketable title to the Project, and owns the Project either in fee simple or under a leasehold that complies with the requirements of Fannie Mae or Freddie Mac; such title is free and clear of any adverse liens or encumbrances, except the lien of any blanket mortgage;

(d)	The Company has the right under the terms of the Mortgage Note, Pledge Agreement and Recognition Agreement to pay any maintenance charges or assessments owed by the Mortgagor; and

(e)
Each Stock Power (i) has all signatures guaranteed or (ii) if all signatures are not guaranteed, then such Cooperative Shares will be transferred by the stock transfer agent of the Cooperative if the Company undertakes to convert the ownership of the collateral securing the related Cooperative Loan.

(xlviii)	Pledged Asset Mortgage Loans.

With respect to each Pledged Asset Mortgage Loan:

(a)           The Pledge Holder has a rating of at least “AA” (or the equivalent) or better from at least two Rating Agencies and the Pledge Holder is obligated to give the beneficiary of each Letter of Credit at least sixty (60) days notice of any non-renewal of any Letter of Credit;

(b)	With respect to each Pledged Asset Mortgage Loan, the Company is the named beneficiary and no Person has drawn any funds against such Letter of Credit;

(c)	Each Letter of Credit is for an amount at least equal to 20% of the lesser of the Purchase Price or the Appraised Value of the related Mortgaged Property;

(d)	As of the Closing Date, the Company has complied with all the requirements of any Letter of Credit, and each Letter of Credit is a valid and enforceable obligation of the Pledge Holder;

(e)	The Company has the right to draw on each Letter of Credit if the related Pledged Asset Mortgage Loan becomes 90 days or more delinquent and to apply such proceeds as a partial prepayment thereon;

(f)	The Company has not received notice of any non-renewal of any Letter of Credit;

(g)
Upon a default by the Pledge Holder, the Company will have a perfected first priority security interest in the assets pledged to secure the Letter of Credit and has the right to obtain possession thereof and the right to liquidate such assets and apply the proceeds thereof to prepay the related Pledged Asset Mortgage Loan; and

(h)
The Letter of Credit is required to be in effect (either for its original term or through renewal) until such time as all amounts owed under the related Pledged Asset Mortgage Loan by the related Mortgagor are less than 80% of the lesser of the Purchase Price or the Appraised Value of the related Mortgaged Property.

(xlix)	Valid Second Lien.

With respect to any Second Lien Mortgage Loan, such Mortgage is a valid, subsisting and enforceable second lien on the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of such Mortgage is subject only to:

(i)               the lien of current real property taxes and assessments not yet due and payable;

(ii)              superior position mortgage lien(s) acceptable in accordance with the Underwriting Guidelines;

(iii)             covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions in accordance with Accepted Servicing Practices and (i) referred to or otherwise considered in the appraisal and (ii) which do not adversely affect the Appraised Value; and

(iv)             other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with such Mortgage Loan establishes and creates a valid, subsisting, and enforceable second lien and second lien security interest on the property described therein and the Company has full right to sell and assign the same to the Purchaser. With respect to each Second Lien Mortgage Loan: (a) the first lien is in full force and effect, (b) there is no default, breach, violation or event of acceleration existing under such first lien mortgage or the related mortgage note, (c) if the related first lien mortgage loan provides for negative amortization, the LTV was calculated at the maximum principal balance of such first lien that could result upon application of such negative amortization feature, (d) either no consent for the Second Lien Mortgage Loan is required by the holder of the first lien or such consent has been obtained and is contained in the Mortgage File and (e) to the best of Company’s knowledge, no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event or acceleration under the related first lien mortgage loan.

Section 3.03 Repurchase.

It is understood and agreed that the representations and warranties set forth in Sections 3.01 and 3.02 shall survive the sale of the Mortgage Loans to the Purchaser and the delivery of the Mortgage Loan Documents to the Custodian and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Mortgage File. Upon discovery by either the Company or the Purchaser of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser (or which materially and adversely affects the interests of the Purchaser in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan), the party discovering such breach shall give prompt written notice to the other.

Within ninety (90) days of the earlier of either discovery by or notice to the Company of any breach of a representation or warranty which materially and adversely affects the value of the Mortgage Loans, (i) the Company shall use its best efforts promptly to cure such breach in all material respects and (ii) if such breach cannot be cured, the Company shall, at the Purchaser’s option, repurchase the affected Mortgage Loan at the Repurchase Price. Notwithstanding anything to the contrary herein, any breach of the representations or warranties set forth in clauses (xxxvii), (xxxix), (xl) or (xlii) of Section 3.02 shall be deemed to materially and adversely affect the value of the related Mortgage Loans and, within ninety (90) days of the earlier of either discovery by or notice to the Company of such breach, the Company shall repurchase such Mortgage Loan at the Repurchase Price. In the event that a breach shall involve any representation or warranty set forth in Section 3.01, and such breach cannot be cured within ninety (90) days of the earlier of either discovery by or notice to the Company of such breach, all of the Mortgage Loans shall, at the Purchaser’s option, be repurchased by the Company at the Repurchase Price. Any repurchase of a Mortgage Loan or Loans pursuant to the foregoing provisions of this Section 3.03 shall be accomplished by deposit in the Custodial Account of the amount of the Repurchase Price as required in Section 4.04, for distribution to the Purchaser on the Remittance Date immediately following the Principal Prepayment Period in which such Repurchase Price is received, after deducting therefrom any amount received in respect of such repurchased Mortgage Loan or Loans and being held in the Custodial Account for future distribution for application in accordance with Section 5.01.

If pursuant to the foregoing provisions the Company repurchases a Mortgage Loan that is a MERS Mortgage Loan, the Company shall either (i) cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to the Company on behalf of the Purchaser, and shall cause such Mortgage to be removed from registration on the MERS® System in accordance with MERS’ rules and regulations, or (ii) cause MERS to designate on the MERS® System the Purchaser as the beneficial holder with respect to such Mortgage Loan.

At the time of repurchase, the Purchaser and the Company shall arrange for the reassignment of the repurchased Mortgage Loan to the Company and the delivery to the Company of any documents held by the Custodian relating to the repurchased Mortgage Loan. In the event of a repurchase, the Company shall, simultaneously with such reassignment, give written notice to the Purchaser that such repurchase has taken place and amend the Mortgage Loan Schedule to reflect the withdrawal of the repurchased Mortgage Loan from this Agreement.

In addition to such repurchase obligation, the Company shall indemnify the Purchaser and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Company’s representations and warranties contained in this Agreement. It is understood and agreed that the obligations of the Company set forth in this Section 3.03 to cure or repurchase a defective Mortgage Loan and to indemnify the Purchaser as provided in this Section 3.03, constitute the sole remedies of the Purchaser respecting a breach of the foregoing representations and warranties.

Any cause of action against the Company relating to or arising out of the breach of any representations and warranties made in Sections 3.01 and 3.02 shall accrue as to any Mortgage Loan upon the earliest of (i) discovery of such breach by the Company or the Purchaser or notice thereof by the Purchaser to the Company, (ii) failures by the Company to cure such breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon the Company by the Purchaser for compliance with this Agreement.

ARTICLE IV

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 4.01 Company to Act as Servicer.

The Company, as an independent contractor, shall service and administer the Mortgage Loans and shall have full power and authority, acting alone or through the utilization of a Subservicer or Subcontractor, to do any and all things in connection with such servicing and administration which the Company may deem necessary or desirable, consistent with the terms of this Agreement and with Accepted Servicing Practices. The Company shall service the Mortgage Loans in accordance with the guidelines of the applicable governing agency, including the Federal Housing Administration for FHA Mortgage Loans, the Veteran’s Administration for VA Mortgage Loans, RHS for RHS Mortgage Loans, and the Accepted Servicing Practices with respect to the Conventional Mortgage Loans and shall comply with all the rules and regulations as set forth by each applicable agency provided that in the event the guidelines of FHA or VA conflict with the Servicing Guidelines of Freddie Mac, the Company shall service the loans in accordance with the guidelines of FHA or VA, as applicable.

Consistent with the terms of this Agreement and any applicable FHA, VA or RHS guidelines or the Servicing Guides and subject to the REMIC Provisions if the Mortgage Loans have been transferred to a REMIC, the Company may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Company’s reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Purchaser and, with respect to the Non-Conventional Mortgage Loans, will not result in the impairment of coverage under the MIC or LGC or Loan Note Guarantee, as applicable. In the event of any such modification which permits the deferral of interest or principal payments on any Mortgage Loan, the Company shall, on the Business Day immediately preceding the Remittance Date in any month in which any such principal or interest payment has been deferred, deposit in the Custodial Account from its own funds, in accordance with Section 5.03, the difference between (a) such month’s principal and one month’s interest at the Mortgage Loan Remittance Rate on the unpaid principal balance of such Mortgage Loan and (b) the amount paid by the Mortgagor. The Company shall be entitled to reimbursement for such advances to the same extent as for all other advances made pursuant to Section 5.03. Without limiting the generality of the foregoing, the Company shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Purchaser, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. If reasonably required by the Company, the Purchaser shall furnish the Company with any powers of attorney and other documents necessary or appropriate to enable the Company to carry out its servicing and administrative duties under this Agreement.

In servicing and administering the Mortgage Loans, the Company shall employ procedures (including collection procedures) and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account, giving due consideration to Accepted Servicing Practices where such practices do not conflict with the requirements of this Agreement and the Purchaser’s reliance on the Company.

The Company is authorized and empowered by the Purchaser, in its own name, when the Company believes it appropriate in its reasonable judgment to register any Mortgage Loan on the MERS® System, or cause the removal from the registration of any Mortgage Loan on the MERS® System, to execute and deliver, on behalf of the Purchaser, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Purchaser and its successors and assigns. The Company will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the MERS Mortgage Loans for as long as such Mortgage Loans are registered with MERS and the Company will remain in good standing with MERS.

The Company shall cause to be maintained for each Cooperative Loan a copy of the financing statements and shall file any such financing statements and continuation statements as necessary, in accordance with the Uniform Commercial Code applicable in the jurisdiction in which the related Cooperative Apartment is located, to perfect and protect the security interest and lien of the Purchaser.

Section 4.02 Liquidation of Mortgage Loans.

In the event that any payment due under any Mortgage Loan and not postponed pursuant to Section 4.01 is not paid when the same becomes due and payable, or in the event that the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Company shall take such action as (1) the Company would take under similar circumstances with respect to a similar mortgage loan held for its own account for investment, (2) shall be consistent with Accepted Servicing Practices, and (3) the Company shall determine prudently to be in the best interest of the Purchaser. In the event that any payment due under any Mortgage Loan is not postponed pursuant to Section 4.01 and remains delinquent for a period of ninety (90) days or any other default continues for a period of ninety (90) days beyond the expiration of any grace or cure period, the Company shall commence foreclosure proceedings, the Company shall notify the Purchaser in writing of the Company’s intention to do so, and the Company shall not commence foreclosure proceedings if the Purchaser objects to such action within three (3) Business Days of receiving such notice. In the event that the Purchaser objects to such foreclosure action, to the extent consistent with, with respect to the Non-Conventional Mortgage Loans, FHA, VA or RHS guidelines or the Servicing Guides, as applicable, or with respect to Conventional Mortgage Loans, Section 5.03, the Company shall not be required to make Monthly Advances with respect to such Mortgage Loan, pursuant to Section 5.03, and the Company’s obligation to make such Monthly Advances shall terminate on the 90th day referred to above. In such connection, the Company shall from its own funds make all necessary and proper Servicing Advances; provided, however, that the Company shall not be required to expend its own funds in connection with any foreclosure or towards the restoration or preservation of any Mortgaged Property, unless it shall determine (a) that such preservation, restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to the Purchaser after reimbursement to itself for such expenses and (b) that such expenses will be recoverable by it either through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to Section 4.05) or through Insurance Proceeds (respecting which it shall have similar priority).

Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event that the Company has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Purchaser otherwise requests an environmental inspection or review of such Mortgaged Property, such an inspection or review is to be conducted by a qualified inspector. The cost for such inspection or review shall be borne by the Purchaser. Upon completion of the inspection or review, the Company shall promptly provide the Purchaser with a written report of the environmental inspection.

After reviewing the environmental inspection report, the Purchaser shall determine how the Company shall proceed with respect to the Mortgaged Property. In the event that (a) the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes and (b) the Purchaser directs the Company to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Company shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean up costs, as applicable, from the related Liquidation Proceeds, or if the Liquidation Proceeds are insufficient to fully reimburse the Company, the Company shall be entitled to be reimbursed from amounts in the Custodial Account pursuant to Section 4.05 hereof. In the event that the Purchaser directs the Company not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Company shall be reimbursed for all Servicing Advances made with respect to the related Mortgaged Property from the Custodial Account pursuant to Section 4.05 hereof.

Section 4.03 Collection of Mortgage Loan Payments.

Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the Company shall proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable in accordance with Accepted Servicing Practices and shall take special care in ascertaining and estimating Escrow Payments and all other charges that will become due and payable with respect to the Mortgage Loan and the Mortgaged Property, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

Section 4.04 Establishment of and Deposits to Custodial Account.

The Company shall segregate and hold all funds collected and received pursuant to a Mortgage Loan or a Letter of Credit separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts, entitled “Wells Fargo Bank, N.A., in trust for the Purchaser of Residential Mortgage Loans serviced under the Amended and Restated Master Seller’s Warranties and Servicing Agreement, dated as of March 1, 2006 - P & I,” or as otherwise directed in writing by the Purchaser or its assigns after the related Closing Date in connection with any Whole Loan Transfer or Securitization Transaction. The Custodial Account shall be established with a Qualified Depository. Upon request of the Purchaser and within ten (10) days thereof, the Company shall provide the Purchaser with written confirmation of the existence of such Custodial Account. The Custodial Account shall at all times be insured to the fullest extent allowed by Applicable Law. Funds deposited in the Custodial Account may be drawn on by the Company in accordance with Section 4.05.

The Company shall deposit in the Custodial Account within one (1) Business Day (or two (2) Business Days in the case of the amounts described in clauses (3) through (5) below) of the Company’s receipt, and retain therein, the following collections received by the Company and payments made by the Company after each Cut-off Date, other than payments of principal and interest due on or before such Cut-off Date:

(1)	all payments on account of principal on the Mortgage Loans, including all Principal Prepayments;

(2)	all payments on account of interest on the Mortgage Loans, adjusted to the Mortgage Loan Remittance Rate;

(3)	all Liquidation Proceeds;

(4)
all Insurance Proceeds, including amounts required to be deposited pursuant to Section 4.10 (other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 4.14), Section 4.11 and Section 4.15;

(5)	all Condemnation Proceeds which are not applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 4.14;

(6)	any amount required to be deposited in the Custodial Account pursuant to Section 4.01, 5.01, 5.03, 6.01 or 6.02;

(7)	any amounts payable in connection with the repurchase of any Mortgage Loan pursuant to Section 2.03, 3.03 or 6.02;

(8)
with respect to each Principal Prepayment an amount (to be paid by the Company out of its funds) which, when added to all amounts allocable to interest received in connection with the Principal Prepayment, equals one month’s interest on the amount of principal so prepaid at the Mortgage Loan Remittance Rate;

(9)	any amounts required to be deposited by the Company pursuant to Section 4.11 in connection with the deductible clause in any blanket hazard insurance policy;

(10)	any amounts received with respect to or related to any REO Property and all REO Disposition Proceeds pursuant to Section 4.16;

(11)	an amount from the Buydown Account that when added to the Mortgagor’s payment will equal the full monthly amount due under the related Mortgage Note;

(12)	an amount from the Subsidy Account that when added to the Mortgagor’s payment will equal the full monthly amount due under the related Mortgage Note;

(13)	with respect to a Pledged Asset Mortgage Loan, any amounts required to be deposited by the Company pursuant to Section 4.25 of this Agreement in connection with a Letter of Credit; and

(14)	all amounts representing proceeds of any PMI Policy.

The foregoing requirements for deposit into the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges and assumption fees, to the extent permitted by Section 6.01, need not be deposited by the Company into the Custodial Account. Any interest paid on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Company and the Company shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 4.05. The Company shall reimburse the Custodial Account for any losses incurred as a result of the Company’s investment of any amounts on deposit in the Custodial Account.

Section 4.05 Permitted Withdrawals From Custodial Account.

The Company shall, from time to time, withdraw funds from the Custodial Account for the following purposes:

(1)	to make payments to the Purchaser in the amounts and in the manner provided for in Section 5.01;

(2)
to reimburse itself for Monthly Advances of the Company’s funds made pursuant to Section 5.03, the Company’s right to reimburse itself pursuant to this subclause (2) being limited to amounts received on the related Mortgage Loan which represent late payments of principal and/or interest respecting which any such advance was made, it being understood that, in the case of any such reimbursement, the Company’s right thereto shall be prior to the rights of the Purchaser, except that, where the Company is required to repurchase a Mortgage Loan pursuant to Section 2.03, 3.03 or 6.02, the Company’s right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to such sections and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

(3)
to reimburse itself for unreimbursed Servicing Advances, and for any unpaid Servicing Fees, the Company’s right to reimburse itself pursuant to this subclause (3) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Company from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of any such reimbursement, the Company’s right thereto shall be prior to the rights of the Purchaser, except that where the Company is required to repurchase a Mortgage Loan pursuant to Section 2.03, 3.03 or 6.02, in which case the Company’s right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to such sections and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

(4)	to pay itself as servicing compensation any interest on funds deposited in the Custodial Account;

(5)	to reimburse itself for expenses incurred to the extent reimbursable pursuant to Section 8.01;

(6)
to pay any amount required to be paid pursuant to Section 4.16 related to any REO Property, it being understood that, in the case of any such expenditure or withdrawal related to a particular REO Property, the amount of such expenditure or withdrawal from the Custodial Account shall be limited to amounts on deposit in the Custodial Account with respect to the related REO Property;

(7)	to reimburse itself for any Servicing Advances or REO expenses after liquidation of the Mortgaged Property not otherwise reimbursed above;

(8)
to reimburse the trustee with respect to any Securitization Transaction for any unreimbursed Monthly Advances or Servicing Advances made by the trustee, as applicable, the right to reimbursement pursuant to this subclause (8) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, proceeds of REO Dispositions, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Company from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of such reimbursement, such trustee’s right thereto shall be prior to the rights of the Company to reimbursement under subclause (2) and (3) above, and prior to the rights of the Purchaser under subclause (1) above;

(9)	to remove funds inadvertently placed in the Custodial Account by the Company;

(10)	to clear and terminate the Custodial Account upon the termination of this Agreement;

(11)	to reimburse the Purchaser from its own funds without reimbursement for any losses on amounts in deposit in the Custodial Account which were invested in Permitted Investments; and

(12)	to apply the proceeds of PMI Policy as if such proceeds were payments on, or Liquidation Proceeds of, the related Mortgage Loan, as the case may be.

In the event that the Custodial Account is interest bearing, on each Remittance Date, the Company shall withdraw all interest earned on funds on deposit in the Custodial Account. The Company may use such withdrawn funds only for the purposes described in this Section 4.05.

Section 4.06 Establishment of and Deposits to Escrow Account.

The Company shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled, “Wells Fargo Bank, N.A., in trust for the Purchaser under the Amended and Restated Master Seller’s Warranties and Servicing Agreement dated as of March 1, 2006 and/or subsequent purchasers of Mortgage Loans, and various Mortgagors - T & I.” The Escrow Accounts shall be established with a Qualified Depository, in a manner which shall provide maximum available insurance thereunder. Upon request of the Purchaser and within ten (10) days thereof, the Company shall provide the Purchaser with written confirmation of the existence of such Escrow Account. Funds deposited in the Escrow Account may be drawn on by the Company in accordance with Section 4.07.

The Company shall deposit in the Escrow Account or Accounts within two (2) Business Days of the Company’s receipt, and retain therein:

(1)	all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement;

(2)	all amounts representing Insurance Proceeds or Condemnation Proceeds which are to be applied to the restoration or repair of any Mortgaged Property;

(3)	all payments on account of Buydown Funds; and

(4)	all Servicing Advances for Mortgagors whose Escrow Payments are insufficient.

The Company shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in Section 4.07. The Company shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the Mortgagor. To the extent required by law, the Company shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes. The Company shall reimburse the Escrow Account for any losses incurred as a result of the Company’s investment of any amount on deposit in the Escrow Account.

Section 4.07 Permitted Withdrawals From Escrow Account.

Withdrawals from the Escrow Account or Accounts may be made by the Company only:

(1)
to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

(2)
to reimburse the Company for any Servicing Advances made by the Company pursuant to Section 4.08 with respect to a related Mortgage Loan, but only from amounts received on the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

(3)	to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan;

(4)	for transfer to the Custodial Account and application to reduce the principal balance of the related Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

(5)	for application to restoration or repair of the Mortgaged Property in accordance with the procedures outlined in Section 4.14;

(6)	to pay to the Company, or any Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account;

(7)	to remove funds inadvertently placed in the Escrow Account by the Company;

(8)	to clear and terminate the Escrow Account on the termination of this Agreement; and

(9)	to remit to Purchaser payments on account of Buydown Funds as applicable.

Section 4.08 Payment of Taxes, Insurance and Other Charges.

With respect to each Mortgage Loan, the Company shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates, sewer rents, and other charges which are or may become a lien upon the Mortgaged Property and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Company in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. The Company assumes full responsibility for the timely payment of all such bills and shall effect timely payment of all such charges irrespective of each Mortgagor’s faithful performance in the payment of same or the making of the Escrow Payments, and the Company shall make advances from its own funds to effect such payments.

Section 4.09 Protection of Accounts.

The Company may transfer the Custodial Account, Buydown Account, Subsidy Account or the Escrow Account to a different Qualified Depository from time to time, upon prior written notice to the Purchaser.

Section 4.10 Maintenance of Hazard Insurance.

The Company shall cause to be maintained for each Mortgage Loan hazard insurance such that all buildings upon the Mortgaged Property are insured by an insurer acceptable to Fannie Mae or Freddie Mac, or with respect to the Non-Conventional Mortgage Loans, GNMA or VA, as applicable, against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the lesser of (a) 100% of the insurable value, on a replacement cost basis, of the improvements on the related Mortgaged Property or (b) the greater of (i) the outstanding principal balance of the Mortgage Loan and (ii) an amount such that the proceeds of such insurance shall be sufficient to prevent the application to the Mortgagor or the loss payee of any coinsurance clause under the policy. In the event a hazard insurance policy shall be in danger of being terminated, or in the event the insurer shall cease to be acceptable to Fannie Mae or Freddie Mac, or with respect to the Non-Conventional Mortgage Loans, GNMA or VA, as applicable, the Company shall notify the Purchaser and the related Mortgagor, and shall use its best efforts, as permitted by Applicable Law, to obtain from another Qualified Insurer a replacement hazard insurance policy substantially and materially similar in all respects to the original policy. In no event, however, shall a Mortgage Loan be without a hazard insurance policy at any time, subject only to Section 4.11 hereof.

If upon origination of the Mortgage Loan, the related Mortgaged Property was located in an area identified by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier acceptable to Fannie Mae, Freddie Mac or, with respect to the Non-Conventional Mortgage Loans, GNMA, in an amount representing coverage equal to the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of the related Mortgage if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. If at any time during the term of the Mortgage Loan, the Company determines in accordance with applicable law that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Disaster Protection Act of 1973, as amended, the Company shall notify the related Mortgagor that the Mortgagor must obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within forty-five (45) days after such notification, the Company shall immediately force place the required flood insurance on the Mortgagor’s behalf.

If a Mortgage is secured by a unit in a condominium project, the Company shall verify that the coverage required of the owner’s association, including hazard, flood, liability, and fidelity coverage, is being maintained in accordance with then current Fannie Mae, Freddie Mac or, with respect to the Non-Conventional Mortgage Loans, GNMA requirements, secure from the owner’s association its agreement to notify the Company promptly of any change in the insurance coverage or of any condemnation or casualty loss that may have a material effect on the value of the Mortgaged Property as security.

In the event that any Purchaser or the Company shall determine that the Mortgaged Property should be insured against loss or damage by hazards and risks not covered by the insurance required to be maintained by the Mortgagor pursuant to the terms of the Mortgage, the Company shall communicate and consult with the Mortgagor with respect to the need for such insurance and bring to the Mortgagor’s attention the required amount of coverage for the Mortgaged Property and if the Mortgagor does not obtain such coverage, the Company shall immediately force place the required coverage on the Mortgaged Property.

All policies required hereunder shall name the Company as loss payee and shall be endorsed with standard or union mortgagee clauses, without contribution, which shall provide for at least thirty (30) days prior written notice of any cancellation, reduction in amount or material change in coverage.

The Company shall not interfere with the Mortgagor’s freedom of choice in selecting either his insurance carrier or agent; provided, however, that the Company shall not accept any such insurance policies from insurance companies unless such companies are acceptable to Fannie Mae, Freddie Mac or, with respect to the Non-Conventional Mortgage Loans, GNMA and are licensed to do business in the jurisdiction in which the Mortgaged Property is located. The Company shall determine that such policies provide sufficient risk coverage and amounts, that they insure the property owner, and that they properly describe the property address.

Pursuant to Section 4.04, any amounts collected by the Company under any such policies (other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the related Mortgaged Property, or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor, in accordance with the Company’s normal servicing procedures as specified in Section 4.14) shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 4.05.

Section 4.11 Maintenance of Mortgage Impairment Insurance.

In the event that the Company shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the Mortgage Loans, then to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 4.10 and otherwise complies with all other requirements of Section 4.10, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 4.10. The Company shall prepare and make any claims on the blanket policy as deemed necessary by the Company in accordance with Accepted Servicing Practices. Any amounts collected by the Company under any such policy relating to a Mortgage Loan shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 4.05. Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 4.10, and there shall have been a loss which would have been covered by such policy, the Company shall deposit in the Custodial Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to be deposited from the Company’s funds, without reimbursement therefor. Upon request of any Purchaser, the Company shall cause to be delivered to such Purchaser a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without thirty (30) days’ prior written notice to such Purchaser.

Section 4.12 Maintenance of Fidelity Bond and Errors and Omissions Insurance.

The Company shall maintain with responsible companies, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans (“Company Employees”). Any such Fidelity Bond and Errors and Omissions Insurance Policy shall be in the form of the Mortgage Banker’s Blanket Bond and shall protect and insure the Company against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Company Employees. Such Fidelity Bond and Errors and Omissions Insurance Policy shall also protect and insure the Company against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 4.12 requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve the Company from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the amounts acceptable to Fannie Mae, Freddie Mac, or, with respect to the Non-Conventional Mortgage Loans, GNMA or VA, as applicable. Upon the request of any Purchaser, the Company shall cause to be delivered to such Purchaser a certified true copy of such fidelity bond and insurance policy and a statement from the surety and the insurer that such fidelity bond and insurance policy shall in no event be terminated or materially modified without thirty (30) days’ prior written notice to the Purchaser.

Section 4.13 Inspections.

If any Mortgage Loan is more than sixty (60) days delinquent, the Company or its agent immediately shall inspect the Mortgaged Property and shall conduct subsequent inspections in accordance with Accepted Servicing Practices or as may be required by the primary mortgage guaranty insurer. The Company shall keep a written report of each such inspection.

Section 4.14 Restoration of Mortgaged Property.

The Company need not obtain the approval of the Purchaser prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property, if such release is in accordance with Accepted Servicing Practices. For claims greater than the lesser of $15,000 or, with respect to the Non-Conventional Mortgage Loans, any amount prescribed by applicable FHA, VA or RHS guidelines, at a minimum the Company shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

(i)	The Company shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

(ii)	the Company shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics’ and materialmen’s liens;

(iii)	the Company shall verify that the Mortgage Loan is not in default; and

(iv)	pending repairs or restoration, the Company shall place the Insurance Proceeds or Condemnation Proceeds in the Escrow Account.

If the Purchaser is named as an additional loss payee, the Company is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Purchaser.

Section 4.15 Claims.

In connection with its activities as servicer, the Company agrees to prepare and present, on behalf of itself and the Purchaser, claims to the insurer under any MIC or LGC or Loan Note Guarantee in a timely fashion and, in this regard, to take such action as shall be necessary to permit recovery respecting a defaulted Mortgage Loan. Pursuant to Section 4.04, any amounts collected by the Company under any guaranty shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05.

Section 4.16 Title, Management and Disposition of REO Property.

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Company, or in the event the Company is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the “doing business” or tax laws of such state by so holding title, or the perfection of the ownership or security interest of the Purchaser in such REO Property would be adversely effected, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Company from any attorney duly licensed to practice law in the state where the REO Property is located. The Person or Persons holding such title other than the Purchaser shall acknowledge in writing that such title is being held as nominee for the Purchaser.

The Company shall manage, conserve, protect and operate each REO Property for the Purchaser solely for the purpose of its prompt disposition and sale. The Company, either itself or through an agent selected by the Company, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Company shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as the Company deems to be in the best interest of the Purchaser.

The Company shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event prior to the close of the third calendar year beginning after the year in which title has been taken to such REO Property, unless (i) a REMIC election has not been made with respect to the arrangement under which the Mortgage Loans and the REO Property are held, and (ii) the Company determines, and gives an appropriate notice to the Purchaser to such effect, that a longer period is necessary for the orderly liquidation of such REO Property. If a period longer than one year is permitted under the foregoing sentence and is necessary to sell any REO Property, (i) the Company shall report monthly to the Purchaser as to the progress being made in selling such REO Property and (ii) if, with the written consent of the Purchaser, a purchase money mortgage is taken in connection with such sale, such purchase money mortgage shall name the Company as mortgagee, and such purchase money mortgage shall not be held pursuant to this Agreement, but instead a separate participation agreement among the Company and the Purchaser shall be entered into with respect to such purchase money mortgage.

The Company shall also maintain on each REO Property fire and hazard insurance with extended coverage in amount which is at least equal to the maximum insurable value of the improvements which are a part of such property and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

The disposition of REO Property shall be carried out by the Company at such price, and upon such terms and conditions, as the Company deems to be in the best interests of the Purchaser. The proceeds of sale of the REO Property shall be promptly deposited in the Custodial Account. As soon as practical thereafter, the expenses of such sale shall be paid and the Company shall reimburse itself for any related unreimbursed Servicing Advances, unpaid Servicing Fees and unreimbursed advances made pursuant to Section 5.03. On the Remittance Date immediately following the Principal Prepayment Period in which such sale proceeds are received, the net cash proceeds of such sale remaining in the Custodial Account shall be distributed to the Purchaser.

The Company shall withdraw the Custodial Account funds necessary for the proper operation management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 4.10 and the fees of any managing agent of the Company, or the Company itself. The Company shall make monthly distributions on each Remittance Date to the Purchaser of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described in the Section 4.16 and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

Section 4.17 Real Estate Owned Reports.

Together with the statement furnished pursuant to Section 5.02, the Company shall furnish to the Purchaser on or before the Remittance Date each month a statement with respect to any REO Property covering the operation of such REO Property for the previous month and the Company’s efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month. That statement shall be accompanied by such other information as the Purchaser shall reasonably request.

Section 4.18 Liquidation Reports.

Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Purchaser pursuant to a deed in lieu of foreclosure, the Company shall submit to the Purchaser a liquidation report with respect to such Mortgaged Property.

Section 4.19 Reports of Foreclosures and Abandonments of Mortgaged Property.

Following the foreclosure sale or abandonment of any Mortgaged Property, the Company shall report such foreclosure or abandonment as required pursuant to Section 6050J of the Code. The Company shall file information reports with respect to the receipt of mortgage interest received in a trade or business and information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property as required by the Code. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by the Code.

Section 4.20 Fair Credit Reporting Act.

The Company, in its capacity as servicer for each Mortgage Loan, agrees to fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis.

Section 4.21 Maintenance of Primary Mortgage Insurance Policy; Claims.

With respect to each Conventional Mortgage Loan with a LTV in excess of 80% at the time of origination and that the Mortgage Loan Schedule indicates as having a PMI Policy, the Company shall, without any cost to the Purchaser, maintain or cause the Mortgagor to maintain in full force and effect a PMI Policy or LPMI Policy insuring that portion of the Mortgage Loan as is required by the Underwriting Guidelines. The Company shall pay or shall cause the Mortgagor to pay the premium thereon on a timely basis, at least until the LTV of such Mortgage Loan is reduced to 80%, or such amount as required by Applicable Law, or such other amount as Fannie Mae and Freddie Mac permits for cancellation of mortgage insurance. In the event that such PMI Policy shall be terminated other than as required by law, the Company shall obtain from another insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated PMI Policy. If the insurer shall cease to be a qualified insurer, the Company shall determine whether recoveries under the PMI Policy or LPMI Policy are jeopardized for reasons related to the financial condition of such insurer, it being understood that the Company shall in no event have any responsibility or liability for any failure to recover under the PMI Policy or LPMI Policy for such reason. If the Company determines that recoveries are so jeopardized, it shall notify the Purchaser and the Mortgagor, if required, and obtain from another qualified insurer a replacement insurance policy. The Company will maintain or cause to be maintained in full force and effect any Lender Paid Mortgage Insurance Policy issued by a Qualified Insurer with respect to each Mortgage Loan for which such coverage is in existence or is obtained. The Company shall not take any action which would result in noncoverage under any applicable PMI Policy or LPMI Policy of any loss which, but for the actions of the Company would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 6.01, the Company shall promptly notify the insurer under the related PMI Policy or LPMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such PMI Policy or LPMI Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such PMI Policy or LPMI Policy. If such PMI Policy or LPMI Policy is terminated as a result of such assumption or substitution of liability, the Company shall obtain a replacement PMI Policy or LPMI Policy as provided above.

In connection with its activities as servicer, the Company agrees to prepare and present, on behalf of itself and the Purchaser, claims to the insurer under any PMI Policy or LPMI Policy in a timely fashion in accordance with the terms of such PMI Policy or LPMI Policy and, in this regard, to take such action as shall be necessary to permit recovery under any PMI Policy or LPMI Policy respecting a defaulted Mortgage Loan.

Section 4.22 Establishment of and Deposits to Subsidy Account.

(a) The Company shall segregate and hold all Subsidy Funds collected and received pursuant to the Subsidy Loans separate and apart from any of its own funds and general assets and shall establish and maintain one or more Subsidy Accounts, in the form of time deposit or demand accounts, titled “Wells Fargo Bank, N.A., in trust for the Purchaser, its successors or assigns, and/or subsequent purchasers of Residential Mortgage Loans, and various Mortgagors.” The Subsidy Accounts shall be established with a Qualified Depository, in a manner which shall provide maximum available insurance thereunder. Upon request of the Purchaser and within ten (10) days thereof, the Company shall provide the Purchaser with written confirmation of the existence of such Subsidy Account. Funds deposited in the Subsidy Account may be drawn on by the Company in accordance with this 4.22.

(b) The Company shall, from time to time, withdraw funds from the Subsidy Account for the following purposes:

(i) on or prior to each Remittance Date, to deposit in the Custodial Account in the amounts and in the manner provided for in Section 4.04(12);

(ii) to transfer funds to another Qualified Depository in accordance with Section 4.09 hereof;

(iii) to withdraw funds deposited in error; and

(iv) to clear and terminate the Subsidy Account upon the termination of this Agreement.

(c) Notwithstanding anything to the contrary elsewhere in this Agreement, the Company may employ the Escrow Account as the Subsidy Account to the extent that the Company can separately identify any Subsidy Funds deposited therein.

(d) If the Mortgagor on a Subsidy Mortgage Loan defaults on such Mortgage Loan during the Subsidy Period and the Mortgaged Property securing such Subsidy Mortgage Loan is sold in the liquidation thereof (either by the Company or the insurer under any related PMI Policy) the Company shall, on the Remittance Date following the date upon which Liquidation Proceeds or REO Disposition proceeds are received with respect to any such Subsidy Mortgage Loan, distribute to the Purchaser all remaining Subsidy Funds for such Mortgage Loan then remaining in the Subsidy Account. Pursuant to the terms of each Subsidy Agreement, any amounts distributed to the Purchaser in accordance with the preceding sentence will be applied to reduce the outstanding principal balance of the related Subsidy Mortgage Loan. If a Mortgagor on a Subsidy Mortgage Loan prepays such Mortgage Loan in it entirety during the related Subsidy Period, the Company shall be required to withdraw from the Subsidy Account any Subsidy Funds remaining in the Subsidy Account with respect to such Subsidy Mortgage Loan in accordance with the related Subsidy Agreement. If a principal prepayment by a Mortgagor on a Subsidy Mortgage Loan during the related Subsidy Period, together with any Subsidy Funds then remaining in the Subsidy Account related to such Subsidy Mortgage Loan, would result in a principal prepayment of the entire unpaid principal balance of the Subsidy Mortgage Loan, the Company shall distribute to the Purchaser on the Remittance Date occurring in the month immediately succeeding the month in which such Principal Prepayment is received, all Subsidy Funds related to such Mortgage Loan so remaining in the Subsidy Account, together with any amounts required to be deposited into the Custodial Account.

Section 4.23 Establishment of and Deposits to Buydown Account.

(a) The Company shall segregate and hold all Buydown Funds collected and received pursuant to the Buydown Loans separate and apart from any of its own funds and general assets and shall establish and maintain one or more Buydown Accounts, in the form of time deposit or demand accounts, titled “Wells Fargo Bank, N.A., in trust for the Purchaser, its successors or assigns, and/or subsequent purchasers of Residential Mortgage Loans, and various Mortgagors.” The Buydown Accounts shall be established with a Qualified Depository, in a manner which shall provide maximum available insurance thereunder. Upon request of the Purchaser and within ten (10) days thereof, the Company shall provide the Purchaser with written confirmation of the existence of such Buydown Account. Funds deposited in the Buydown Account may be drawn on by the Company in accordance with this 4.23.

(b) The Company shall, from time to time, withdraw funds from the Buydown Account for the following purposes:

(i) on or prior to each Remittance Date, to deposit in the Custodial Account in the amounts and in the manner provided for in Section 4.04(11);

(ii) to transfer funds to another Qualified Depository in accordance with Section 4.09 hereof;

(iii) to withdraw funds deposited in error; and

(iv) to clear and terminate the Buydown Account upon the termination of this Agreement.

(c) Notwithstanding anything to the contrary elsewhere in this Agreement, the Company may employ the Escrow Account as the Buydown Account to the extent that the Company can separately identify any Buydown Funds deposited therein.

If the Mortgagor on a Buydown Mortgage Loan defaults on such Mortgage Loan during the Buydown Period and the Mortgaged Property securing such Buydown Mortgage Loan is sold in the liquidation thereof (either by the Company or the insurer under any related PMI Policy) the Company shall, on the Remittance Date following the date upon which Liquidation Proceeds or REO Disposition proceeds are received with respect to any such Buydown Mortgage Loan, distribute to the Purchaser all remaining Buydown Funds for such Mortgage Loan then remaining in the Buydown Account. Pursuant to the terms of each Buydown Agreement, any amounts distributed to the Purchaser in accordance with the preceding sentence will be applied to reduce the outstanding principal balance of the related Buydown Mortgage Loan. If a Mortgagor on a Buydown Mortgage Loan prepays such Mortgage Loan in it entirety during the related Buydown Period, the Company shall be required to withdraw from the Buydown Account any Buydown Funds remaining in the Buydown Account with respect to such Buydown Mortgage Loan in accordance with the related Buydown Agreement. If a principal prepayment by a Mortgagor on a Buydown Mortgage Loan during the related Buydown Period, together with any Buydown Funds then remaining in the Buydown Account related to such Buydown Mortgage Loan, would result in a principal prepayment of the entire unpaid principal balance of the Buydown Mortgage Loan, the Company shall distribute to the Purchaser on the Remittance Date occurring in the month immediately succeeding the month in which such Principal Prepayment is received, all Buydown Funds related to such Mortgage Loan so remaining in the Buydown Account, together with any amounts required to be deposited into the Custodial Account.

Section 4.24 Letter of Credit Compliance.

Notwithstanding any other provision of this Agreement, the Company shall comply with all the requirements of any Letter of Credit so as to assure the full benefit of such Letter of Credit to the Purchaser.

Section 4.25 Letter of Credit Draws.

The Company shall take all steps necessary to make draws under any Letter of Credit in accordance with the provisions thereof and shall draw on each Letter of Credit all amounts payable thereunder within the time frame required by the Letter of Credit or such shorter time within which the Company can effect such draw (not to exceed thirty (30) calendar days) of (i) the date the related Pledged Asset Mortgage Loan becomes 90 days or more delinquent and (ii) the receipt of notice of non-renewal from the Pledge Holder at any time prior to the date that all amounts owed under the related Pledged Asset Mortgage Loan are less than or equal to 80% of the Appraised Value of the related Mortgaged Property. The Company shall notify the Purchaser promptly in writing upon receipt of notice from the Pledge Holder of non-renewal of any Letter of Credit. Upon receipt of any amounts as a result of a draw on a Letter of Credit because of the non-renewal of such Letter of Credit or as a result of the Pledged Asset Mortgage Loan continuing in default for 90 or more days, the Company shall deposit such amounts in the Custodial Account and such amount shall be treated as a payment of principal.

Section 4.26 Assignment of the Letter of Credit.

Notwithstanding anything to the contrary in this Agreement (including, without limitation, the termination or transfer of the servicing rights and/or obligations of the Company pursuant to Articles X and XI hereof), the Company, as beneficiary under any Non-Assigned Letters of Credit, shall transfer and assign, at no cost to the Purchaser, each Non-Assigned Letter of Credit to the Purchaser in accordance with the provisions thereof within ten (10) days of such termination or transfer. In addition, the Company shall forward within one (1) Business Day of receipt any notice received of non-renewal of any Letter of Credit. Any funds received by the Company from draws on the Non-Assigned Letters of Credit after the Company is no longer the servicer hereunder shall be remitted by the Company to the successor servicer for deposit into the Custodial Account.

Section 4.27 Pledge Holder Defaults.

Upon a default under the Letter of Credit by the Pledge Holder, the Company shall take possession of the assets securing the Letter of Credit and shall deposit such assets or the proceeds thereof in the Custodial Account and apply them as a prepayment of the related Pledged Asset Mortgage Loan. If such default described in the prior sentence occurs at any time that the Company is no longer the servicer of the related Pledged Asset Mortgage Loan, the Company shall, upon knowledge of such default or notice from the successor servicer of such default with respect to any Non-Assigned Letter of Credit forward such proceeds to the successor servicer for deposit into the Custodial Account.

Section 4.28 Use of Subservicers and Subcontractors.

The Company shall not hire or otherwise utilize the services of any Subservicer to fulfill any of the obligations of the Company under this Agreement or any Reconstitution Agreement unless the Company complies with the provisions of paragraph (a) of this Section 4.28. The Company shall not hire or otherwise utilize the services of any Subcontractor, and shall not permit any Subservicer to hire or otherwise utilize the services of any Subcontractor, to fulfill any of the obligations of the Company under this Agreement or any Reconstitution Agreement unless the Company complies with the provisions of paragraph (b) of this Section 4.28.

(a) It shall not be necessary for the Company to seek the consent of the Purchaser or any Depositor to the utilization of any Subservicer. The Company shall cause any Subservicer used by the Company (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of this Section 4.28 and with Sections 6.04, 6.06, 9.01(f)(iii), 9.01(f)(v) and 9.01(g) of this Agreement to the same extent as if such Subservicer were the Company, and to provide the information required with respect to such Subservicer under Section 9.01(f)(iv) of this Agreement. The Company shall be responsible for obtaining from each Subservicer and delivering to the Purchaser and any Depositor any servicer compliance statement required to be delivered by such Subservicer under Section 6.04 and any assessment of compliance and attestation required to be delivered by such Subservicer under Section 6.06 and any certification required to be delivered to the Person that will be responsible for signing the Sarbanes Certification under Section 6.06 as and when required to be delivered.

(b) It shall not be necessary for the Company to seek the consent of the Purchaser or any Depositor to the utilization of any Subcontractor. The Company shall promptly upon request provide to the Purchaser and any Depositor (or any designee of the Depositor, such as a master servicer or administrator) a written description (in form and substance satisfactory to the Purchaser and such Depositor) of the role and function of each Subcontractor utilized by the Company or any Subservicer, specifying (i) the identity of each such Subcontractor, (ii) which (if any) of such Subcontractors are “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, and (iii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (ii) of this paragraph.

As a condition to the utilization of any Subcontractor determined to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, the Company shall cause any such Subcontractor used by the Company (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of Sections 6.06 and 9.01(g) of this Agreement to the same extent as if such Subcontractor were the Company. The Company shall be responsible for obtaining from each Subcontractor and delivering to the Purchaser and any Depositor any assessment of compliance and attestation required to be delivered by such Subcontractor under Section 6.06, in each case as and when required to be delivered.

Section 4.29 Subordination of Second Lien Mortgage Loans.

The Company is authorized, without the prior approval of the Purchaser, to consent to the refinancing of any Superior Lien on a Mortgaged Property, provided, that the resulting Combined Loan-to-Value Ratio of such Mortgage Loan is no higher than the Combined Loan-to-Value Ratio prior to such refinancing.

Where permitted by law and where the senior lienholder is required to notify a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder’s equity of redemption, the Company shall, at the reasonable expense of the Purchaser, file (or cause to be filed) a request for notice of any action by a superior lienholder under a related senior lien for the protection of the Purchaser’s interest in the related Second Lien Mortgage Loan.

If the Company is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the superior lien, or has declared or intends to declare a default under the superior mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the Mortgaged Property sold or foreclosed, the Company shall take whatever actions are necessary to protect the interests of the Purchaser, and/or to preserve the security of the related Mortgage Loan, subject to any requirements applicable to real estate mortgage investment conduits pursuant to the Code. The Company shall advance the funds necessary to cure the default or reinstate the superior lien if the Servicer determines that such advance is in the best interests of the Purchaser. The Company shall not make such an advance except to the extent that it determines in its reasonable good faith judgment that such advance will be recoverable from Liquidation Proceeds on the related Mortgage Loan. The Company shall thereafter take such action as is necessary to recover the amount so advanced.

ARTICLE V

PAYMENTS TO PURCHASER

Section 5.01 Remittances.

On each Remittance Date, the Company shall remit by wire transfer of immediately available funds to the Purchaser (a) all amounts deposited in the Custodial Account as of the close of business on the Determination Date (net of charges against or withdrawals from the Custodial Account pursuant to Section 4.05), plus (b) all amounts, if any, which the Company is obligated to distribute pursuant to Section 5.03, minus (c) any amounts attributable to Principal Prepayments received after the applicable Principal Prepayment Period which amounts shall be remitted on the following Remittance Date, together with any additional interest required to be deposited in the Custodial Account in connection with such Principal Prepayment in accordance with Section 4.04(8); minus (d) any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the first day of the month of the Remittance Date and minus (e) any amounts attributable to Buydown Funds relating to a future Due Period being held in the Custodial Account, which amounts shall be remitted on the Remittance Date next succeeding the Due Period for such amounts..

With respect to any remittance received by the Purchaser after the date on which such payment was due, the Company shall pay to the Purchaser interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each charge, plus two percentage points, but in no event greater than the maximum amount permitted by Applicable Law. Such interest shall be deposited in the Custodial Account by the Company on the date such late payment is made and shall cover the period commencing with the day following such second Business Day and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with the distribution payable on the next succeeding Remittance Date. The payment by the Company of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Company.

Section 5.02 Statements to Purchaser.

Not later than the Remittance Advice Date, the Company shall furnish to the Purchaser a Monthly Remittance Advice, including the information set forth in Exhibit E attached hereto, with a trial balance report attached thereto, as to the period ending on the last day of the preceding month, in a form to be agreed upon by the Purchaser and the Company.

Section 5.03 Monthly Advances by Company.

On the Business Day immediately preceding each Remittance Date, the Company shall deposit in the Custodial Account from its own funds or from amounts held for future distribution an amount equal to all Monthly Payments (with interest adjusted to the Mortgage Loan Remittance Rate) which were due on the Mortgage Loans during the applicable Due Period and which were delinquent at the close of business on the Determination Date immediately preceding such Remittance Date or which were deferred pursuant to Section 4.01. Any amounts held for future distribution and so used shall be replaced by the Company by deposit in the Custodial Account on or before any future Remittance Date if funds in the Custodial Account on such Remittance Date shall be less than payments to the Purchaser required to be made on such Remittance Date. Notwithstanding the foregoing, the Company shall not be permitted to make any advances from amounts held for future distribution, and instead shall be required to make all advances from its own funds, unless the Company, its parent, or their respective successors hereunder shall have a long-term credit rating of at least “A” by Fitch, Inc. (doing business as Fitch Ratings), “A” by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and “A2” by Moody’s Investors Service, Inc. The Company’s obligation to make such Monthly Advances as to any Mortgage Loan will continue through the last Monthly Payment due prior to the payment in full of the Mortgage Loan, or through the earlier of: (i) the last Remittance Date prior to the Remittance Date for the distribution of all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds and Condemnation Proceeds) with respect to the Mortgage Loan and (ii) the Remittance Date prior to the date the Mortgage Loan is converted to REO Property; provided, however, that if requested by a Rating Agency in connection with Securitization Transaction, the Company shall be obligated to make such advances through the Remittance Date prior to the date on which cash is received in connection with the liquidation of REO Property; provided, however, that such obligation shall cease if the Company determines, in its sole reasonable opinion, that advances with respect to such Mortgage Loan are non-recoverable by the Company from Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds or otherwise with respect to a particular Mortgage Loan. In the event that the Company determines that any such advances are non-recoverable, the Company shall provide the Purchaser with a certificate signed by two officers of the Company evidencing such determination. The Company shall not have an obligation to advance amounts in respect to shortfalls relating to the Servicemembers Civil Relief Act or similar state or local laws.

ARTICLE VI

GENERAL SERVICING PROCEDURES

Section 6.01 Transfers of Mortgaged Property.

The Company shall use its best efforts to enforce any “due-on-sale” provision contained in any Mortgage or Mortgage Note and to deny assumption by the Person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note. When the Mortgaged Property has been conveyed by the Mortgagor, the Company shall, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the “due-on-sale” clause applicable thereto; provided, however, that the Company shall not exercise such rights if prohibited by law from doing so or, with respect to the Non-Conventional Mortgage Loans, if the exercise of such rights would impair or threaten to impair any recovery under the related MIC or LGC or Loan Note Guarantee.

If the Company reasonably believes it is unable under Applicable Law to enforce such “due-on-sale” clause, the Company shall enter into (i) an assumption and modification agreement with the Person to whom such property has been conveyed, pursuant to which such Person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or (ii) in the event that the Company is unable under Applicable Law to require that the original Mortgagor remain liable under the Mortgage Note and the Company has the prior consent of the primary mortgage guaranty insurer, a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note. If an assumption fee is collected by the Company for entering into an assumption agreement, the fee will be retained by the Company as additional servicing compensation. In connection with any such assumption, neither the Mortgage Interest Rate borne by the related Mortgage Note, the term of the Mortgage Loan, the outstanding principal amount of the Mortgage Loan nor any other material terms shall be changed without the Purchaser’s consent.

To the extent that any Mortgage Loan is assumable, the Company shall inquire diligently into the credit worthiness of the proposed transferee, and shall use the underwriting criteria for approving the credit of the proposed transferee which are used with respect to underwriting mortgage loans of the same type as the Mortgage Loans. If the credit of the proposed transferee does not meet such underwriting criteria, the Company diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by Applicable Law, accelerate the maturity of the Mortgage Loan.

Section 6.02 Satisfaction of Mortgages and Release of Mortgage Files.

Upon the payment in full of any Mortgage Loan, the Company shall notify the Purchaser in the Monthly Remittance Advice as provided in Section 5.02 and may request the release of any Mortgage Loan Documents. If such Mortgage Loan is a MERS Mortgage Loan, the Company is authorized to cause the removal from the registration on the MERS System of such Mortgage and to execute and deliver, on behalf of the Purchaser, any and all instruments of satisfaction or cancellation or of partial or full release.

If the Company satisfies or releases a Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage or should the Company otherwise prejudice any rights the Purchaser may have under the mortgage instruments, upon written demand of the Purchaser, the Company shall repurchase the related Mortgage Loan at the Repurchase Price by deposit thereof in the Custodial Account within two (2) Business Days of receipt of such demand by the Purchaser. The Company shall maintain the Fidelity Bond and Errors and Omissions Insurance Policy as provided for in Section 4.12 insuring the Company against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

Section 6.03 Servicing Compensation.

As compensation for its services hereunder, the Company shall be entitled to withdraw from the Custodial Account or to retain from interest payments on the Mortgage Loans the amount of its Servicing Fee. The Servicing Fee shall be payable monthly and shall be computed on the basis of the same unpaid principal balance and for the period respecting which any related interest payment on a Mortgage Loan is received. The obligation of the Purchaser to pay the Servicing Fee is limited to, and payable solely from, the interest portion of such Monthly Payments. The Servicing Fee shall not be reduced by the amount of any guaranty fee payable to FHA, VA or RHS.

Additional servicing compensation in the form of assumption fees, to the extent provided in Section 6.01, and late payment charges shall be retained by the Company to the extent not required to be deposited in the Custodial Account. The Company shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.

Section 6.04 Annual Statement as to Compliance.

On or before March 1st of each calendar year, commencing in 2007, the Company shall deliver to the Purchaser and any Depositor a statement of compliance addressed to the Purchaser and such Depositor and signed by an authorized officer of the Company, to the effect that (a) a review of the Company’s activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under this Agreement and any applicable Reconstitution Agreement during such period has been made under such officer’s supervision, and (b) to the best of such officers’ knowledge, based on such review, the Company has fulfilled all of its obligations under this Agreement and any applicable Reconstitution Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

Section 6.05 Annual Independent Public Accountants’ Servicing Report.

Except with respect to any Mortgage Loans that are the subject of a Securitization Transactions, the Company shall, on or before March 1st of each calendar year commencing in 2007, at its expense, cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to each Purchaser to the effect that such firm has examined certain documents and records relating to the servicing of the mortgage loans similar in nature and that such firm is of the opinion that the provisions of this or similar agreements have been complied with, and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, nothing has come to their attention which would indicate that such servicing has not been conducted in compliance therewith, except for (i) such exceptions as such firm shall believe to be immaterial and (ii) such other exceptions as shall be set forth in such statement. By providing the Purchaser a copy of a Uniform Single Attestation Program Report from their independent public accountant’s on an annual basis, the Company shall be considered to have fulfilled its obligations under this Section 6.05.
Section 6.06 Report on Assessment of Compliance and Attestation.

With respect to any Mortgage Loans that are the subject of a Securitization Transaction, the Company shall, on or before March 1st of each calendar year, commencing in 2007:

(i)
deliver to the Purchaser and any Depositor a report (in form and substance reasonably satisfactory to the Purchaser and such Depositor) regarding the Company’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Purchaser and such Depositor and signed by an authorized officer of the Company and shall address each of the Servicing Criteria specified substantially in the form of Exhibit M hereto;

(ii)
deliver to the Purchaser and any Depositor a report of a registered public accounting firm reasonably acceptable to the Purchaser and such Depositor that attests to, and reports on, the assessment of compliance made by the Company and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

(iii)
cause each Subservicer and each Subcontractor, determined by the Company pursuant to Section 4.28(b) to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, to deliver to the Purchaser and such Depositor an assessment of compliance and accountants’ attestation as and when provided in paragraphs (i) and (ii) of this Section 6.06; and

(iv)
if requested by the Purchaser or any Depositor not later than February 1 of the calendar year in which such certification is to be delivered, deliver to the Purchaser, any Depositor and any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of an asset-backed issuer with respect to a Securitization Transaction a certification in the form attached hereto as Exhibit N.

The Company acknowledges that the parties identified in clause (iv) above may rely on the certification provided by the Company pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission. Neither the Purchaser nor any Depositor will request delivery of a certification under clause (iv) above unless a Depositor is required under the Exchange Act to file an annual report on Form 10-K with respect to an issuing entity whose asset pool includes Mortgage Loans.

Each assessment of compliance provided by a Subservicer pursuant to Section 6.06(i) shall address each of the Servicing Criteria specified substantially in the form of Exhibit M hereto delivered to the Purchaser concurrently with the execution of this Agreement or, in the case of a Subservicer subsequently appointed as such, on or prior to the date of such appointment. An assessment of compliance provided by a Subcontractor pursuant to Section 6.06(iii) need not address any elements of the Servicing Criteria other than those specified by the Company pursuant to Section 4.28.

Section 6.07 Remedies.

(i) Any failure by the Company, any Subservicer, any Subcontractor or any Third-Party Originator to deliver any information, report, certification, accountants’ letter or other material when and as required under Article IX, Section 4.28, Section 6.04, Section 6.05 or Section 6.06, or any breach by the Company of a representation or warranty set forth in Section 9.01(f)(vi)(A), or in a writing furnished pursuant to Section 9.01(f)(vi)(B) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Company of a representation or warranty in a writing furnished pursuant to Section 9.01(f)(vi)(B) to the extent made as of a date subsequent to such closing date, shall, except as provided in sub-clause (ii) of this Section, immediately and automatically, without notice or grace period, constitute an Event of Default with respect to the Company under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Purchaser or Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Company as servicer under this Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement or any applicable Reconstitution Agreement to the contrary) of any compensation to the Company; provided that to the extent than any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Company as servicer, such provision shall be given effect.

(ii) Any failure by the Company, any Subservicer or any Subcontractor to deliver any information, report, certification or accountants’ letter when and as required under Section 6.04, Section 6.05 or Section 6.06, including (except as provided below) any failure by the Company to identify any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, which continues unremedied for ten (10) calendar days after the date on which such information, report, certification or accountants’ letter was required to be delivered shall constitute an Event of Default with respect to the Company under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Purchaser or Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Company under this Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement to the contrary) of any compensation to the Company; provided that to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Company as servicer, such provision shall be given effect.

Neither the Purchaser nor any Depositor shall be entitled to terminate the rights and obligations of the Company pursuant to this subparagraph (ii) if a failure of the Company to identify a Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB was attributable solely to the role or functions of such Subcontractor with respect to mortgage loans other than the Mortgage Loans.

(iii) The Company shall promptly reimburse the Purchaser (or any designee of the Purchaser, such as a master servicer) and any Depositor, as applicable, for all reasonable expenses incurred by the Purchaser (or such designee) or such Depositor, as such are incurred, in connection with the termination of the Company as servicer and the transfer of servicing of the Mortgage Loans to a successor servicer. The provisions of this paragraph shall not limit whatever rights the Purchaser or any Depositor may have under other provisions of this Agreement and/or any applicable Reconstitution Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

Section 6.08 Right to Examine Company Records.

The Purchaser, or its designee, shall have the right to examine and audit any and all of the books, records, or other information of the Company, whether held by the Company or by another on its behalf, with respect to or concerning this Agreement or the Mortgage Loans, during business hours or at such other times as may be reasonable under applicable circumstances, upon reasonable advance notice. The Purchaser shall pay its own expenses associated with such examination.

Section 6.09 Compliance with REMIC Provisions.

If a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held, the Company shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on “prohibited transactions” as defined Section 860G(a)(2) of the Code and the tax on “contributions” to a REMIC set forth in Section 860(D) of the Code) unless the Company has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.

Section 6.10 Compliance with Gramm-Leach-Bliley Act of 1999.

With respect to each Mortgage Loan and the related Mortgagor, the Company shall comply with Title V of the Gramm-Leach-Bliley Act of 1999 and all applicable regulations and guidelines promulgated thereunder.

ARTICLE VII

COMPANY TO COOPERATE

Section 7.01 Provision of Information.

During the term of this Agreement, the Company shall furnish to the Purchaser such periodic, special or other reports or information, and copies or originals of any documents contained in the Servicing File for each Mortgage Loan provided for herein. All other special reports or information not provided for herein as shall be necessary, reasonable, or appropriate with respect to the Purchaser or any regulatory agency will be provided at the Purchaser’s expense. All such reports, documents or information shall be provided by and in accordance with all reasonable instructions and directions which the Purchaser may give.

The Company shall execute and deliver all such instruments and take all such action as the Purchaser may reasonably request from time to time, in order to effectuate the purposes and to carry out the terms of this Agreement.

Section 7.02 Financial Statements; Servicing Facility.

In connection with marketing the Mortgage Loans, the Purchaser may make available to a prospective purchaser a Consolidated Statement of Operations of the Company for the most recently completed two fiscal years for which such a statement is available, as well as a Consolidated Statement of Condition at the end of the last two fiscal years covered by such Consolidated Statement of Operations. The Company shall also make available any comparable interim statements to the extent any such statements have been prepared by or on behalf of the Company (and are available upon request to members or stockholders of the Company or to the public at large).

The Company shall also make available, within a reasonable period of time, to the Purchaser or prospective purchaser a knowledgeable financial or accounting officer for the purpose of answering questions respecting recent developments affecting the Company or the financial statements of the Company, and to permit any prospective purchaser to inspect the Company’s servicing facilities for the purpose of satisfying such prospective purchaser that the Company has the ability to service the Mortgage Loans as provided in this Agreement.

ARTICLE VIII

THE COMPANY

Section 8.01 Indemnification; Third Party Claims.

The Company shall indemnify the Purchaser and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related to the failure of the Company to perform its duties and service the Mortgage Loans in strict compliance with the terms of this Agreement. The Company immediately shall notify the Purchaser if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the prior written consent of the Purchaser) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Purchaser in respect of such claim. The Company shall follow any written instructions received from the Purchaser in connection with such claim. The Purchaser shall promptly reimburse the Company for all costs, fees or expenses advanced by it pursuant to this paragraph except when the claim in any way results from, relates to or arises out of any liability, obligation, act or omission of the Company, including without limitation, the Company’s indemnification obligation under Section 3.03 and this Section 8.01, any repurchase obligation of the Company hereunder including Sections 2.03, 3.03 and 6.02, or the failure of the Company to service and administer the Mortgage Loans and otherwise perform its obligations hereunder in strict compliance with the terms of this Agreement.

Section 8.02 Merger or Consolidation of the Company.

The Company shall keep in full effect its existence, rights and franchises, and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

Any Person into which the Company may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation (including by means of the sale of all or substantially all of the Company’s assets to such Person) to which the Company shall be a party, or any Person succeeding to the business of the Company (whether or not related to loan servicing), shall be the successor of the Company hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the Company shall not, without the prior written approval of the Purchaser be a party to any such merger, conversion or consolidation, or sell or otherwise dispose of all or substantially all of its business or assets if, (i) as a result of such merger, conversion or consolidation, sale or other disposition, an Event of Default under Section 10.01 hereof would exist with respect to such successor company or (ii) such successor has (a) a residential primary servicer rating for servicing of mortgage loans issued by Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., Fitch, Inc. or Moody’s Investors Service, Inc. below “average” or its equivalent or (b) a net worth of less than $25,000,000.

Section 8.03 Limitation on Liability of Company and Others.

Neither the Company nor any of the directors, officers, employees or agents of the Company shall be under any liability to the Purchaser for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Company or any such Person against any breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with any standard of care set forth in this Agreement or any other liability which would otherwise be imposed under this Agreement. The Company and any director, officer, employee or agent of the Company may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Company shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Company may, with the consent of the Purchaser, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the Company shall be entitled to reimbursement from the Purchaser of the reasonable legal expenses and costs of such action.

Section 8.04 Limitation on Resignation and Assignment by Company.

The Purchaser has entered into this Agreement with the Company and subsequent Purchasers will purchase the Mortgage Loans in reliance upon the independent status of the Company, and the representations as to the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof. Therefore, the Company shall neither assign this Agreement or the servicing rights hereunder nor sell or otherwise dispose of all of its property or assets without the prior written consent of the Purchaser which consent shall not be unreasonably withheld.

The Company shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Company and the Purchaser or upon the determination that its duties hereunder are no longer permissible under Applicable Law and such incapacity cannot be cured by the Company. Any such determination permitting the resignation of the Company shall be evidenced by an Opinion of Counsel to such effect delivered to the Purchaser which Opinion of Counsel shall be in form and substance acceptable to the Purchaser. No such resignation shall become effective until a successor shall have assumed the Company’s responsibilities and obligations hereunder in the manner provided in Section 12.01.

Without in any way limiting the generality of this Section 8.04, in the event that the Company either shall assign this Agreement or the servicing responsibilities hereunder; or sell or otherwise dispose of all or substantially all of its property or assets without the prior written consent of the Purchaser, then the Purchaser shall have the right to terminate this Agreement upon notice given as set forth in Section 10.01, without any payment of any penalty or damages and without any liability whatsoever to the Purchaser or any third party.

ARTICLE IX

SECURITIZATION TRANSACTION

Section 9.01 Removal of Mortgage Loans from Inclusion under this Agreement upon a Securitization Transaction.

The Purchaser and the Company agree that with respect to some or all of the Mortgage Loans, the Purchaser, at its sole option, may effect Whole Loan Transfers, Agency Transfers or Securitization Transactions, retaining the Company as the Servicer thereof or subservicer if a master servicer is employed, or as applicable the “seller/servicer.” From and after the Reconstitution Date, the Mortgage Loans transferred shall remain covered by this Agreement, insofar as the Company shall continue to service such Mortgage Loans on behalf of the Purchaser in accordance with the terms and provisions of this Agreement.

The Company shall cooperate with the Purchaser in connection with each Whole Loan Transfer, Agency Transfer or Securitization Transaction in accordance with this Section 9.01. In connection therewith:

(a)
the Company shall make all representations and warranties with respect to the Mortgage Loans as of the Closing Date and with respect to the Company itself as of the closing date of each Whole Loan Transfer, Agency Transfer or Securitization Transaction;

(b)
the Company shall negotiate in good faith and execute any seller/servicer agreements required to effectuate the foregoing; provided such agreements create no greater obligation or cost on the part of the Company than otherwise set forth in this Agreement;

(c)
the Company shall represent to the Purchaser, the depositor, the trustee and the initial purchaser of the securities issued in connection with any Securitization Transaction that: (1) that the Company has serviced the Mortgage Loans in accordance with the terms of this Agreement, and has otherwise complied with all covenants and obligations hereunder and (2) that the Company has taken no action that would, nor omitted to take any required action the omission of which would, have the effect of impairing the mortgage insurance or guarantee on the Mortgage Loans;

(d)
the Company shall deliver an opinion of counsel (which can be an opinion of in-house counsel to the Company) reasonably acceptable to the Purchaser; provided that any out-of-pocket, third party expenses incurred by the Company in connection with the foregoing shall be paid by the Purchaser;

(e)
the Company shall execute any seller/servicer agreements required within a reasonable period of time after receipt of such seller/servicer agreements which time shall be sufficient for the Company and the Company’s counsel to review such seller/servicer agreements. Under this Agreement, the Company shall retain a Servicing Fee for each Mortgage Loan at the Servicing Fee Rate;

(f)
the Company shall, in connection with any Securitization Transaction, (1) within five (5) Business Days following request by the Purchaser or any Depositor, provide to the Purchaser and such Depositor (or, as applicable, cause each Third-Party Originator and each Subservicer to provide), in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, the information and materials specified in paragraphs (i), (ii), (iii) and (vii) of this subsection (f), and (2) as promptly as practicable following notice to or discovery by the Company, provide to the Purchaser and any Depositor (in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor) the information specified in paragraph (iv) of this subsection (f).

(i)
If so requested by the Purchaser or any Depositor, the Company shall provide such information regarding (1) the Company, as originator of the Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), or (2) each Third-Party Originator, and (3) as applicable, each Subservicer, as is requested for the purpose of compliance with Items 1103(a)(1), 1105, 1110, 1117 and 1119 of Regulation AB. Such information shall include, at a minimum:

(A)	the originator’s form of organization;

(B)
a description of the originator’s origination program and how long the originator has been engaged in originating residential mortgage loans, which description shall include a discussion of the originator’s experience in originating mortgage loans of a similar type as the Mortgage Loans; information regarding the size and composition of the originator’s origination portfolio; and information that may be material, in the good faith judgment of the Purchaser, to an analysis of the performance of the Mortgage Loans, including the originators’ credit-granting or underwriting criteria for mortgage loans of similar type(s) as the Mortgage Loans and such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1110(b)(2) of Regulation AB;

(C)	a description of any material legal or governmental proceedings pending (or known to be contemplated) against the Company, each Third-Party Originator and each Subservicer; and

(D)
a description of any affiliation or relationship (of a type described in Item 1119 if Regulation AB) between the Company, each Third-Party Originator, each Subservicer and any of the following parties to a Securitization Transaction, as such parties are identified to the Company by the Purchaser or any Depositor in writing in advance of a Securitization Transaction:

(1) the sponsor;
(2) the depositor;
(3) the issuing entity;
(4) any servicer;
(5) any trustee;
(6) any originator;
(7) any significant obligor;
(8) any enhancement or support provider; and
(9) any other material transaction party.

(ii)
If so requested by the Purchaser or any Depositor, the Company shall provide (or, as applicable, cause each Third-Party Originator to provide) Static Pool Information with respect to the mortgage loans (of a similar type as the Mortgage Loans, as reasonably identified by the Purchaser as provided below) originated by (1) the Company, if the Company is an originator of Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), and/or (2) each Third-Party Originator. Such Static Pool Information shall be prepared by the Company (or Third-Party Originator) on the basis of its reasonable, good faith interpretation of the requirements of Item 1105(a)(1)-(3) of Regulation AB. To the extent that there is reasonably available to the Company (or Third-Party Originator) Static Pool Information with respect to more than one mortgage loan type, the Purchaser or any Depositor shall be entitled to specify whether some or all of such information shall be provided pursuant to this paragraph. The content of such Static Pool Information may be in the form customarily provided by the Company, and need not be customized for the Purchaser or any Depositor. Such Static Pool Information for each vintage origination year or prior securitized pool, as applicable, shall be presented in increments no less frequently than quarterly over the life of the mortgage loans included in the vintage origination year or prior securitized pool. The most recent periodic increment must be as of a date no later than 135 days prior to the date of the prospectus or other offering document in which the Static Pool Information is to be included or incorporated by reference. The Static Pool Information shall be provided in an electronic format that provides a permanent record of the information provided, such as a portable document format (pdf) file, or other such electronic format reasonably required by the Purchaser or the Depositor, as applicable.

Promptly following notice or discovery of a material error in Static Pool Information provided pursuant to the immediately preceding paragraph (including an omission to include therein information required to be provided pursuant to such paragraph), the Company shall provide corrected Static Pool Information to the Purchaser or any Depositor, as applicable, in the same format in which Static Pool Information was previously provided to such party by the Company.

If so requested by the Purchaser or any Depositor, the Company shall provide (or, as applicable, cause each Third-Party Originator to provide), at the expense of the requesting party (to the extent of any additional incremental expense associated with delivery pursuant to this Agreement), such statements and agreed-upon procedures letters of certified public accountants reasonably acceptable to the Purchaser or Depositor, as applicable, pertaining to Static Pool Information relating to prior securitized pools for securitizations closed on or after January 1, 2006 or, in the case of Static Pool Information with respect to the Company’s or Third-Party Originator’s originations or purchases, to calendar months commencing January 1, 2006, as the Purchaser or such Depositor shall reasonably request. Such statements and letters shall be addressed to and be for the benefit of such parties as the Purchaser or such Depositor shall designate, which may include, by way of example, any sponsor, any Depositor and any broker dealer acting as underwriter, placement agent or initial purchaser with respect to a Securitization Transaction. Any such statement or letter may take the form of a standard, generally applicable document accompanied by a reliance letter authorizing reliance by the addressees designated by the Purchaser or such Depositor.

(iii)
If so requested by the Purchaser or any Depositor, the Company shall provide such information regarding the Company, as servicer of the Mortgage Loans, and each Subservicer (each of the Company and each Subservicer, for purposes of this paragraph, a “Servicer”), as is requested for the purpose of compliance with Items 1108 of Regulation AB. Such information shall include, at a minimum:

(A)	the Servicer’s form of organization;

(B)
a description of how long the Servicer has been servicing residential mortgage loans; a general discussion of the Servicer’s experience in servicing assets of any type as well as a more detailed discussion of the Servicer’s experience in, and procedures for, the servicing function it will perform under this Agreement and any Reconstitution Agreements; information regarding the size, composition and growth of the Servicer’s portfolio of residential mortgage loans of a type similar to the Mortgage Loans and information on factors related to the Servicer that may be material, in the good faith judgment of the Purchaser or any Depositor, to any analysis of the servicing of the Mortgage Loans or the related asset-backed securities, as applicable, including, without limitation:

(1)
whether any prior securitizations of mortgage loans of a type similar to the Mortgage Loans involving the Servicer have defaulted or experienced an early amortization or other performance triggering event because of servicing during the three-year period immediately preceding the related Securitization Transaction;

(2)	the extent of outsourcing the Servicer utilizes;

(3)
whether there has been previous disclosure of material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Servicer as a servicer during the three-year period immediately preceding the related Securitization Transaction;

(4)	whether the Servicer has been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; and

(5)	such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1108(b)(2) of Regulation AB;

(C)
a description of any material changes during the three-year period immediately preceding the related Securitization Transaction to the Servicer’s policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreements for mortgage loans of a type similar to the Mortgage Loans;

(D)
information regarding the Servicer’s financial condition, to the extent that there is a material risk that an adverse financial event or circumstance involving the Servicer could have a material adverse effect on the performance by the Company of its servicing obligations under this Agreement or any Reconstitution Agreement;

(E)
information regarding advances made by the Servicer on the Mortgage Loans and the Servicer’s overall servicing portfolio of residential mortgage loans for the three-year period immediately preceding the related Securitization Transaction, which may be limited to a statement by an authorized officer of the Servicer to the effect that the Servicer has made all advances required to be made on residential mortgage loans serviced by it during such period, or, if such statement would not be accurate, information regarding the percentage and type of advances not made as required, and the reasons for such failure to advance;

(F)	a description of the Servicer’s processes and procedures designed to address any special or unique factors involved in servicing loans of a similar type as the Mortgage Loans;

(G)
a description of the Servicer’s processes for handling delinquencies, losses, bankruptcies and recoveries, such as through liquidation of mortgaged properties, sale of defaulted mortgage loans or workouts; and

(H)
information as to how the Servicer defines or determines delinquencies and charge-offs, including the effect of any grace period, re-aging, restructuring, partial payments considered current or other practices with respect to delinquency and loss experience.

(iv)
If so requested by the Purchaser or any Depositor for the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Company shall (or shall cause each Subservicer and Third-Party Originator to) (1) notify the Purchaser and any Depositor in writing of (A) any material litigation or governmental proceedings pending against the Company, any Subservicer or any Third-Party Originator and (B) any affiliations or relationships that develop following the closing date of a Securitization Transaction between the Company, any Subservicer or any Third-Party Originator and any of the parties specified in Section 9.01(f)(i)(D) (and any other parties identified in writing by the requesting party) with respect to such Securitization Transaction, and (2) provide to the Purchaser and any Depositor a description of such proceedings, affiliations or relationships.

(v)
As a condition to the succession to the Company or any Subservicer as servicer or Subservicer under this Agreement or any Reconstitution Agreement by any Person (i) into which the Company or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Company or any Subservicer, the Company shall provide to the Purchaser and any Depositor, at least fifteen (15) calendar days prior to the effective date of such succession or appointment, (x) written notice to the Purchaser and any Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, all information reasonably requested by the Purchaser or any Depositor in order to comply with is reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities.

(vi)          (A) The Company shall be deemed to represent to the Purchaser, as of the date on which information is first provided to the Purchaser under this Section 9.01(f) that, except as disclosed in writing to the Purchaser prior to such date: (1) the Company is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any act or failure to act of the Company; (2) the Company has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; (3) no material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Company as servicer has been disclosed or reported by the Company; (4) no material changes to the Company’s policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreement for mortgage loans of a type similar to the Mortgage Loans have occurred during the three-year period immediately preceding the related Securitization Transaction; (5) there are no aspects of the Company’s financial condition that could have a material adverse effect on the performance by the Company of its servicing obligations under this Agreement or any Reconstitution Agreement; (6) there are no material legal or governmental proceedings pending (or known to be contemplated) against the Company, any Subservicer or any Third-Party Originator; and (7) there are no affiliations, relationships or transactions relating to the Company, any Subservicer or any Third-Party Originator with respect to any Securitization Transaction and any party thereto identified by the related Depositor of a type described in Item 1119 of Regulation AB.

(B) If so requested by the Purchaser on any date following the date on which information is first provided to the Purchaser under this Section 9.01(f), the Company shall, within five (5) Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in sub clause (A) above or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

(vii)
In addition to such information as the Company, as servicer, is obligated to provide pursuant to other provisions of this Agreement, if so requested by the Purchaser or any Depositor, the Company shall provide such information regarding the performance or servicing of the Mortgage Loans as is reasonably required to facilitate preparation of distribution reports in accordance with Item 1121 of Regulation AB. Such information shall be provided concurrently with the monthly reports otherwise required to be delivered by the servicer under this Agreement, commencing with the first such report due not less than ten (10) Business Days following such request.

(g)
the Company shall indemnify the Purchaser, each affiliate of the Purchaser, and each of the following parties participating in a Securitization Transaction; each sponsor and issuing entity; each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction; each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees and agents of each of the foregoing and of the Depositor, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(i)           (A) any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, accountants’ letter or other material provided in written or electronic form under Sections 4.28, 6.04, 6.06, 9.01(e) and (f) by or on behalf of the Company, or provided under Sections 4.28, 6.04, 6.06, 9.01(e) and (f) by or on behalf of any Subservicer, Subcontractor or Third-Party Originator (collectively, the “Company Information”), or (B) the omission or alleged omission to state in the Company Information a material fact required to be stated in the Company Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Company Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Company Information or any portion thereof is presented together with or separately from such other information;

(ii)
any failure by the Company, any Subservicer, any Subcontractor or any Third-Party Originator to deliver any information, report, certification, accountants’ letter or other material when and as required under Sections 4.28, 6.04, 6.06, 9.01(e) and (f), including any failure by the Company to identify any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB; or

(iii)
any breach by the Company of a representation or warranty set forth in Section 9.01(f)(vi)(A) or in a writing furnished pursuant to Section 9.01(f)(vi)(B) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Company of a representation or warranty in a writing furnished pursuant to Section 9.01(f)(vi)(B) to the extent made as of a date subsequent to such closing date.

In the case of any failure of performance described in sub-clause (ii) of this Section 9.01(g), the Company shall promptly reimburse the Purchaser, any Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Company, any Subservicer, any Subcontractor or any Third-Party Originator.

This indemnification shall survive the termination of this Agreement or the termination of any party to this Agreement.

(h)
the Purchaser and a credit-worthy parent of the Purchaser, reasonably acceptable to the Company, shall indemnify the Company, each affiliate of the Company, each Person who controls any of such parties or the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) and the respective present and former directors, officers, employees and agents of each of the foregoing and of the Company, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(i)            (A) any untrue statement of a material fact contained or alleged to be contained in any offering materials related to a Securitization Transaction, including without limitation the registration statement, prospectus, prospectus supplement, any private placement memorandum, any freewriting prospectuses, any ABS informational and computational material, any offering circular, any computational materials, and any amendments or supplements to the foregoing (collectively, the “Securitization Materials”) or

(B) the omission or alleged omission to state in the Securitization Materials a material fact required to be stated in the Securitization Materials or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is other than a statement or omission arising out of, resulting from, or based upon the Company Information.

This indemnification shall survive the termination of this Agreement or the termination of any party to this Agreement.

(i)	the Company and Purchaser shall enter into an indemnification agreement, substantially in the form of Exhibit L attached hereto;

(j)
with respect to any Mortgage Loan that is subject to a Securitization Transaction in which Freddie Mac provides a guarantee for some or all of the securities issued therein, the Company and the Purchaser shall enter into an amendment to this Agreement, substantially in the form of Exhibit J attached hereto;

(k)
with respect to any Mortgage Loan that is subject to a Securitization Transaction in which Fannie Mae provides a guarantee for some or all of the securities issued therein, the Company and the Purchaser shall enter into an assignment, assumption and recognition agreement, substantially in the form of Exhibit J attached hereto.

The Purchaser and the Company acknowledge and agree that the purpose of Section 9.01(f) is to facilitate compliance by the Purchaser and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. Although Regulation AB is applicable by its terms only to offerings of asset-backed securities that are registered under the Securities Act, the Company acknowledges that investors in privately offered securities may require that the Purchaser or any Depositor provide comparable disclosure in unregistered offerings. References in this Agreement to compliance with Regulation AB include provision of comparable disclosure in private offerings.

Neither the Purchaser nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act). The Company acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Purchaser or any Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with any Securitization Transaction, the Company shall cooperate fully with the Purchaser to deliver to the Purchaser (including any of its assignees or designees) and any Depositor, any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Purchaser or any Depositor to permit the Purchaser or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Company, any Subservicer, any Third-Party Originator and the Mortgage Loans, or the servicing of the Mortgage Loans, reasonably believed by the Purchaser or any Depositor to be necessary in order to effect such compliance.

The Purchaser (including any of its assignees or designees) shall cooperate with the Company by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the Purchaser’s reasonable judgment, to comply with Regulation AB.

In the event the Purchaser has elected to have the Company hold record title to the Mortgages, prior to the Reconstitution Date and after the Closing Date the Company shall prepare an Assignment of Mortgage in blank or, at the option of the Purchaser, to the trustee from the Company (to the extent such Assignment of Mortgage has not been prepared on or before the Closing Date) acceptable to the trustee for each Mortgage Loan that is part of the Whole Loan Transfers or Securitization Transactions. The Purchaser shall pay all preparation and recording costs associated therewith. The Company shall execute each Assignment of Mortgage, track such Assignments of Mortgage to ensure they have been recorded and deliver them as required by the trustee upon the Company’s receipt thereof. Additionally, the Company shall prepare and execute, at the direction of the Purchaser, any note endorsements in connection with any and all seller/servicer agreements.

The Company acknowledges that the Purchaser may from to time sell or transfer certain of the Mortgage Loans to Fannie Mae and/or Freddie Mac or deliver certain securities secured by the Mortgage Loans to Fannie Mae or Freddie Mac to be guaranteed. In the event such sale or delivery occurs, the Company agrees that it shall deliver to Fannie Mae, Freddie Mac, FHA, VA or RHS, as applicable, all reports, certificates, and other documentation required by each such agency and that it shall remit to Fannie Mae or Freddie Mac, as applicable, all amounts required to be remitted in accordance such agency’s guaranty program. The Purchaser and the Company agree that any Mortgage Loans sold by the Purchaser to Fannie Mae on a recourse basis, will be managed in accordance with the Process Guidelines set forth in Exhibit H hereto. The Company acknowledges that the requirements of the Process Guidelines are in addition to the Company’s obligations to service the Loans in accordance with the Servicing Guides and Accepted Servicing Practices. All Mortgage Loans not sold or transferred pursuant to Whole Loan Transfers, Agency Transfers or Securitization Transactions shall remain subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.

ARTICLE X

DEFAULT

Section 10.01 Events of Default.

Each of the following shall constitute an Event of Default on the part of the Company:

(i)
any failure by the Company to remit to the Purchaser any payment required to be made under the terms of this Agreement which continues unremedied for a period of two (2) Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Purchaser; or

(ii)
failure by the Company duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Company set forth in this Agreement which continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Purchaser or by the Custodian; or

(iii)	failure by the Company to maintain its license to do business in any jurisdiction where the Mortgaged Property is located if such license is required; or

(iv)
a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Company and such degree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or

(v)
the Company shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Company or of or relating to all or substantially all of its property; or

(vi)
the Company shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations for three (3) Business Days; or

(vii)	the Company ceases to meet the qualifications of a Fannie Mae, Freddie Mac, GNMA, VA or RHS servicer; or

(viii)	the Company attempts to assign its right to servicing compensation hereunder or to assign this Agreement or the servicing responsibilities hereunder in violation of Section 8.04; or

(ix)
the taking of any action by the Company, any Company Employee, any Affiliate or any director or employee thereof that constitutes fraud or criminal activity in the performance of its obligations under this Agreement or the indictment of any of the foregoing Persons for criminal activity related to the mortgage origination or servicing activities of the Company, in each case, where such indictment materially and adversely affects the ability of the Company to perform its obligations under this Agreement (subject to the condition that such indictment is not dismissed within ninety (90) days).

In each and every such case, so long as an Event of Default shall not have been remedied, in addition to whatever rights the Purchaser may have at law or equity to damages, including injunctive relief and specific performance, the Purchaser, by notice in writing to the Company, may terminate with cause all the rights and obligations of the Company under this Agreement and in and to the Mortgage Loans and the proceeds thereof. If the Company obtains knowledge of an Event of Default, the Company shall promptly notify the Purchaser.

Upon receipt by the Company of such written notice, all authority and power of the Company under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 12.01. Upon written request from any Purchaser, the Company shall prepare, execute and deliver to the successor entity designated by the Purchaser any and all documents and other instruments, place in such successor’s possession all Mortgage Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the Mortgage Loans and related documents, at the Company’s sole expense. The Company shall cooperate with the Purchaser and such successor in effecting the termination of the Company’s responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Company to the Custodial Account, Subsidy Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

If any of the Mortgage Loans are MERS Mortgage Loans, in connection with the termination or resignation (as described in Section 8.04) of the Company hereunder, either (i) the successor servicer shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, or (ii) the Company shall cooperate with the successor servicer either (x) in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Purchaser and to execute and deliver such other notices, documents and other instruments as may be necessary to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS® System to the successor servicer or (y) in causing MERS to designate on the MERS® System the successor servicer as the servicer of such Mortgage Loan.

Section 10.02 Waiver of Defaults.

By a written notice, the Purchaser may waive any default by the Company in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

ARTICLE XI

TERMINATION

Section 11.01 Termination.

This Agreement shall terminate upon any of: (i) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or the disposition of any REO Property with respect to the last Mortgage Loan and the remittance of all funds due hereunder, (ii) mutual consent of the Company and the Purchaser in writing or (iii) termination pursuant to Section 10.01, 11.02 or 11.03.

Section 11.02 Termination Without Cause.

The Purchaser may terminate, at its sole option, any rights the Company may have hereunder, without cause, as provided in this Section 11.02. Any such notice of termination shall be in writing and delivered to the Company and any Rating Agency by registered mail as provided in Section 12.05.

The Company shall be entitled to receive, as such liquidated damages, upon its termination as servicer hereunder without cause pursuant to this Section 11.02 an amount equal to 2.50% of the aggregate outstanding principal amount of the Mortgage Loans as of the termination date paid by the Purchaser to the Company with respect to all of the Mortgage Loans.

Section 11.03 Termination With Cause.

Notwithstanding any other provision hereof to the contrary, the Purchaser, at its option, may terminate this Agreement, and any and all rights that the Company may have hereunder, with cause upon ten (10) Business Days’ prior written notice. For all purposes of determining “cause” with respect to termination of this Agreement or the rights of the Company hereunder, such term shall mean, without limitation, termination upon the occurrence of any Event of Default hereunder which is not cured within any applicable cure period. In the event of a termination of the Company for cause under this Section 11.03, no liquidated damages shall be payable to the Company pursuant to Section 11.02.

ARTICLE XII

MISCELLANEOUS PROVISIONS

Section 12.01 Successor to Company.

Prior to termination of the Company’s responsibilities and duties under this Agreement pursuant to Section 8.04, 10.01 or 11.01, the Purchaser shall, (i) succeed to and assume all of the Company’s responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor having the characteristics set forth in Section 8.02 and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Company under this Agreement prior to the termination of the Company’s responsibilities, duties and liabilities under this Agreement. In connection with such appointment and assumption, the Purchaser may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree. In the event that the Company’s duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Company shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Company pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this Section 12.01 and shall in no event relieve the Company of the representations and warranties made pursuant to Sections 3.01 and 3.02 and the remedies available to the Purchaser under Sections 2.03, 3.03 and 6.02, it being understood and agreed that the provisions of such Sections 2.03, 3.01, 3.02, 3.03 and 6.02 shall be applicable to the Company notwithstanding any such sale, assignment, resignation or termination of the Company or the termination of this Agreement.

Any successor appointed, as provided herein, shall execute, acknowledge and deliver to the Company and the Purchaser an instrument accepting such appointment, wherein the successor shall make the representations and warranties set forth in Section 3.01, except for the portion of subsection (h) relating to sale of the mortgage loans and all of subsections (j) and (l) thereof, whereupon such successor shall become fully vested with all of the rights, powers, duties, responsibilities, obligations and liabilities of the Company, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Company or termination of this Agreement pursuant to Section 8.04, 10.01, 11.01, 11.02 or 11.03 shall not affect any claims that any Purchaser may have against the Company arising out of the Company’s actions or failure to act prior to any such termination or resignation.

The Company shall deliver promptly to the successor servicer the funds in the Custodial Account, Subsidy Account and Escrow Account and all Mortgage Files and related documents and statements held by it hereunder and the Company shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Company.

Upon a successor’s acceptance of appointment as such, the Company shall notify by mail the Purchaser of such appointment in accordance with the procedures set forth in Section 12.05.

Section 12.02 Amendment.

This Agreement may be amended from time to time by written agreement signed by the Company and the Purchaser.

Section 12.03 Governing Law.

This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Each of the Company and the Purchaser hereby knowingly, voluntarily and intentionally waives any and all rights it may have to a trial by jury in respect or any litigation based on, or arising out of, under, or in connection with, this Agreement, or any other documents and instruments executed in connection herewith, or any course of conduct, course of dealing, statements (whether oral or written), or actions of the Company or the Purchaser. This provision is a material inducement for the Purchaser to enter into this Agreement.

Section 12.04 Duration of Agreement.

This Agreement shall continue in existence and effect until terminated as herein provided. This Agreement shall continue notwithstanding transfers of the Mortgage Loans by the Purchaser.

Section 12.05 Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, addressed as follows:

(1) if to the Company with respect to servicing issues:

Wells Fargo Bank, N.A.
1 Home Campus, MAC #2401-042
Des Moines, Iowa 50328-0001
Attention: John B. Brown
Tel: (515) 213-7071; Fax: (515) 237-7152

if to the Company with respect to all other issues:

Wells Fargo Bank, N.A.
7430 New Technology Way, MAC X3906-012
Frederick, Maryland 21703
Attention: Structured Finance Manager
Fax: (301) 846-8152

in each instance with a copy to:

Wells Fargo Bank, N.A.
1 Home Campus, MAC #X2401-06T
Des Moines, Iowa 50328-0001
Attention: General Counsel
Tel: (515) 213-4762; Fax: (515) 213-5192

or such other address as may hereafter be furnished to the Purchaser in writing by the Company; and

(2) if to Purchaser:
Goldman Sachs Mortgage Company
100 Second Avenue South, Suite 200 North
St. Petersburg, FL 33701
Attention: Richard Lewellen
Tel: (727) 825-3800; Fax: (727) 825-3821

With a copy to:

Goldman Sachs Mortgage Company
85 Broad Street, New York, NY 10004
Attention: Nia Gandy
Tel: (212) 902-5008; Fax: (212) 902-3000

or such other address as may hereafter be furnished to the Company in writing by the Purchaser.

Section 12.06 Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 12.07 Relationship of Parties.

Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto and the services of the Company shall be rendered as an independent contractor and not as agent for the Purchaser.

Section 12.08 Execution; Successors and Assigns.

This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. Subject to Section 8.04 hereof, this Agreement shall inure to the benefit of and be binding upon, and shall be enforceable by, the Company and the Purchaser and their respective successors and assigns, including without limitation, any trustee appointed by the Purchaser with respect to any Whole Loan Transfer or Securitization Transaction.

Section 12.09 Recordation of Assignments of Mortgage.

To the extent permitted by Applicable Law, as to any Mortgage Loan which is not a MERS Mortgage Loan, each of the Assignments of Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, which recordation shall have been effected at the Company’s expense in the event recordation is either necessary under Applicable Law or requested by the Purchaser at its sole option.

Section 12.10 Assignment by Purchaser.

The Purchaser shall have the right, without the consent of the Company but subject to the limit set forth in Section 2.02 hereof, to assign, in whole or in part, its interest under this Agreement with respect to some or all of the Mortgage Loans, and designate any Person to exercise any rights of the Purchaser hereunder, by executing an Assignment, Assumption and Recognition Agreement(s) substantially in the form(s) of Exhibit F-1 hereto, with respect to any Mortgage Loan that is subject to a Securitization Transaction in which Fannie Mae or Freddie Mac provides a guarantee for some or all of the securities issued therein or Form F-2 hereto, for Mortgage Loans subject to all other Securitization Transactions, and the assignee or designee shall accede to the rights and obligations hereunder of the Purchaser with respect to such Mortgage Loans. All references to the Purchaser in this Agreement shall be deemed to include its assignee or designee.

Section 12.11 Solicitation of Mortgagor.

Neither party shall, after each Closing Date, take any action to solicit the refinancing of any Mortgage Loan. It is understood and agreed that neither (i) promotions undertaken by either party or any affiliate of either party which are directed to the general public at large, including, without limitation, mass mailings based upon commercially acquired mailing lists, newspaper, radio, television advertisements nor (ii) serving the refinancing needs of a Mortgagor who, without solicitation, contacts either party in connection with the refinancing of such Mortgage or Mortgage Loan, shall constitute solicitation under this Section 12.11.

Section 12.12 General Interpretative Principles.

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)
the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b)
any reference in this Agreement to this Agreement or any other agreement, document, or instrument shall be a reference to this Agreement or any other such agreement, document, or instrument as the same has been amended, modified, or supplemented in accordance with the terms hereof and thereof (as applicable);

(c)	accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(d)
references herein to “Articles,” “Sections,” “Subsections,” “Paragraphs, ” and other subdivisions without reference to a document are to designated articles, sections, subsections, paragraphs and other subdivisions of this Agreement, unless the context shall otherwise require;

(e)
a reference to a subsection without further reference to a section is a reference to such subsection as contained in the same section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(f)	a reference to a “day” shall be a reference to a calendar day;

(g)	the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(h)	the terms “include” and “including” shall mean without limitation by reason of enumeration.

IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective duly authorized officers as of the day and year first above written.

GOLDMAN SACHS MORTGAGE
COMPANY, as Purchaser

By: Goldman Sachs Real Estate Funding Corp.,
General Partner

By:
Name:
Title:

WELLS FARGO BANK, N.A.,
as Company

By:
Name:
Title:

STATE OF NEW YORK     )
                                                ) ss.:
COUNTY OF NEW YORK )

On the _____ day of __________, 2004 before me, a Notary Public in and for said State, personally appeared ____________________, known to me to be the ______________________ of Goldman Sachs Real Estate Funding Corp., the general partner of Goldman Sachs Mortgage Company, the partnership that executed the within instrument and also known to me to be the person who executed it on behalf of said partnership, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

Notary Public

My commission expires:

STATE OF MARYLAND           )
                                          ) ss:
COUNTY OF WASHINGTON  )

On the _____ day of __________, 2004 before me, a Notary Public in and for said State, personally appeared _________________, known to me to be the ___________________ of Wells Fargo Bank, N.A., the national banking organization that executed the within instrument and also known to me to be the person who executed it on behalf of said bank, and acknowledged to me that such bank executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

Notary Public

My commission expires:

EXHIBIT A

MORTGAGE LOAN SCHEDULE

[See Schedule A to Assignment and Conveyance Agreement.]

A-1

EXHIBIT B

CONTENTS OF EACH MORTGAGE FILE

With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser and any prospective Purchaser, and which shall be retained by the Company in the Servicing File or delivered to the Custodian pursuant to Sections 2.01 and 2.03 of the Master Seller’s Warranties and the Servicing Agreement to which this Exhibit is attached (the “Agreement”):

1.
The original Mortgage Note bearing all intervening endorsements, endorsed “Pay to the order of ______________, without recourse” and signed in the name of the Company by an authorized officer (in the event that the Mortgage Loan was acquired by the Company in a merger, the signature must be in the following form: “[Company], successor by merger to [name of predecessor]”; and in the event that the Mortgage Loan was acquired or originated by the Company while doing business under another name, the signature must be in the following form: “[Company], formerly know as [previous name]”).

2.	The original of any personal endorsement, surety and/or guaranty agreement executed in connection with the Mortgage Note, if any.

3.
Except as set forth below, and for each mortgage loan that is not a MERS Mortgage Loan, the original Mortgage, with evidence of recording thereon or a certified true and correct copy of the Mortgage sent for recordation. If in connection with any Mortgage Loan, the Company cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the Company shall deliver or cause to be delivered to the Custodian, a photocopy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer’s Certificate of the Company stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Custodian upon receipt thereof by the Company; or (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office or by the title insurance company that issued the title policy to be a true and complete copy of the original recorded Mortgage.

4.
The originals or certified true copies of all assumption, modification, consolidation or extension agreements, with evidence of recording noted thereon if recordation is required to maintain the lien of the mortgage or is otherwise required, or, if recordation is not so required, an original or copy of any such assumption, modification, consolidation or extension agreements.

5.
The original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording, from the Company to “______________” or as otherwise directed by the Purchaser. If the Mortgage Loan was acquired by the Company in a merger, the Assignment of Mortgage must be made by “[Company], successor by merger to [name of predecessor].” If the Mortgage Loan was acquired or originated by the Company while doing business under another name, the Assignment of Mortgage must be by “[Company], formerly know as [previous name].” Subject to the foregoing and where permitted under the Applicable Laws of the jurisdiction wherein the Mortgaged Property is located, such Assignments of Mortgage may be made by blanket assignments for Mortgage Loans secured by the Mortgaged Properties located in the same county.

6.
Originals or certified true copies of all intervening assignments of the Mortgage necessary to show a complete chain of title from the original mortgagee to the Company, with evidence of recording thereon, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of mortgage, the Company shall deliver or cause to be delivered to the Custodian, a photocopy of such intervening assignment, together with (i) in the case of a delay caused by the public recording office, an Officer’s Certificate of the Company stating that such intervening assignment of mortgage has been dispatched to the appropriate public recording office for recordation and that such original recorded intervening assignment of mortgage or a copy of such intervening assignment of mortgage certified by the appropriate public recording office or by the title insurance company that issued the title policy to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the Custodian upon receipt thereof by the Company; or (ii) in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment.

7.
With respect to the Non-Conventional Mortgage Loans, the MIC, LGC or Loan Note Guarantee, as applicable, where required pursuant to the Agreement, or any other evidence of FHA insurance coverage or VA or RHS guaranty, as the case may be, that is acceptable to the Purchaser.

8.	The original mortgage policy of title insurance or other evidence of title such as a copy of the title commitment or copy of the preliminary title commitment.

9.	Any security agreement, chattel mortgage or equivalent executed in connection with the Mortgage.

With respect to each Mortgage Loan, the Mortgage File shall include each of the following items to the extent in the possession of the Company or in the possession of the Company’s agent(s):

10.	With respect to Conventional Mortgage Loans, verification of the Primary Mortgage Insurance Policy.

11.	The original hazard insurance policy and, if required by law, flood insurance policy, in accordance with Section 4.10 of the Agreement.

12.	Residential loan application.

13.	Mortgage Loan closing statement.

14.	Verification of employment and income, unless originated under the Company’s Limited Documentation program, Fannie Mae Timesaver Plus.

15.	Verification of acceptable evidence of source and amount of down payment.

16.	Credit report on the Mortgagor, if available.

17.	Residential appraisal report.

18.	Photograph of the Mortgaged Property.

19.	Survey of the Mortgaged Property, if required by the title company or Applicable Law.

20.
Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

21.	All required disclosure statements.

22.	If available, termite report, structural engineer’s report, water potability and septic certification.

23.	Sales contract, if applicable.

24.
Evidence of payment of taxes and insurance premiums, insurance claim files, correspondence, current and historical computerized data files, and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage loan file and which are required to document the Mortgage Loan or to service the Mortgage Loan.

25.	Amortization schedule, if available.

26.	Original power of attorney, if applicable.

In the event an Officer’s Certificate of the Company is delivered to the Custodian because of a delay caused by the public recording office in returning any recorded document, the Company shall deliver to the Custodian, within 240 days of the related Closing Date, an Officer’s Certificate which shall (i) identify the recorded document, (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay caused by the public recording office, (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, and (iv) specify the date the applicable recorded document will be delivered to the Custodian. The Company shall be required to deliver to the Custodian the applicable recorded document by the date specified in sub clause (iv) above. An extension of the date specified in sub clause (iv) above may be requested from the Purchaser, which consent shall not be unreasonably withheld.

Notwithstanding sub-clauses 1 and 6 above, the Purchaser acknowledges that the Company may deliver (i) a Mortgage Note for which the chain of endorsements is not identical to that of the intervening Assignments of Mortgage with respect to such Mortgage Note, which shall not affect the enforceability of such Mortgage Note, and/or (ii) intervening Assignments of Mortgage which are not identical to the chain of endorsements with respect to such Mortgage Note, which shall not affect the validity of such intervening Assignment of Mortgage; provided, however, that such acknowledgement shall in no way operate to negate the Purchaser’s remedies for the Company’s breach of the representations and warranties under this Agreement.

EXHIBIT C

FORM OF CUSTODIAL AGREEMENT

See attached

C-1

EXHIBIT D

FORM OF OPINION OF COUNSEL

Re:	Sale of Series [ ] Mortgage Loans by
Wells Fargo Bank, N.A., to
Goldman Sachs Mortgage Company

Dear Sir/Madam:

I am _____ of Wells Fargo Bank, N.A. and have acted as counsel to Wells Fargo Bank, N.A. (the “Company”), with respect to certain matters in connection with the sale by the Company of certain mortgage loans (the “Mortgage Loans”) pursuant to that certain Amended and Restated Master Seller’s Warranties and Servicing Agreement designated as Mortgage Loan Series the “Amended and Restated Master Seller’s Warranties and Servicing Agreement” by and between the Company and Goldman Sachs Mortgage Company (the “Purchaser”), dated as of March 1, 2006, which sale is in the form of whole Mortgage Loans. The Mortgage Loans are listed on Schedule A to the Assignment and Conveyance Agreement. Capitalized terms not otherwise defined herein have the meanings set forth in the Amended and Restated Master Seller’s Warranties and Servicing Agreement.

I have examined the following documents:

1. the Amended and Restated Master Seller’s Warranties and Servicing Agreement;

2. the Custodial Agreement;

3. the form of endorsement of the Mortgage Notes; and

4. such other documents, records and papers as I have deemed necessary and relevant as a basis for this opinion.

To the extent I have deemed necessary and proper, I have relied upon the representations and warranties of the Company contained in the Amended and Restated Master Seller’s Warranties and Servicing Agreement. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents.

Based upon the foregoing, it is my opinion that:

The Company is a national banking association duly organized, validly existing and in good standing under the laws of the United States.

The Company has the power to engage in the transactions contemplated by the Amended and Restated Master Seller’s Warranties and Servicing Agreement and the Custodial Agreement and all requisite power, authority and legal right to execute and deliver the Amended and Restated Master Seller’s Warranties and Servicing Agreement, the Custodial Agreement and the Mortgage Loans, and to perform and observe the terms and conditions of such instruments.

Each person who, as an officer or attorney-in-fact of the Company, signed (a) the Amended and Restated Master Seller’s Warranties and Servicing Agreement, (b) the Custodial Agreement , and (c) any other document delivered prior hereto or on the date hereof in connection with the sale and servicing of the Mortgage Loans in accordance with the Amended and Restated Master Seller’s Warranties and Servicing Agreement and the person was, at the respective times of such signing and delivery, and is, as of the date hereof, duly elected or appointed, qualified and acting as such officer or attorney-in-fact, and the signatures of such persons appearing on such documents are their genuine signatures.

Each of the Amended and Restated Master Seller’s Warranties and Servicing Agreement, the Custodial Agreement and the Mortgage Loans, has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement enforceable in accordance with its terms, subject to the effect of insolvency, liquidation, conservatorship and other similar laws administered by the Federal Deposit Insurance Corporation affecting the enforcement of contract obligations of insured banks and subject to the application of the rules of equity, including those respecting the availability of specific performance, none of which will materially interfere with the realization of the benefits provided thereunder or with the Purchaser’s ownership of the Mortgage Loans.

The Company has been duly authorized to allow any of its officers to execute any and all documents by original or facsimile signature in order to complete the transactions contemplated by the Amended and Restated Master Seller’s Warranties and Servicing Agreement and the Custodial Agreement, and in order to execute the endorsements to the Mortgage Notes and the assignments of the Mortgages, and the original or facsimile signature of the officer at the Company executing the Amended and Restated Master Seller’s Warranties and Servicing Agreement, the Custodial Agreement, the endorsements to the Mortgage Notes and the assignments of the Mortgages represents the legal and valid signature of said officer of the Company.

Either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with the Amended and Restated Master Seller’s Warranties and Servicing Agreement, the Custodial Agreement or the sale and delivery of the Mortgage Loans or the consummation of the transactions contemplated by the Amended and Restated Master Seller’s Warranties and Servicing Agreement and the Custodial Agreement; or (ii) any required consent, approval, authorization or order has been obtained by the Company.

Neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of the Amended and Restated Master Seller’s Warranties and Servicing Agreement and the Custodial Agreement, will conflict with or results in or will result in a breach of or constitutes or will constitute a default under the charter or by-laws of the Company, the terms of any indenture or other agreement or instrument to which the Company is a party or by which it is bound or to which it is subject, or violates any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which the Company is subject or by which it is bound.

There is no action, suit, proceeding or investigation pending or, to the best of my knowledge, threatened against the Company which, in my opinion, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted or in any material liability on the part of the Company or which would draw into question the validity of the Amended and Restated Master Seller’s Warranties and Servicing Agreement, and the Custodial Agreement, or of any action taken or to be taken in connection with the transactions contemplated thereby, or which would be likely to impair materially the ability of the Company to perform under the terms of the Amended and Restated Master Seller’s Warranties and Servicing Agreement and the Custodial Agreement.

For purposes of the foregoing, I have not regarded any legal or governmental actions, investigations or proceedings to be “threatened” unless the potential litigant or governmental authority has manifested to the legal department of the Company or an employee of the Company responsible for the receipt of process a present intention to initiate such proceedings; nor have I regarded any legal or governmental actions, investigations or proceedings as including those that are conducted by state or federal authorities in connection with their routine regulatory activities. The sale of each Mortgage Note and Mortgage as and in the manner contemplated by the Amended and Restated Master Seller’s Warranties and Servicing Agreement is sufficient fully to transfer all right, title and interest of the Company thereto as noteholder and mortgagee, apart from the rights to service the Mortgage Loans pursuant to the Amended and Restated Master Seller’s Warranties and Servicing Agreement.

The form of endorsement that is to be used with respect to the Mortgage Loans is legally valid and sufficient to duly endorse the Mortgage Notes to the Purchaser. Upon the completion of the endorsement of the Mortgage Notes and the completion of the assignments of the Mortgages, and the recording thereof, the endorsement of the Mortgage Notes, the delivery to the Custodian of the completed assignments of the Mortgages, and the delivery of the original endorsed Mortgage Notes to the Custodian would be sufficient to permit the entity to which such Mortgage Note is initially endorsed at the Purchaser’s direction, and to whom such assignment of Mortgages is initially assigned at the Purchaser’s direction, to avail itself of all protection available under Applicable Law against the claims of any present or future creditors of the Company, and would be sufficient to prevent any other sale, transfer, assignment, pledge or hypothecation of the Mortgages and the Mortgage Notes by the Company from being enforceable, such that in a properly presented and argued case under title 11, United States Code (the “Bankruptcy Code”), in which the Company were the debtor, a bankruptcy court having jurisdiction over the Company would consider the transfer of the Mortgage Loans from the Company to the Purchaser to be a true sale of the Mortgage Loans from the Company to the Purchaser and not a secured loan by the Purchaser to the Company and, accordingly, the Mortgage Loans and the payments and other collections thereon (other than those at any given time that may be commingled with unrelated funds held by the Company) and the proceeds thereof transferred to the Purchaser by the Company in accordance with the Company’s Warranties and Servicing Agreement would not be deemed property of the Company’s estate for purposes of Section 541 of the Bankruptcy Code or be subject to the automatic stay provisions of Section 362 of the Bankruptcy Code.

This opinion is given to you for your sole benefit, and no other person or entity is entitled to rely hereon except that the purchaser or purchasers to which you initially and directly resell the Mortgage Loans may rely on this opinion as if it were addressed to them as of its date.

Sincerely,

EXHIBIT E

ITEMS TO BE INCLUDED IN MONTHLY REMITTANCE ADVICE

On each Closing Date, the Company shall deliver to the Purchaser an initial set-up report (the “Initial Set-up Report”), dated as of the related Cut-off Date, which shall set forth certain information regarding the related pool of Mortgage Loans. Such information shall include, without limitation, the principal balance of each Mortgage Loan, the interest rate, delinquency status and any other information requested by the Purchaser. For each month after each Closing Date, the Company shall provide a monthly remittance advice report (the “Monthly Remittance Advice Reports”) to the Purchaser, which shall set forth for each related Mortgage Loan, the trial balance, interest rate, delinquency, foreclosure and related default information, and such other information as may be requested by the Purchaser. The Initial Set-up Report and the Monthly Remittance Advice Reports will be delivered in an Excel format or in such other electronic format as agreed to by the parties. Each Initial Set-up Report and Monthly Remittance Advice Report shall contain only such information as is readily available to the Company and is mutually agreed to by the Company and the Purchaser.

E-1

EXHIBIT F-1

FORM OF ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT made this ___ day of ________, 200_ (this “Agreement”), among Wells Fargo Bank, N.A., as servicer (the “Servicer”), _______________________, as assignee (the “Assignee”), and _____________________, as assignor (the “Depositor”) and as acknowledged by _______________________, as master servicer (the “Master Servicer”).

WHEREAS, Goldman Sachs Mortgage Company (the “Assignor”) and the Servicer have entered into the Amended and Restated Master Seller’s Warranties and Servicing Agreement dated as of March 1, 2006 (the “Sale and Servicing Agreement”) pursuant to which the Servicer sold certain mortgage loans listed on the mortgage loan schedule attached as an exhibit to the Assignment and Conveyance Agreement;

WHEREAS, the Assignor, the Depositor and the Servicer have entered into an Assignment, Assumption and Recognition Agreement dated as of ________, 200_ (the “GSMC Assignment Agreement”), pursuant to which the Assignor assigned its right title and interest in and to the Mortgage Loans and the Sale and Servicing Agreement to the Depositor;

WHEREAS, the Assignee has agreed on certain terms and conditions to purchase from the Depositor certain mortgage loans (the “Mortgage Loans”), which Mortgage Loans are subject to the provisions of the Sale and Servicing Agreement and are listed on the mortgage loan schedule attached as Exhibit 1 hereto (the “Mortgage Loan Schedule”); and

WHEREAS, pursuant to a Master Servicing and Trust Agreement, dated as of _______, 200_ (together with the _______ 200_ Edition of the Standard Terms thereto, the “Trust Agreement”), among _______________________, as depositor, Goldman Sachs Mortgage Company, as Assignor, _______________________, as master servicer (the “Master Servicer”), _______________________, as guarantor (the “Guarantor”)_______________________, as Trustee (the “Trustee”), and _______________________, as custodian (the “Custodian”), the Depositor will transfer the Mortgage Loans to the Trustee on behalf of the Assignee, together with the Depositor’s rights in the Sale and Servicing Agreement.

NOW THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Assignment and Assumption.

(a) The Depositor hereby assigns to the Assignee, as of the date hereof, all of its right, title and interest in and to the Mortgage Loans and the Sale and Servicing Agreement, to the extent relating to the Mortgage Loans, and the Assignee hereby assumes all of the Depositor’s obligations under the Sale and Servicing Agreement, to the extent relating to the Mortgage Loans from and after ________, 200_; the Servicer hereby acknowledges such assignment and assumption and hereby agrees to the release of the Depositor from any obligations under the Sale and Servicing Agreement from and after _____, 200_, to the extent relating to the Mortgage Loans.

(b) The Depositor represents and warrants to the Assignee that the Depositor has not taken any action which would serve to impair or encumber the Depositor’s ownership interest in the Mortgage Loans since the date of the Sale and Servicing Agreement.

(c) The Servicer and the Depositor, with the consent of the Guarantor, shall have the right to amend, modify or terminate the Sale and Servicing Agreement without the joinder of the Assignee with respect to mortgage loans not conveyed to the Assignee hereunder; provided, however, that such amendment, modification or termination shall not affect or be binding on the Assignee.

2. Accuracy of the Sale and Servicing Agreement.

The Servicer and the Depositor represent and warrant to the Assignee that (i) attached hereto as Exhibit 2 is a true, accurate and complete copy of the Sale and Servicing Agreement, (ii) the Sale and Servicing Agreement is in full force and effect as of the date hereof, (iii) the Sale and Servicing Agreement has not been amended or modified in any respect, other than by the amendments described in the recitals hereto and appended to such Sale and Servicing Agreement and (iv) no notice of termination has been given to the Servicer under the Sale and Servicing Agreement. The Servicer, in its capacity as seller and/or servicer under the Sale and Servicing Agreement, further represents and warrants that the representations and warranties contained in Section 3.01 of the Sale and Servicing Agreement are true and correct as of the Closing Date (as defined in the Trust Agreement).

3. Recognition of Assignee; Recognition of Master Servicer.

(a) From and after the date hereof, the Servicer shall note the transfer of the Mortgage Loans to the Assignee in its books and records, shall recognize the Assignee as the owner of the Mortgage Loans and shall, subject to clause (b) below, service the Mortgage Loans for the benefit of the Assignee pursuant to the Sale and Servicing Agreement, the terms of which are incorporated herein by reference. It is the intention of the Depositor, Servicer and the Assignee that the Sale and Servicing Agreement shall be binding upon and inure to the benefit of the Servicer and the Assignee and their successors and assigns.

(b) The Servicer further acknowledges that, from and after the date hereof, it (and any of its successors under the Sale and Servicing Agreement) will be subject to the supervision of the Master Servicer (except that the Master Servicer shall not be responsible for supervising the servicing of defaulted Mortgage Loans and REO Properties) and that the Master Servicer, acting on behalf of the Trustee as the owner of the Mortgage Loans, shall have the same rights as were assigned by the Assignor, in its capacity as the original purchaser under the Sale and Servicing Agreement, to the Depositor under the GSMC Assignment Agreement, and further assigned by the Depositor to the Trustee, on behalf of the Trust, hereunder. Such rights will include, without limitation, the right to terminate the Servicer under the Sale and Servicing Agreement upon the occurrence of an event of default thereunder, the right to receive all remittances required to be made by the Servicer under the Sale and Servicing Agreement, the right to receive all monthly reports and other data required to be delivered by the Servicer under the Sale and Servicing Agreement, indemnification rights and the right to exercise certain rights of consent and approval relating to actions taken by the Servicer.

F-1-2

(c) All reports, notices and other written information required to be delivered to the Trustee, as the successor in interest to the Assignor and the Depositor under the Sale and Servicing Agreement, shall also be delivered to the Master Servicer at the address set forth in Section 10 hereof. All remittances required to be made to the Trustee, as the successor in interest to the Assignor and the Depositor under the Sale and Servicing Agreement, shall be made instead to the Master Servicer by wire transfer to the following account:

ABA# [                 ]
For credit to: SAS CLEARING
Account Number: [                 ]
For further credit to:                                                    Collection Acct#
[                   ]

4. Representations and Warranties of the Assignee. The Assignee hereby represents and warrants to the Assignor as follows:

(a) Decision to Purchase. The Assignee represents and warrants that it is a sophisticated investor able to evaluate the risks and merits of the transactions contemplated hereby, and that it has not relied in connection therewith upon any statements or representations of the Depositor or the Servicer other than those contained in the Sale and Servicing Agreement or this Agreement.

(b) Authority. The Assignee hereto represents and warrants that it is duly and legally authorized to enter into this Agreement and to perform its obligations hereunder and under the Sale and Servicing Agreement.

(c) Enforceability. The Assignee hereto represents and warrants that this Agreement has been duly authorized, executed and delivered by it and (assuming due authorization, execution and delivery thereof by each of the other parties hereto) constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

5. Representations and Warranties of the Depositor. The Depositor hereby represents and warrants to the Assignee as follows:

(a) Organization. The Depositor has been duly organized and is validly existing as a limited partnership in good standing under the laws of the State of New York with full power and authority (corporate and other) to enter into and perform its obligations under the Sale and Servicing Agreement and this Agreement.

(b) Enforceability. This Agreement has been duly executed and delivered by the Depositor, and, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a legal, valid, and binding agreement of the Depositor, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors’ rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law.

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(c) No Consent. The execution, delivery and performance by the Depositor of this Agreement and the consummation of the transactions contemplated thereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof.

(d) Authorization; No Breach. The execution and delivery of this Agreement have been duly authorized by all necessary corporate action on the part of the Depositor; neither the execution and delivery by the Depositor of this Agreement, nor the consummation by the Depositor of the transactions herein contemplated, nor compliance by the Depositor with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of the governing documents of the Depositor or any law, governmental rule or regulation or any material judgment, decree or order binding on the Depositor or any of its properties, or any of the provisions of any material indenture, mortgage, deed of trust, contract or other instrument to which the Depositor is a party or by which it is bound.

(e) Actions; Procedures. There are no actions, suits or proceedings pending or, to the knowledge of the Depositor, threatened, before or by any court, administrative agency, arbitrator or governmental body (A) with respect to any of the transactions contemplated by this Agreement or (B) with respect to any other matter that in the judgment of the Depositor will be determined adversely to the Depositor and will if determined adversely to the Depositor materially adversely affect its ability to perform its obligations under this Agreement.

(f) Prior Assignments; Pledges. Except for the sale to the Assignee, the Depositor has not assigned or pledged any Mortgage Note or the related Mortgage or any interest or participation therein.

(g) Releases. The Depositor has not satisfied, canceled, or subordinated in whole or in part, or rescinded any Mortgage, and the Depositor has not released any Mortgaged Property from the lien of the related Mortgage, in whole or in part, nor has the Depositor executed an instrument that would effect any such release, cancellation, subordination, or rescission. The Depositor has not released any Mortgagor, in whole or in part, except in connection with an assumption agreement or other agreement approved by the FHA, VA or RHS, as applicable, to the extent such approval was required.

It is understood and agreed that the representations and warranties set forth in this Section 5 shall survive delivery of the respective Mortgage Files to the Custodian and shall inure to the benefit of the Assignee and its assigns notwithstanding any restrictive or qualified endorsement or assignment. Upon the discovery by the Depositor, the Master Servicer or the Trustee of a breach of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other parties to this Agreement, and in no event later than two (2) Business Days from the date of such discovery. It is understood and agreed that the obligations of the Depositor set forth in Section 6 to repurchase a Mortgage Loan constitute the sole remedies available to the Assignee and its assigns on their behalf respecting a breach of the representations and warranties contained in this Section 5.

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It is understood and agreed that the Depositor has made no representations or warranties to the Assignee other than those contained in this Section 5, and no other affiliate of the Depositor has made any representations or warranties of any kind to the Assignee.

6. Repurchase of Mortgage Loans.

Upon discovery or notice of any breach by the Depositor of any representation, warranty, or covenant under this Agreement that materially and adversely affects the value of any Mortgage Loan or the interest of the Assignee therein (it being understood that any such defect or breach shall be deemed to have materially and adversely affected the value of the related Mortgage Loan or the interest of the Assignee therein if the Assignee incurs a loss as a result of such defect or breach), the Assignee promptly shall request that the Depositor cure such breach and, if the Depositor does not cure such breach in all material respects within 60 days from the date on which it is notified of the breach, the Assignee may enforce the Depositor’s obligation hereunder to purchase such Mortgage Loan from the Assignee. Notwithstanding the foregoing, however, if such breach is a Qualification Defect, such cure or repurchase must take place within 45 days of the discovery date of such defect.

Except as specifically set forth herein, the Depositor shall have no responsibility to enforce any provision of this Agreement, to oversee compliance hereof, or to take notice of any breach or default thereof.

7. Amendment of the Sale and Servicing Agreements.

In connection with the transfer of the Mortgage Loans hereunder, the Servicer agrees that, from and after the date hereof, each Mortgage Loan transferred hereunder will be subject to, and serviced under, the Sale and Servicing Agreement under which the Mortgage Loans were originally transferred to the Assignor. Notwithstanding anything to the contrary set forth herein, the amended provisions shall apply only to the Mortgage Loans transferred hereunder and any other mortgage loans subject to the Agreement shall continue to be serviced under all of the existing provisions of the applicable Sale and Servicing Agreement. For purposes of this Section 7, capitalized terms used herein shall have the meanings assigned to such terms in the Sale and Servicing Agreement. Each reference herein to “Agreement” shall be understood as a reference to the Sale and Servicing Agreement and each reference to “Company” shall be understood as a reference to the Servicer.

(a) Article I of the Sale and Servicing Agreement shall be amended as follows:

(i) by adding the following new definitions thereto, in alphabetical order:

“Guarantor: With respect to the ___________ 200__ Reconstituted Mortgage Loans, [Freddie Mac] [Fannie Mae], in its capacity as guarantor of certain classes of securities issued in connection with the securitization of such

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____________ 200__ Reconstituted Mortgage Loans; provided that [Freddie Mac] [Fannie Mae] shall be entitled to exercise any rights it may have under this Agreement with respect to the May 2004 Reconstituted Mortgage Loans in its capacity as Guarantor only for so long as no uncured default has occurred under its guarantee and either (x) any portion of the guaranteed securities remains outstanding or (y) amounts are otherwise owed to the Guarantor under the trust agreement pursuant to which such guaranteed securities were issued.”

“___________ 200__ Securitization Transaction: A Securitization Transaction of certain of the Mortgage Loans by the Purchaser in connection with a securitization thereof to be effected on or about __________ __, 200__.”

“___________ 200__ Reconstituted Mortgage Loans: The Mortgage Loans transferred pursuant to the ___________ 200__ Securitization Transaction and set forth on Exhibit I of the GSMC Assignment Agreement and this Agreement.”

(ii) by amending the definition of “Business Day” by inserting the words “or the Guarantor or the master servicer with respect to the __________ 200__ Securitization Transaction” immediately following the words “where the parties” and immediately preceding the words “are located. . . .”

(iii) by deleting the definition of “Monthly Advance” in its entirety and replacing it with the following: “With respect to each Remittance Date, advances of interest and principal required to be made on the Business Day immediately preceding such Remittance Date to cover any shortfall between (i) Monthly Payments for each Mortgage Loan and (ii) the amounts actually collected on account of such Monthly Payments for each such Mortgage Loan during the related Due Period.”

(iv) by deleting the definition of “Scheduled Principal Balance” in its entirety and restating it as follows: “For any Mortgage Loan as of any Due Date subsequent to the cut-off date for the ___________ 200__ Securitization Transaction up to and including, the date on which such Mortgage Loan is finally liquidated or repurchased from the Trustee, the scheduled principal balance thereof as of such cut-off date, as reduced by (i) the principal portion of all Monthly Payments due on or before such Due Date, to the extent actually paid by the related Mortgagor or advanced by the Company, or the master servicer or trustee with respect to the __________ 200__ Securitization Transaction, net of any portion thereof that represents principal due on a Due Date occurring on or before the date on which such proceeds were received, and (ii) the principal portion of all Principal Prepayments, including Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and all payoffs received on or before the last day of the Principal Prepayment Period preceding the applicable date of determination.”

(b) Section 2.02 of the Agreement shall be amended by replacing the first reference to “the Purchaser” in the third paragraph thereof with “the Purchaser or the Guarantor.”

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Section 4.01 of the Agreement shall be amended by replacing the period at the end of the first paragraph thereof and adding the following: “;provided that in the event the guidelines of FHA or VA conflict with the Servicing Guides of the Guarantor, the Company shall service the loans in accordance with the guidelines of FHA or VA, as applicable”. The Company shall be required to reimburse the Purchaser for any losses suffered as a result of a loss or reduction of FHA or VA coverage due to the failure of the Company to comply with the provisions of this Article IV not later than 60 days following receipt of notice from the Purchaser of any such loss.

(c) Section 4.04 of the Agreement shall be amended by changing each reference to “Mortgage Loan” or Mortgage Loans” to “__________ 200__ Reconstituted Mortgage Loan” or “____________ 200__ Reconstituted Mortgage Loans.”

(d) In addition, clause (8) of Section 4.04 of the Agreement shall be amended by adding the words “without reimbursement” inside the parentheses immediately following the words “out of its funds” and preceding the words “which, when added to all amounts.”

(e) Section 4.10 of the Agreement shall be amended by replacing the words “Fannie Mae or FHLMC” in the first sentence of the first paragraph thereof with the words “the Guarantor.”

(f) Section 4.20 of the Agreement shall be amended by adding the following sentence at the end thereof: “Upon request by the Guarantor, the Servicer shall provide evidence of such accurate and complete information to the Guarantor as reasonably requested and in a mutually agreed-upon format.”

(g) The first sentence of the second paragraph of Section 5.01 of the Agreement shall be amended by adding the words “accrued from the Remittance Date to (and including) the date on which such remittance is actually received by the Purchaser” immediately following the words “interest on such late payment. . . ” and preceding the words “at an annual rate equal to. . . ”

(h) Section 5.03 of the Agreement shall be amended by removing the period at the end of the third sentence thereof and adding thereto the following clause:

“provided, however, that following the __________ 200__ Securitization Transaction, the Guarantor, in its reasonable judgment, shall have the right to require the Company to remit, from its own funds, to the Custodial Account an amount equal to all advances previously made with respect to the ___________ 200__ Reconstituted Mortgage Loans out of funds held in the Custodial Account and not previously repaid from collections on the ___________ 200__ Reconstituted Mortgage Loans, and in such event, the Company shall thereafter remit all advances with respect to the ___________ 200__ Reconstituted Mortgage Loans from its own funds. In no event shall the preceding sentence be construed as limiting the Company’s right to (i) pass through late collections on the Mortgages related to the ___________ 200__ Reconstituted Mortgage Loans in lieu of making advances or (ii) reimburse itself for such advances from late collections on such Mortgages.”.”

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(i) A new Section 5.04 shall be added to Article V immediately after existing Section 5.03 of the Agreement, which shall be entitled: “Penalties for Failure to Report Timely and Accurately” and shall state the following:

“At any time following the ____________ 200__ Securitization Transaction, if the Company fails (A) to transmit the Monthly Remittance Advice to the entity acting as the master servicer with respect to such Securitization Transaction by the Remittance Advice Date, or (B) to transmit the Monthly Remittance Advice in a materially accurate and complete manner, then:

(i) For the first such failure, the Company shall pay to the Master Servicer the amount of $500; provided, however, that the Company shall not be required to make any such payment upon the first such failure during each successive two-year period following the closing date for the Securitization Transaction;

(ii) For the second such failure, the Company shall pay to the Master Servicer the amount of $750;

(iii) For the third such failure, the Company shall pay to the Master Servicer the amount of $1,000; and

(iv) For the fourth such failure, the Company shall pay to the Master Servicer the amount of $2,500.

The payment for any such failure, as stated in (i) through (iv) above, shall be paid by the Company to the Master Servicer and the Master Servicer shall remit such payments to the Guarantor.”

(j) Section 6.06 of the Agreement shall be amended and restated in its entirety as follows:

“The Purchaser, or its designee, and, following the __________ 200__ Securitization Transaction, the Guarantor, or its designee, shall have the right to examine and audit any and all of the books, records, or other information of the Company, whether held by the Company or by another on its behalf, with respect to or concerning this Agreement or, in the case of the Purchaser, the Mortgage Loans, and, in the case of the Guarantor, the __________ 200__ Reconstituted Mortgage Loans, during business hours or at such other times as may be reasonable under applicable circumstances, upon reasonable advance notice; provided, however, in the event the Purchaser or the Guarantor, as applicable, have a reasonable good faith belief that the books and records of the Company concerning this Agreement or, in the case of the Purchaser, the Mortgage Loans and, in the case of the Guarantor, the ___________ 200__ Reconstituted Mortgage Loans, are not being maintained in accordance with generally accepted accounting procedures or Accepted Servicing Practices, the Purchaser and the Guarantor may request additional opportunities to examine the Company’s books and records. Each of the Purchaser and the Guarantor shall pay its own travel expenses associated with such examination.”

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(k) Section 8.01 of the Agreement shall be amended by adding the words “(and if the Mortgage Loans are securitized, Goldman Sachs & Co., GS Mortgage Securities Corp., ________________________, in its capacity as trustee for the trust issuing securities backed by the Mortgage Loans, and the entity, if any, acting in the capacity of a master servicer in connection with any securitization)” immediately following the words “. . . indemnify the Purchaser” and preceding the words “and hold it harmless . . .”

(l) Section 8.01 shall further be amended by adding the words “and the Guarantor” immediately following the words “…indemnify the Purchaser” in the first sentence.

(m) Section 8.02 of the Agreement shall be amended by adding the words “which shall be acceptable to the Guarantor” immediately following the words “the successor or surviving Person shall be an institution which is a Fannie Mae, Freddie Mac, HUD and VA-approved company in good standing” and immediately preceding the words “. Furthermore, in the event the Company. . . .”

(n) Section 8.04 of the Agreement shall be amended by adding the following language to the end of the first paragraph thereof: “Further, following the ____ 200_ Securitization Transaction, the Company may, upon thirty (30) days’ notice to the Purchaser and the Guarantor, with the written consent of the Purchaser and the Guarantor, which consent shall not be unreasonably withheld or delayed by either such party and upon written confirmation that the ratings on any securities backed by the Mortgage Loans will not be downgraded, qualified or withdrawn, transfer all or part of the administration and servicing of the Mortgage Loans to any Person that is an institution approved to service loans on behalf of FHA and VA, has a net worth of not less than $25,000,000, and satisfies the requirements of Section 12.01 with respect to the qualifications of a successor to the Company. In any event, the Company shall pay all costs associated with such transfer.”

(o) Section 8.04 shall further be amended by adding “and the Guarantor” immediately following the words “…consent of the Purchaser” in the second sentence of the first paragraph thereof.

(p) Section 8.04 shall further be amended by adding the words “and the Guarantor” immediately following the words “…consent of the Purchaser” and preceding the words “,then the Purchaser…” in the third paragraph thereof.

(q) Section 9.01 of the Agreement shall further be amended by (i) deleting “Purchaser” at the end of clause (e) of and replacing it with “Goldman Sachs Mortgage Company without the right of reimbursement,” (ii) deleting “Purchaser” in the second sentence of clause f(iii) and replacing it “Goldman Sachs Mortgage Company,” (iii) adding the words “without the right of reimbursement” at the end of the second sentence of clause f(iii), and (iv) add “and the Guarantor” after the first reference to the “Purchaser” in clause (g).

(r) Section 10.01 of the Agreement shall be amended by removing the period at the end of existing clause (ix) and replacing it with a semi-colon and the word “or” and adding thereafter the following new clause:

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“(x) the failure of the Company to a maintain Tier I or Tier II rating from Freddie Mac for two consecutive Due Periods.”

(s) Section 10.01 shall be further amended by deleting the first sentence of the immediately succeeding paragraph and replacing it with the following: “So long as any of the foregoing Events of Default shall not have been remedied, in addition to whatever rights the Purchaser may have at law or equity to damages, including injunctive relief and specific performance, the Guarantor or the Purchaser (with the consent of the Guarantor), by notice in writing to the Company, may terminate with cause all the rights and obligations of the Company under this Agreement and in and to the Mortgage Loans and the proceeds thereof.”

(t) The Purchaser must obtain the consent of the Guarantor to exercise it rights or give its consent under Sections 10.02, 11.01, 11.02, 11.03 and 12.02.

(u) Section 10.02 of the Agreement shall be amended by inserting the words “, with the consent of the Guarantor,” immediately following the words “the Purchaser” and preceding the words “may waive any default by the Company.”

(v) The second sentence of the first paragraph of Section 11.02 of the Agreement shall be amended by deleting the words “the Company and any Rating Agency” and replacing them with the words “the Company, any Rating Agency and the Guarantor.”

(w) The first sentence of the second paragraph of Section 12.01 of the Agreement shall be amended by replacing the words “to the Company and to the Purchaser” with the words “to the Company, the Purchaser and the Guarantor.”

(x) Section 12.01 shall be further amended by replacing the reference to “6.01” with “6.02” in the first paragraph thereof.

(y) Notwithstanding anything to the contrary set forth in Sections 4.16 and 6.01 of the Agreement, it is understood and agreed that the Servicer shall determine, in accordance with the servicing standard described in Section 4.01 of the Agreement, whether or not to take the actions described in such Sections, and the consent of the Purchaser shall not be required therefor.

8. Continuing Effect.

Except as contemplated hereby, the Sale and Servicing Agreement shall remain in full force and effect in accordance with their respective terms.

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9. Governing Law.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF).

EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY OTHER DOCUMENTS AND INSTRUMENTS EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF SUCH PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT.

10. Notices.

Any notices or other communications permitted or required hereunder or under the Sale and Servicing Agreement shall be in writing and shall be deemed conclusively to have been given if personally delivered at or mailed by registered mail, postage prepaid, and return receipt requested or transmitted by telex, telegraph or telecopier and confirmed by a similar mailed writing, to:

(1) in the case of the Servicer,

Wells Fargo Bank, N.A.
1 Home Campus, MAC X2401-042
Des Moines, Iowa 50328-0001
Attention: John Brown
Tel: (515) 213-7071; Fax: (515) 213-7121

With a copy to:

Wells Fargo Bank, N.A.
1 Home Campus, MAC #X2401-06T
Des Moines, Iowa 50328-0001
Attention: General Counsel
Tel: (515) 213-4762; Fax: (515) 213-5192

or such address as may hereafter be furnished by the Servicer;

or such address as may hereafter be furnished by the Servicer;

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in the case of the Assignee,

[         ]

or such other address as may hereafter be furnished by the Assignee,

in the case of the Depositor,
[         ]

With a copy to:
[         ]

or such other address as may hereafter be furnished by the Depositor, and in the case of the Master Servicer,

[         ]

or such other address as may hereafter be furnished by the Master Servicer.

11. Counterparts.

This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

12. Definitions.

Any capitalized term used but not defined in this Agreement has the meaning assigned thereto in the Sale and Servicing Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

ASSIGNEE:
[         ]

By:	[ ],
not in its individual capacity but solely as Trustee

By:
Name:
Title:

DEPOSITOR:
[          ]

By:
Name:
Title:

Acknowledged by:

SERVICER:
Wells Fargo Bank, N.A.

By:
Name:
Title:

MASTER SERVICER:
[         ]

By:
Name:
Title:

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EXHIBIT 1

Mortgage Loan Schedule

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EXHIBIT 2

Sale and Servicing Agreement

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EXHIBIT F-2

FORM OF ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT made this ___ day of ________, 200_ (this “Agreement”), among Wells Fargo Bank, N.A., as servicer (the “Servicer”), _______________________, as assignee (the “Assignee”), and _____________________, as assignor (the “Depositor”) and as acknowledged by _______________________, as master servicer (the “Master Servicer”).

WHEREAS, Goldman Sachs Mortgage Company (the “Assignor”) and the Servicer have entered the Master Seller’s Warranties and Servicing Agreement dated as of November 1, 2005 (the “Sale and Servicing Agreement”) pursuant to which the Servicer sold certain mortgage loans listed on the mortgage loan schedule attached as an exhibit to the Assignment and Conveyance Agreement;

WHEREAS, the Assignor, the Depositor and the Servicer have entered into an Assignment, Assumption and Recognition Agreement dated as of ________, 200_ (the “GSMC Assignment Agreement”), pursuant to which the Assignor assigned its right title and interest in and to the Mortgage Loans and the Sale and Servicing Agreement to the Depositor;

WHEREAS, the Assignee has agreed on certain terms and conditions to purchase from the Depositor certain mortgage loans (the “Mortgage Loans”), which Mortgage Loans are subject to the provisions of the Sale and Servicing Agreement and are listed on the mortgage loan schedule attached as Exhibit 1 hereto (the “Mortgage Loan Schedule”); and

WHEREAS, pursuant to a Master Servicing and Trust Agreement, dated as of _______, 200_ (together with the _______ 200_ Edition of the Standard Terms thereto, the “Trust Agreement”), among _______________________, as depositor, Goldman Sachs Mortgage Company, as Assignor, _______________________, as master servicer (the “Master Servicer”), _______________________, as Trustee (the “Trustee”), and _______________________, as custodian (the “Custodian”), the Depositor will transfer the Mortgage Loans to the Trustee on behalf of the Assignee, together with the Depositor’s rights in the Sale and Servicing Agreement.

NOW THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Assignment and Assumption.

(a) The Depositor hereby assigns to the Assignee, as of the date hereof, all of its right, title and interest in and to the Mortgage Loans and the Sale and Servicing Agreement, to the extent relating to the Mortgage Loans, and the Assignee hereby assumes all of the Depositor’s obligations under the Sale and Servicing Agreement, to the extent relating to the Mortgage Loans from and after ________, 200_; the Servicer hereby acknowledges such assignment and assumption and hereby agrees to the release of the Depositor from any obligations under the Sale and Servicing Agreement from and after _____, 200_, to the extent relating to the Mortgage Loans.

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(b) The Depositor represents and warrants to the Assignee that the Depositor has not taken any action which would serve to impair or encumber the Depositor’s ownership interest in the Mortgage Loans since the date of the Sale and Servicing Agreement.

(c) The Servicer and the Depositor shall have the right to amend, modify or terminate the Sale and Servicing Agreement without the joinder of the Assignee with respect to mortgage loans not conveyed to the Assignee hereunder; provided, however, that such amendment, modification or termination shall not affect or be binding on the Assignee.

2. Accuracy of Servicing Agreement.

The Servicer and the Depositor represent and warrant to the Assignee that (i) attached hereto as Exhibit 2 is a true, accurate and complete copy of the Sale and Servicing Agreement, (ii) the Sale and Servicing Agreement is in full force and effect as of the date hereof, (iii) the Sale and Servicing Agreement has not been amended or modified in any respect, other than by the amendments described in the recitals hereto and appended to such Sale and Servicing Agreement and (iv) no notice of termination has been given to the Servicer under the Sale and Servicing Agreement. The Servicer, in its capacity as seller and/or servicer under the Sale and Servicing Agreement, further represents and warrants that the representations and warranties contained in Section 3.01 of the Sale and Servicing Agreement are true and correct as of the Closing Date (as defined in the Trust Agreement).

3. Recognition of Assignee; Recognition of Master Servicer.

(a) From and after the date hereof, the Servicer shall note the transfer of the Mortgage Loans to the Assignee in its books and records, shall recognize the Assignee as the owner of the Mortgage Loans and shall, subject to clause (b) below, service the Mortgage Loans for the benefit of the Assignee pursuant to the Sale and Servicing Agreement, the terms of which are incorporated herein by reference. It is the intention of the Depositor, Servicer and the Assignee that the Sale and Servicing Agreement shall be binding upon and inure to the benefit of the Servicer and the Assignee and their successors and assigns.

(b) The Servicer further acknowledges that, from and after the date hereof, it (and any of its successors under the Sale and Servicing Agreement) will be subject to the supervision of the Master Servicer (except that the Master Servicer shall not be responsible for supervising the servicing of defaulted Mortgage Loans and REO Properties) and that the Master Servicer, acting on behalf of the Trustee as the owner of the Mortgage Loans, shall have the same rights as were assigned by the Assignor, in its capacity as the original purchaser under the Sale and Servicing Agreement, to the Depositor under the GSMC Assignment Agreement, and further assigned by the Depositor to the Trustee, on behalf of the Trust, hereunder. Such rights will include, without limitation, the right to terminate the Servicer under the Sale and Servicing Agreement upon the occurrence of an event of default thereunder, the right to receive all remittances required to be made by the Servicer under the Sale and Servicing Agreement, the right to receive all monthly reports and other data required to be delivered by the Servicer under the Sale and Servicing Agreement, indemnification rights and the right to exercise certain rights of consent and approval relating to actions taken by the Servicer.

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(c) All reports, notices and other written information required to be delivered to the Trustee, as the successor in interest to the Assignor and the Depositor under the Sale and Servicing Agreement, shall also be delivered to the Master Servicer at the address set forth in Section 10 hereof. All remittances required to be made to the Trustee, as the successor in interest to the Assignor and the Depositor under the Sale and Servicing Agreement, shall be made instead to the Master Servicer by wire transfer to the following account:

_______________________
ABA# [         ]
For credit to: SAS CLEARING
Account Number: [         ]
For further credit to: _______________________ Collection Acct#
[         ]

4. Representations and Warranties of the Assignee. The Assignee hereby represents and warrants as follows:

(a) Decision to Purchase. The Assignee represents and warrants that it is a sophisticated investor able to evaluate the risks and merits of the transactions contemplated hereby, and that it has not relied in connection therewith upon any statements or representations of the Depositor or the Servicer other than those contained in the Sale and Servicing Agreement or this Agreement.

(b) Authority. The Assignee hereto represents and warrants that it is duly and legally authorized to enter into this Agreement and to perform its obligations hereunder and under the Sale and Servicing Agreement.

(c) Enforceability. The Assignee hereto represents and warrants that this Agreement has been duly authorized, executed and delivered by it and (assuming due authorization, execution and delivery thereof by each of the other parties hereto) constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

5. Representations and Warranties of the Depositor. The Depositor hereby represents and warrants as follows:

(a) Organization. The Depositor has been duly organized and is validly existing as a limited partnership in good standing under the laws of the State of New York with full power and authority (corporate and other) to enter into and perform its obligations under the Sale and Servicing Agreement and this Agreement.

(b) Enforceability. This Agreement has been duly executed and delivered by the Depositor, and, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a legal, valid, and binding agreement of the Depositor, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors’ rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law.

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(c) No Consent. The execution, delivery and performance by the Depositor of this Agreement and the consummation of the transactions contemplated thereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof.

(d) Authorization; No Breach. The execution and delivery of this Agreement have been duly authorized by all necessary corporate action on the part of the Depositor; neither the execution and delivery by the Depositor of this Agreement, nor the consummation by the Depositor of the transactions herein contemplated, nor compliance by the Depositor with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of the governing documents of the Depositor or any law, governmental rule or regulation or any material judgment, decree or order binding on the Depositor or any of its properties, or any of the provisions of any material indenture, mortgage, deed of trust, contract or other instrument to which the Depositor is a party or by which it is bound.

(e) Actions; Procedures. There are no actions, suits or proceedings pending or, to the knowledge of the Depositor, threatened, before or by any court, administrative agency, arbitrator or governmental body (A) with respect to any of the transactions contemplated by this Agreement or (B) with respect to any other matter that in the judgment of the Depositor will be determined adversely to the Depositor and will if determined adversely to the Depositor materially adversely affect its ability to perform its obligations under this Agreement.

(f) Prior Assignments; Pledges. Except for the sale to the Assignee, the Depositor has not assigned or pledged any Mortgage Note or the related Mortgage or any interest or participation therein.

(g) Releases. The Depositor has not satisfied, canceled, or subordinated in whole or in part, or rescinded any Mortgage, and the Depositor has not released any Mortgaged Property from the lien of the related Mortgage, in whole or in part, nor has the Depositor executed an instrument that would effect any such release, cancellation, subordination, or rescission. The Depositor has not released any Mortgagor, in whole or in part, except in connection with an assumption agreement or other agreement approved by the FHA, VA or RHS, as applicable, to the extent such approval was required.

It is understood and agreed that the representations and warranties set forth in this Section 5 shall survive delivery of the respective Mortgage Files to the Custodian and shall inure to the benefit of the Assignee and its assigns notwithstanding any restrictive or qualified endorsement or assignment. Upon the discovery by the Depositor, the Master Servicer or the Trustee of a breach of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other parties to this Agreement, and in no event later than two (2) Business Days from the date of such discovery. It is understood and agreed that the obligations of the Depositor set forth in Section 6 to repurchase a Mortgage Loan constitute the sole remedies available to the Assignee and its assigns on their behalf respecting a breach of the representations and warranties contained in this Section 5.

F-2-4

It is understood and agreed that the Depositor has made no representations or warranties to the Assignee other than those contained in this Section 5, and no other affiliate of the Depositor has made any representations or warranties of any kind to the Assignee.

6. Repurchase of Mortgage Loans.

Upon discovery or notice of any breach by the Depositor of any representation, warranty, or covenant under this Agreement that materially and adversely affects the value of any Mortgage Loan or the interest of the Assignee therein (it being understood that any such defect or breach shall be deemed to have materially and adversely affected the value of the related Mortgage Loan or the interest of the Assignee therein if the Assignee incurs a loss as a result of such defect or breach), the Assignee promptly shall request that the Depositor cure such breach and, if the Depositor does not cure such breach in all material respects within 60 days from the date on which it is notified of the breach, the Assignee may enforce the Depositor’s obligation hereunder to purchase such Mortgage Loan from the Assignee. Notwithstanding the foregoing, however, if such breach is a Qualification Defect, such cure or repurchase must take place within 45 days of the discovery date of such defect.

Except as specifically set forth herein, the Depositor shall have no responsibility to enforce any provision of this Agreement, to oversee compliance hereof, or to take notice of any breach or default thereof.

7. Amendment of the Sale and Servicing Agreement.

In connection with the transfer of the Mortgage Loans hereunder, the Servicer agrees that, from and after the date hereof, each Mortgage Loan transferred hereunder will be subject to, and serviced under, the Sale and Servicing Agreement under which the Mortgage Loans were originally transferred to the Assignor. Notwithstanding anything to the contrary set forth herein, the amended provisions shall apply only to the Mortgage Loans transferred hereunder and any other mortgage loans subject to the Sale and Servicing Agreement shall continue to be serviced under all of the existing provisions of the Sale and Servicing Agreement. For purposes of this Section 7, capitalized terms used herein shall have the meanings assigned to such terms in the Sale and Servicing Agreement. Each reference herein to “Agreement” shall be understood as a reference to the Sale and Servicing Agreement and each reference to “Company” shall be understood as a reference to the Servicer.

(a) Article I of the Sale and Servicing Agreement, shall be amended as follows:

(i) by adding the following new definitions thereto, in alphabetical order:

“FHA/VA/RHS Claims Proceeds: Either (i) the amount of insurance proceeds received from the FHA under the FHA insurance in the event of a default with respect to a Mortgage Loan insured by the FHA, (ii) the amount of proceeds received from the VA under the VA guaranty in the event of a default with respect to a Mortgage Loan guaranteed by the VA or (iii) the amount of proceeds received from RHS under the RHS guaranty in the event of a default with respect to a Mortgage Loan guaranteed by RHS.

F-2-5

“_____ 200_ Securitization Transaction: A Securitization Transaction of certain of the Mortgage Loans by the Purchaser in connection with a securitization thereof to be effected on or about _______, 200_.

“________ 200_ Reconstituted Mortgage Loans: The Mortgage Loans transferred pursuant to the _____ 200_ Securitization Transaction and sent forth on Exhibit I of the GSMC Assignment Agreement and this Agreement.

“Prime Rate: The prime rate of United States money center commercial banks as published in The Wall Street Journal.”

(ii) by amending the definition of “Business Day” by inserting the words “or the master servicer with respect to the ______ 200_ Securitization Transaction” immediately following the words “where the parties” and immediately preceding the words “are located....”

(iii) by deleting the definition of “Monthly Advance” in its entirety and replacing it with the following: “With respect to each Remittance Date, advances of interest and principal required to be made on the Business Day immediately preceding such Remittance Date to cover any shortfall between (i) Monthly Payments for each Mortgage Loan and (ii) the amounts actually collected on account of such Monthly Payments for each such Mortgage Loan during the related Due Period.”

(iv) by deleting the definition of “Scheduled Principal Balance” in its entirety and restating it as follows: “For any Mortgage Loan as of any Due Date subsequent to the cut-off date for the ______ 200_ Securitization Transaction up to and including, the date on which such Mortgage Loan is finally liquidated or repurchased from the Trustee, the scheduled principal balance thereof as of such cut-off date, as reduced by (i) the principal portion of all Monthly Payments due on or before such Due Date, to the extent actually paid by the related Mortgagor or advanced by the Company, or the master servicer or trustee with respect to the ______ 200_ Securitization Transaction, net of any portion thereof that represents principal due on a Due Date occurring on or before the date on which such proceeds were received, and (ii) the principal portion of all Principal Prepayments, including Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and all payoffs received on or before the last day of the Principal Prepayment Period preceding the applicable date of determination.”

(b) Section 4.01 shall be amended by adding the following as a new paragraph at the end thereof: “For the avoidance of doubt and without regard to references herein to any servicing guidelines, all ______ 200_ Reconstituted Mortgage Loans that are (i) insured by FHA shall be serviced in accordance with FHA guidelines, (ii) guaranteed by VA shall be serviced in accordance with VA guidelines and (iii) guaranteed by RHS shall be serviced in accordance with RHS guidelines. The Company shall be required to reimburse the Purchaser for any losses suffered due to loss of FHA, VA or RHS coverage as a result of a failure by the Company to comply with the provisions of this Article IV not later than 60 days following receipt of notice from the Purchaser of any such loss.”

F-2-6

(c) Section 4.04 of the Sale and Servicing Agreement shall be amended by changing each reference to “Mortgage Loan” or Mortgage Loans” to “______ 200_ Reconstituted Mortgage Loan” or “______ 200_ Reconstituted Mortgage Loans.”

(d) In addition, clause (8) of Section 4.04 of the Sale and Servicing Agreement shall be amended by adding the words “without reimbursement” inside the parentheses immediately following the words “out of its funds” and preceding the words “which, when added to all amounts.”

(e) The first sentence of the second paragraph of Section 5.01 of the Sale and Servicing Agreement shall be amended by adding the words “accrued from the Remittance Date to (and including) the date on which such remittance is actually received by the Purchaser” immediately following the words “interest on such late payment. . . ” and preceding the words “at an annual rate equal to. . . ”

(f) Section 5.03 of the Sale and Servicing Agreement shall be further amended by inserting the words “Subject to the provisions of Section 4.02,” at the beginning of the fourth sentence therefor which begins with the words “[T]he Company’s obligation to make such Monthly Advances. . . .”

(g) Section 8.01 of the Sale and Servicing Agreement shall be amended by adding the words “(and if the Mortgage Loans are securitized, Goldman Sachs & Co., GS Mortgage Securities Corp., ________________, in its capacity as trustee for the trust issuing securities backed by the Mortgage Loans, and the entity, if any, acting in the capacity of a master servicer in connection with any securitization)” immediately following the words “. . . indemnify the Purchaser” and preceding the words “and hold it harmless . . .”

(h) Section 8.02 of the Sale and Servicing Agreement shall be amended by deleting in the second paragraph thereof the reference to “Fannie Mae, Freddie Mac, HUD and VA-approved company in good standing” and replacing it with “FHA, VA, RHS, Fannie Mae and Freddie Mac -approved company in good standing.”

(i) Section 8.04 of the Sale and Servicing Agreement shall be amended by adding the following language to the end of the above referenced section: “Notwithstanding anything in this Agreement to the contrary, the Company may, upon thirty (30) days’ notice to the Purchaser, with the written consent of the Purchaser, which consent shall not be unreasonably withheld or delayed by such party and upon written confirmation that the ratings on any securities backed by the Mortgage Loans will not be downgraded, qualified or withdrawn, transfer all or part of the administration and servicing of the Mortgage Loans to any Person that is an institution approved to service loans on behalf of FHA, VA and RHS, has a net worth of not less than $25,000,000, and satisfies the requirements of Section 12.01 with respect to the qualifications of a successor to the Company.”

F-2-7

(j) Notwithstanding anything to the contrary set forth in Sections 4.16 and 6.01 of the Sale and Servicing Agreement, it is understood and agreed that the Company shall determine, in accordance with the servicing standard described in Section 4.01 of the Sale and Servicing Agreement, whether or not to take the actions described in such Sections, and the consent of the Purchaser shall not be required therefor.

8. Continuing Effect.

Except as contemplated hereby, the Sale and Servicing Agreement shall remain in full force and effect in accordance with their respective terms.

9. Governing Law.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF).

EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY OTHER DOCUMENTS AND INSTRUMENTS EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF SUCH PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT.

10. Notices.

Any notices or other communications permitted or required hereunder or under the Sale and Servicing Agreement shall be in writing and shall be deemed conclusively to have been given if personally delivered at or mailed by registered mail, postage prepaid, and return receipt requested or transmitted by telex, telegraph or telecopier and confirmed by a similar mailed writing, to:

Section 12.12 in the case of the Servicer,

Wells Fargo Bank, N.A.
1 Home Campus, MAC #X2401-042
Des Moines, Iowa 50328-0001
Attention: John Brown
Tel: (515) 213-7071
Fax: (515) 213-7121

With a copy to:

F-2-8

Wells Fargo Bank, N.A.
1 Home Campus, MAC #X2401-06T
Des Moines, Iowa 50328-0001
Attention: General Counsel
Tel: (515) 213-4762
Fax: (515) 213-5192

or such address as may hereafter be furnished by the Servicer;

(b) in the case of the Assignee,
[         ]

or such other address as may hereafter be furnished by the Assignee,

(c) in the case of the Depositor,
[         ]

With a copy to:
[         ]

or such other address as may hereafter be furnished by the Depositor, and

(d) in the case of the Master Servicer,

[         ]

or such other address as may hereafter be furnished by the Master Servicer.

11. Counterparts.

This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

12. Definitions.

Any capitalized term used but not defined in this Agreement has the meaning assigned thereto in the Sale and Servicing Agreement.

F-2-9

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

ASSIGNEE:
[         ]

By:	[ ],
not in its individual capacity but solely as Trustee

By:
Name:
Title:

DEPOSITOR:
[         ]

By:
Name:
Title:

Acknowledged by:

SERVICER:
Wells Fargo Bank, N.A.

By:
Name:
Title:

MASTER SERVICER:
[         ]

By:
Name:
Title:

F-2-10

EXHIBIT 1

Mortgage Loan Schedule

F-2-11

EXHIBIT 2

Sale and Servicing Agreement

F-2-12

EXHIBIT G

FORM OF SELLER’S OFFICER’S CERTIFICATE

I, ______________________, hereby certify that I am a duly elected [Vice President] of Wells Fargo Bank, N.A., a national banking association organized under the laws of the United States (the “Company”) and further as follows:

1. Attached hereto as Exhibit A is a true, correct and complete copy of the articles of association of the Company which are in full force and effect on the date hereof.

2. Attached hereto as Exhibit B is a true, correct and complete copy of the by-laws of the Company which are in effect on the date hereof.

3. The execution and delivery by the Company of the Amended and Restated Master Seller’s Warranties and Servicing Agreement, dated as of March 1, 2006 (the “Sale and Servicing Agreement”) and the Custodial Agreement, dated as of October 1, 2004 (the “Custodial Agreement” and, together with the Sale and Servicing Agreement, the “Agreements”) are in the ordinary course of business of the Company.

4. A true and correct copy of the resolutions of the Mortgage Banking Committee of the Board of Directors of the Company authorizing the Company to enter into the Agreements is attached hereto as Exhibit C.

5. Each person who, as an officer or representative of the Company, signed (a) the Sale and Servicing Agreement, or (b) any other document delivered prior hereto or on the date hereof in connection with any transaction described in the Agreements was, at the respective times of such signing and delivery a duly elected or appointed, qualified and acting officer or representative of the Company and the signatures of such persons appearing on such documents are their genuine signatures.

No proceedings for dissolution, merger, consolidation, liquidation, conservatorship or receivership of the Company or for the sale of all or substantially all of its assets is pending, or to my knowledge threatened, and no such proceeding is contemplated by the Company.

G-1

IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Company.

Dated:

By:
Title: Vice President

I, __________________ the Secretary of Wells Fargo Bank, N.A., hereby certify that _______________________ is a duly elected and acting Vice President of the Company and that the signature appearing above is his genuine signature.

IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:         By:

                        Title: Secretary

G-2

EXHIBIT H

PROCESS GUIDELINES

1. Contract

The Purchaser must provide the Company with an Assignment & Assumption Agreement or similar notice with respect to a transfer to Fannie Mae no less than five (5) Business Days prior to the last Business Day of the month of transfer. Such document will confirm that the Mortgage Loans will be serviced in accordance with the Fannie Mae Servicing Guide. Such document must also confirm that Mortgage Loans were sold to Fannie Mae under the special servicing option.

2. Requirements for Fannie Mae sales

(a)
Unless approved by the Company, Mortgage Loans must be delivered to Fannie Mae under an arrangement pursuant to which the Purchaser provides “Recourse (type 1)” to Fannie Mae, as defined under the Fannie Mae Seller/Servicer Guide.

(b)
The Servicing Fee less the Fannie Mae guaranty fee ( the “ Net Servicing Fee”) under the Fannie Mae sale must be equal to or greater than the current Servicing Fee being paid to the Company by the Purchaser. Should the Net Servicing Fee exceed the current Servicing Fee, any excess will be retained by the Company.

(c)
Preparation and recording of any Assignments of Mortgage with respect to the Mortgage Loans, other than as required by the underlying Master Seller’s Warranties and Servicing Agreement, will be the responsibility of the Purchaser.

(d)	Information required to transfer the loans into Fannie Mae must be received no less than five (5) Business Days prior to the last Business Day of the transaction month.

(e)	Information to transfer the loans must be in an Excel file format with the following data fields:

(i) servicer number; (ii) Wells Fargo loan number; (iii) balance sold to Fannie Mae; (iv) Pass-through rate; (v) interest rate; (vi)  interest rate net of the servicing fee rate and guarantee fee rate; (vii) Fannie Mae loan number; (viii) contract or pool number; (ix) if the transaction is an “actual/actual” sale - contract number; and (x) if the transaction is an “actual/actual” sale - date of first payment to Fannie Mae.

(f)	Balances must be verified with the Company before the Mortgage Loan(s) are sold to Fannie Mae.

(g)
The servicer number used to deliver the Mortgage Loan(s) to Fannie Mae must be approved by the Company before the Mortgage Loan(s) are sold. The Company will assess a $500 correction penalty for each pool sold under a different seller/servicer number than what was provided.

(h)	Final purchase advices and/or the 2005 forms must be received by the Company prior to the last Business Day of the transaction month.

(i)	The Purchaser must provide name and contact information of individual authorized to discuss the sale terms. Investor name and broker names need to be provided to the Company.

3. Fees

A one-time set-up fee of $5,000 will be charged to the Purchaser for subsequent sales of Mortgage Loans to Fannie Mae for which recourse is maintained by the Purchaser. Should the Purchaser sell loans to Freddie Mac (standard, not REMIC) an additional setup fee may be charged. The Company will establish one investor number on each of the Company’s related Fidelity clients for those Mortgage Loans sold by the Purchaser to Fannie Mae without recourse.

4. Process Guidelines

(a)
Monthly reporting to the Purchaser on the status of recourse loans will be limited to existing Fidelity delinquency and trial balance reports. Reports will be as of each month-end and will be provided to the Purchaser no later than the twenty (20) days following the related month-end. The Purchaser will provide contact information for monthly reporting, repurchase funding and claim settlement processes.

(b)
For any Mortgage Loans required to be repurchased by the Purchaser from Fannie Mae due to mortgagor credit defaults (rather than administrative, legal or documentation issues), the Company will notify the Purchaser of the total amount due to Fannie Mae for the Mortgage Loan to be repurchased no later than the 3rd Business Day prior to the end of the month of repurchase. The Purchaser will remit same amount, plus a $100 repurchase processing fee to the Company no later than the last Business Day of the repurchase month. A late remittance penalty of prime + 2% will be assessed from the date such remittance was due through the date such remittance was actually made.

(c)	Wiring instructions for repurchases by the Purchaser:

Wells Fargo Bank Iowa N.A.
Des Moines IA
ABA 073000228
Account Number: 7028209
Account Name: Service Holding
ATTN: Jean Schenkelberg, Goldman/Fannie Mae
Telephone: 515-213-4036

(d)
An additional investor number will be established for Mortgage Loans repurchased by the Purchaser. Such investor number will be actual/actual remittance with month-end cutoff. Reports and remittances will be due on the tenth calendar day of each month.

EXHIBIT I

FORM OF FREDDIE MAC AMENDMENT

I-1

EXHIBIT J

FORM OF FANNIE MAE ASSIGNMENT,
ASSUMPTION AND RECOGNITION AGREEMENT

[To be determined at time of Fannie Mae transfer.]

J-1

EXHIBIT K

FORM OF ASSIGNMENT AND CONVEYANCE AGREEMENT

On this ___ day of __________, ____, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Wells Fargo Bank, N.A. (“Company”), as (i) the Seller under that certain Commitment Letter, dated as of ___________, _____ (the “Commitment Letter”), (ii) the Company under that certain Amended and Restated Master Seller’s Warranties and Servicing Agreement, dated as of March 1, 2006 (the “Purchase Agreement” and, together with the Commitment Letter, the “Agreements”) does hereby sell, transfer, assign, set over and convey to Goldman Sachs Mortgage Company (“Purchaser”) as the Purchaser under the Agreements, and the Purchaser hereby accepts from the Company, without recourse, but subject to the terms of the Agreements, all right, title and interest of, in and to the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto as Exhibit A (the “Mortgage Loans”). Pursuant to Section 2.03 of the Purchase Agreement, the Company has delivered the Mortgage Loan Documents to the Custodian. The Mortgage File and the Servicing File for each Mortgage Loan shall be retained by the Company pursuant to Section 2.01 of the Purchase Agreement.

In accordance with Article II of the Purchase Agreement, the Purchaser accepts the Mortgage Loans listed on Exhibit A attached hereto. Notwithstanding the foregoing the Purchaser does not waive any rights or remedies it may have under the Agreements.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement.

[SIGNATURE PAGE FOLLOWS]

K-1

WELLS FARGO BANK, N.A.

By:_________________________________

Name:______________________________

Title:_______________________________

Accepted and Agreed:

GOLDMAN SACHS MORTGAGE COMPANY

By: Goldman Sachs Real Estate

Funding Corp., its General Partner

By:

Name:______________________________

Title:

K-2

EXHIBIT L

FORM OF INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT dated [_______], 200___ (the “Agreement”), between GS Mortgage Securities Corp., a Delaware corporation (the “Depositor”), Goldman Sachs Mortgage Company, a New York limited partnership (“GSMC”), and Wells Fargo Bank, N.A., a national banking association ( “Wells Fargo”).

WITNESSETH:

WHEREAS, Wells Fargo, GSMC and the Depositor are parties to the Assignment, Assumption and Recognition Agreement dated as of _____, 20___ (the “Assignment Agreement”);

WHEREAS, GSMC will sell certain Mortgage Loans to the Depositor pursuant to the Assignment Agreement and such Mortgage Loans are and will continue to be serviced by Wells Fargo pursuant to the Servicing Agreement (as defined herein); and

WHEREAS, as an inducement to the Depositor to enter into the Assignment Agreement, to the Underwriter[s] to enter into the Underwriting Agreement (as defined herein), and to the Initial Purchaser[s] to enter into the Certificate Purchase Agreement (as defined herein), the parties hereto wish to provide for indemnification and contribution on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I DEFINITIONS

Section 1.01 Certain Defined Terms. The following terms shall have the meanings set forth below, unless the context clearly indicates otherwise:

1933 Act: The Securities Act of 1933, as amended.

1934 Act: The Securities Exchange Act of 1934, as amended.

Agreement: This Indemnification Agreement, as the same may be amended in accordance with the terms hereof.

Certificate Purchase Agreement: The Purchase Agreement, dated as of [______], 200___, [among] the Depositor and the Initial Purchaser[s] relating to the Privately Offered Certificates.

Initial Purchaser: Goldman, Sachs & Co., a New York limited partnership, and its successors and assigns.

Offering Circular: The offering circular, dated [_______], 200___, relating to the private offering of the Privately Offered Certificates.

Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Privately Offered Certificates: [__________________], issued pursuant to the Pooling and Servicing Agreement.

Prospectus Supplement: The prospectus supplement, dated [______], 200___, relating to the public offering of the Publicly Offered Certificates.

Publicly Offered Certificates: [______________________________], issued pursuant to the Pooling and Servicing Agreement.

Servicing Agreement: The Amended and Restated Master Seller’s Warranties and Servicing Agreement, dated as of March 1, 2006, between Wells Fargo Bank, N.A. and GSMC.

Underwriters: Goldman, Sachs & Co., a New York limited partnership[, and [____________], a [___________] corporation], and their successors and assigns.

Underwriting Agreement: The Underwriting Agreement, dated as of [________], 200__, [among] the Depositor and the Underwriter[s], relating to the Publicly Offered Certificates.

Wells Fargo Information: All information in the Prospectus Supplement contained under the headings [“The Mortgage Loan Pool—Underwriting Guidelines” and “The Servicers—Wells Fargo Bank, N.A. (including the table immediately following the second paragraph therof)].

Section 1.02 Other Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Pooling and Servicing Agreement.

ARTICLE II REPRESENTATIONS AND WARRANTIES

 Each party hereto represents and warrants that:

                                 (a) it has all requisite organizational power and authority to execute, deliver and perform its obligations under this Agreement;

                                 (b) this Agreement has been duly authorized, executed and delivered by such party; and

(c) assuming the due authorization, execution and delivery by each other party hereto, this Agreement constitutes the legal, valid and binding obligation of such party.

ARTICLE III INDEMNIFICATION

Section 3.01 Indemnification by Wells Fargo.

(a)  Wells Fargo shall indemnify and hold harmless the Depositor, GSMC, [each of] the Underwriter[s], the Initial Purchaser[s], their respective affiliates and their respective directors, officers, partners and each Person, if any, that controls the Depositor, GSMC, such Underwriter or the Initial Purchaser, or such affiliate, within the meaning of either the 1933 Act or the 1934 Act (collectively, the “GS Indemnified Parties”) against any and all losses, claims, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses to which each such GS Indemnified Party may become subject, under the 1933 Act, the 1934 Act or otherwise, to the extent that such losses, claims, damages, penalties, fines, forfeitures, fees, costs, judgments or expenses arise out of or are based upon (1) any untrue statement or alleged untrue statement of any material fact contained in the Prospectus Supplement or any amendment or supplement thereto (provided that such Wells Fargo Information in such amendment or supplement was approved by Wells Fargo), or arise out of or are based upon (2) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, by way of clarification, that clause (2) of this paragraph shall be construed solely by reference to the Wells Fargo Information and not to any other information communicated in connection with the Certificates, without regard to whether the Wells Fargo Information or any portion thereof is presented together with or separately from such other information. Wells Fargo shall in each case reimburse each GS Indemnified Party for any legal or other expenses reasonably incurred by such GS Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability, penalty, fine, forfeiture, or action. Wells Fargo’s liability under this Section 3.01(a) shall be in addition to any other liability that Wells Fargo may otherwise have.

(b) GSMC shall indemnify and hold harmless Wells Fargo, its affiliates and its respective directors, officers, partners and each Person, if any, that controls Wells Fargo or such affiliate, within the meaning of either the 1933 Act or the 1934 Act (collectively, the “Wells Fargo Indemnified Parties”), against any and all losses, claims, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses to which each such Wells Fargo Indemnified Party may become subject, under the 1933 Act, the 1934 Act or otherwise, to the extent that such losses, claims, damages, penalties, fines, forfeitures, fees, costs, judgments or expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Prospectus Supplement, registration statement, prospectus, any private placement memorandum or offering circular, any any computational materials, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, to the extent that such untrue statement or alleged untrue statement or omission or alleged omission relates to information other than that set forth in the Wells Fargo Information, and GSMC shall in each case reimburse such Wells Fargo Indemnified Party for any legal or other expenses reasonably incurred by such Wells Fargo Indemnified Party, in connection with investigating or defending any such loss, claim, damage, liability, penalty, fine, forfeiture, or action. GSMC’s liability under this Section 3.01(b) shall be in addition to any other liability that GSMC may otherwise have.

(c) If the indemnification provided for in this Section 3.01 shall for any reason be unavailable to an indemnified party under this Section 3.01, then the party which would otherwise be obligated to indemnify with respect thereto, on the one hand, and the parties which would otherwise be entitled to be indemnified, on the other hand, shall contribute to the losses claims, damages, penalties, fines, forfeitures, costs, fees, judgments and expenses of the nature contemplated herein and incurred by the parties hereto in such proportions that are appropriate to reflect the relative fault of the Depositor, GSMC, the Underwriter[s], and the Initial Purchaser[s], on one hand, and Wells Fargo, on the other hand, in connection with the applicable misstatements or omissions or alleged misstatements or omissions as well as any other relevant equitable considerations. Notwithstanding the foregoing, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) with respect to the misstatement or omission or alleged misstatement or omission at issue shall be entitled to contribution from any Person that was not guilty of such fraudulent misrepresentation with respect to the misstatement or omission or alleged misstatement or omission at issue.

Section 3.02 Notification; Procedural Matters. Promptly after receipt by an indemnified party under Section 3.01 of notice of any claim or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under Section 3.01, notify the indemnifying party (or other contributing party) in writing of the claim or the commencement of such action; provided, however, that the failure to notify the indemnifying party (or other contributing party) shall not relieve it from any liability which it may have under Section 3.01 except to the extent it has been materially prejudiced by such failure; and provided further, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under Section 3.01. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, the indemnifying party elects to assume the defense thereof, it may participate with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party or parties shall reasonably have concluded that there may be legal defenses available to it or them and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party under this paragraph for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel (plus any local counsel) in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party shall have authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No party shall be liable for contribution with respect to any action or claim settled without its consent, which consent shall not be unreasonably withheld. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel representing the indemnified parties (in addition to any local counsel) separate from its own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

ARTICLE IV GENERAL

Section 4.01 Survival. This Agreement and the obligations of the parties hereunder shall survive the purchase and sale of the Publicly Offered Certificates and the Privately Offered Certificates.

Section 4.02 Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto, each indemnified party and their respective successors and assigns, and no other Person shall have any right or obligation hereunder.

Section 4.03 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflict of laws.

Section 4.04 Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

Section 4.05 Notices. All communications hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Depositor, GSMC, the Underwriter[s], or the Initial Purchaser[s], GS Mortgage Securities Corp., Goldman Sachs Mortgage Company or Goldman, Sachs & Co. c/o Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Structured Products Group/Christopher M. Gething, and (b) in the case of Wells Fargo: Wells Fargo Bank, N.A., 1 Home Campus, Des Moines, IA, 50328-0001, Attention: General Counsel, MAC X2401-06T.

Section 4.06 Submission To Jurisdiction; Waivers.

Each of the parties hereto hereby irrevocably and unconditionally:

(A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS OF WHICH THE OTHER PARTIES HERETO SHALL HAVE BEEN NOTIFIED; AND

(D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized officers as of the date first above written.

GS MORTGAGE SECURITIES CORP.

By:
Name:
Title:

GOLDMAN SACHS MORTGAGE COMPANY, A NEW YORK LIMITED PARTNERSHIP

By: Goldman Sachs Real Estate Funding Corp., its general partner

By:
Name:
Title

WELLS FARGO BANK, N.A.

By:
Name:
Title:

EXHIBIT M

SERVICING CRITERIA TO BE ADDRESSED
IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by [the Company][Name of Subservicer] shall address, as a minimum, the criteria identified below as “Applicable Servicing Criteria”

Reg AB Reference	Servicing Criteria	Applicable Servicing Criteria	Inapplicable Servicing Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.		X
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
X
Cash Collection and Administration
1122(d)(2)(i)
Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X

Reg AB Reference	Servicing Criteria con’t	Applicable Servicing Criteria	Inapplicable Servicing Criteria
Cash Collection and Administration con’t
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
X
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.
X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	X
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)
Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
X

Reg AB Reference	Servicing Criteria con’t	Applicable Servicing Criteria	Inapplicable Servicing Criteria
Pool Asset Administration con’t
1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
X
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	X
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
X
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
X

Reg AB Reference	Servicing Criteria con’t	Applicable Servicing Criteria	Inapplicable Servicing Criteria
Pool Asset Administration con’t
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.		X

EXHIBIT N

SARBANES CERTIFICATE

Re:	The [ ] agreement dated as of [ ], 200[ ] (the “Agreement”), among [IDENTIFY PARTIES]

I, ________________________________, the _______________________ of [Name of Servicer], certify to [the Owner], [the Depositor], and the [Master Servicer] [Securities Administrator] [Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:

(1) I have reviewed the servicer compliance statement of the Servicer provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Servicer’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Servicer during 200[ ] that were delivered by the Servicer to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee] pursuant to the Agreement (collectively, the “Servicer Servicing Information”);

(2) Based on my knowledge, the Servicer Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Servicer Servicing Information;

(3) Based on my knowledge, all of the Servicer Servicing Information required to be provided by the Servicer under the Agreement has been provided to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee];

(4) I am responsible for reviewing the activities performed by the Servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Servicer has fulfilled its obligations under the Agreement; and

(5) The Compliance Statement, the Servicing Assessment and the Attestation Report required to be provided by the Servicer pursuant to the Agreement have been provided to the [Depositor] [Master Servicer]. Any material instances of noncompliance described in such reports have been disclosed to the [Depositor] [Master Servicer]. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Date:
By:
Name:
Title: